The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-235259

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated December 6, 2019)

4,750,000 Beneficial Unit Certificates

Representing Assigned Limited Partnership Interests

We are offering 4,750,000 of our beneficial unit certificates representing assigned limited partnership interests (“Units” or “BUCs”) in America First Multifamily Investors, L.P.  Our Units are traded on the NASDAQ Global Select Market under the symbol “ATAX.”  On September 20, 2021, the last reported sale price of our Units on the NASDAQ Global Select Market was $6.79 per Unit.

Investing in our Units involves a high degree of risk.  You should carefully consider the information under the heading “Risk Factors” beginning on page S-19 of this prospectus supplement and on page 7 of the accompanying prospectus and in the documents incorporated by reference herein, before buying our Units.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us(2)	$	$
1

See “Underwriting” beginning on page S-47 of this prospectus supplement for a description of the compensation payable to the underwriters in connection with this offering, including reimbursement of certain expenses.

2	We estimate the total expenses of this offering will be approximately $ .

We have granted the underwriters the right to purchase up to an additional 712,500 Units at the public offering price, less underwriting discounts and commissions.  The underwriters may exercise this right at any time, in whole or in part, within 30 days following the date of this prospectus supplement.  If the underwriters exercise the option in full, the total underwriting discount payable by us will be $             , and the total proceeds to us, before expenses, will be $            .

The underwriters expect to deliver the Units on or about                 , 2021, subject to customary closing conditions.

RAYMOND JAMES  JMP Securities           JonesTrading

The date of this prospectus supplement is                , 2021.

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in any prospectus supplement were made solely for the benefit of the parties to such agreement and the third-party beneficiaries named therein, if any,

S-i

including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you.  Moreover, such representations, warranties, or covenants were accurate only as of the date when made.  Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts.  The first part is this prospectus supplement, which describes the specific terms of this offering of Units and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein.  The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering.  If there is any inconsistency between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or information incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement which will supersede any such inconsistent information in the accompanying prospectus and the documents incorporated therein.  You should read carefully this prospectus supplement, the accompanying prospectus, and the additional information described below under the heading “Where You Can Find More Information.”

This prospectus supplement is part of a “shelf” registration statement on Form S-3 (File No. 333-235259) that we filed with the Securities and Exchange Commission (“SEC”) on November 26, 2019, and which was declared effective on December 6, 2019.  Under the shelf registration process, we may sell up to $225,000,000 in total aggregate offering price of Units, as described in the accompanying prospectus, in one or more offerings.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by us or on our behalf.  Neither we nor the underwriters have authorized anyone to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.  Neither we nor the underwriters are making an offer to sell or soliciting an offer to buy our Units under any circumstance in any jurisdiction where the offer or solicitation is not permitted.  You should assume that the information contained in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security.  Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks, and trade names owned by us or other companies.  All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Throughout this prospectus supplement and the accompanying prospectus, when we use the terms “we,” “us,” or the “Partnership,” we are referring to America First Multifamily Investors, L.P.  References in this prospectus supplement and the accompanying prospectus to our “General Partner” refer to America First Capital Associates Limited Partnership Two, whose general partner is Greystone AF Manager, LLC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference certain forward-looking statements.  All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus, including statements regarding our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements.  When used, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements.  We have based forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations.  This prospectus supplement and the accompanying prospectus also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data.  This data involves several assumptions and limitations, and you are cautioned not to give undue weight to such estimates.  We have not independently verified the statistical and other industry data generated by independent parties which are contained in this prospectus supplement and the accompanying prospectus and, accordingly, we cannot guarantee their accuracy or completeness.

These forward-looking statements are subject to various risks and uncertainties, including but not limited to those relating to:

•	defaults on the mortgage loans securing our mortgage revenue bonds (“MRBs”) and governmental issuer loans (“GILs”);
•	the competitive environment in which we operate;
•	risks associated with investing in multifamily, student, senior citizen residential properties and commercial properties;
•

changes in business conditions and the general economy, including the current and future impact of the novel coronavirus (“COVID-19”) on business operations, employment, and government-mandated relief and mitigation measures;

•	changes in interest rates;
•	our ability to access debt and equity capital to finance our assets;
•	current maturities of our financing arrangements and our ability to renew or refinance such financing arrangements;
•	potential exercises of redemption rights by the holders of our preferred units;
•	local, regional, national, and international economic and credit market conditions;
•	recapture of previously issued Low Income Housing Tax Credits (“LIHTCs”) in accordance with Section 42 of the Internal Revenue Code (“IRC”);
•	geographic concentration within the MRB and GIL portfolio held by the Partnership; and
•	changes in the U.S. corporate tax code and other government regulations affecting our business.

Other risks, uncertainties, and factors, including those discussed in this prospectus supplement, the accompanying prospectus, or in the reports that we file from time to time with the SEC (such as our Forms 10-K and 10-Q) could cause our actual results to differ materially from those projected in any forward-looking statements we make.  We are not obligated to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.  In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, and those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by any other documents that we subsequently file with the SEC that are incorporated by reference.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus.  It does not contain all of the information you should consider before making an investment decision.  Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and financial statements and related notes included or incorporated by reference herein and therein.

Partnership Overview

The Partnership was formed in 1998 for the primary purpose of acquiring a portfolio of mortgage revenue bonds (“MRBs”) that are issued by state and local housing authorities to provide construction and/or permanent financing for affordable multifamily and commercial properties.  We also invest in governmental issuer loans (“GILs”), which are similar to MRBs, to provide construction financing for affordable multifamily properties.  We generally refer to affordable multifamily and residential properties associated with our MRBs and GILs as “Residential Properties.” We expect and believe the interest received on our MRBs and GILs is excludable from gross income for federal income tax purposes. The Partnership may also invest in other types of securities that may or may not be secured by real estate and may make property loans to multifamily properties which may or may not be financed by MRBs or GILs held by the Partnership, to the extent permitted under the terms of the Partnership’s First Amended and Restated Agreement of Limited Partnership dated September 15, 2015, as further amended (the “Partnership Agreement”). In addition, we may acquire interests in multifamily, student, and senior citizen residential properties (“MF Properties”).

Our general partner is America First Capital Associates Limited Partnership Two (“AFCA 2” or the “General Partner”).  The general partner of AFCA 2 is Greystone AF Manager LLC (“Greystone Manager”), which is an affiliate of Greystone & Co., Inc. (“Greystone & Co.”).  Greystone & Co., together with its affiliated companies (collectively “Greystone”), is a real estate lending, investment, and advisory company with an established reputation as a leader in multifamily and healthcare finance, having ranked as a top Federal Housing Administration (“FHA”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Mortgage Corporation (“Freddie Mac”) lender in these sectors.

The Partnership has been in operation since 1998 and will continue in existence until dissolved in accordance with the terms of the Partnership Agreement.  Our principal executive office is located at 14301 FNB Parkway, Suite 211, Omaha, NE, 68154, and our telephone number is (402) 952-1235.

We maintain a website at www.ataxfund.com, where certain information about us is available.  The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

Our Business Objectives and Strategy

Investment Strategy

Our primary business objective is to generate attractive, risk-adjusted total returns for our unitholders by managing our portfolio of investments.  We are pursuing a business strategy of acquiring additional MRBs, GILs and other investments, as permitted by the Partnership Agreement, on a leveraged basis to increase the amount of cash available for distribution to our unitholders and reduce risk through interest rate hedging.  In allocating our capital and executing our strategy, we seek to balance the risks of owning specific investments with the earnings opportunity on the investment.

We believe there continues to be a significant unmet demand for affordable multifamily and senior citizen residential housing in the United States. Government programs that provide direct rental support to residents have not kept up with demand. Therefore, investment programs such as those pursued by the Partnership, which promote private sector development and support for affordable housing through MRBs, GILs, tax credits and grant funding to developers, have become more prominent. The types of MRBs and GILs in which we invest offer developers of affordable housing a low-cost source of construction and/or permanent debt financing. We plan to continue to invest in additional MRBs and GILs issued to finance affordable multifamily and senior residential housing properties.

In addition, we will continue to evaluate opportunities where an MRB structure can be utilized to fund senior citizen housing projects or skilled nursing facilities. In the senior citizen housing asset class, independent living facilities, assisted living facilities and memory care facilities can all be funded with the same type of private activity bonds that are issued for traditional affordable multifamily housing projects.  We plan to leverage Greystone’s expertise in developing, owning, and managing independent living, assisted living, memory care and skilled nursing properties to evaluate opportunities for MRB investments in these market segments.

We continually assess opportunities to expand and/or reposition our existing portfolio of MRBs and GILs. Our principal objective is to improve the quality and performance of our portfolio of MRBs and GILs and, ultimately, increase the amount of cash available for distribution to our unitholders. We may selectively allow the borrowers of our MRBs to redeem the MRBs prior to the final maturity date. A sale or refinancing of the underlying property will usually be required to effect such a MRB redemption. We may also elect to sell MRBs that have experienced significant appreciation in value. In other cases, we may elect to sell MRBs on properties that are in stagnant or declining markets. The proceeds received from these transactions would be redeployed into other investments consistent with our investment objectives. We anticipate holding our GILs until maturity as the terms are typically for two to four years and have defined forward purchase commitments from servicing companies and Freddie Mac at maturity.  Greystone Servicing Company LLC, an affiliate of the General Partner, has forward committed to purchase six of our GILs.

To facilitate our investment strategy of acquiring additional MRBs, we may also acquire ownership positions in multifamily properties as MF Properties. In many cases, we expect to acquire MRBs on these MF Properties at the time of a restructuring of the MF Property’s ownership. Such restructuring may involve the syndication of LIHTCs in conjunction with property rehabilitation or a sale to a not-for-profit owner that will finance their acquisition and/or rehabilitation by arranging for the issuance of MRBs.

We will also continue to make strategic equity investments in market-rate multifamily residential properties, such as the Vantage Properties, through noncontrolling membership interests in unconsolidated entities. We believe such equity investments diversify our investment portfolio while also providing attractive risk-adjusted returns for our unitholders.

By way of example, the following represent recent investment opportunities in our three main investment classes:

Property name	Residency at the Mayer	Osprey Village	Vantage at Helotes
Investment type	MRB and taxable MRB	GIL and property loan	Noncontrolling equity
Commitment amount	$42 million	$85.5 million	$12.6 million
Location	Los Angeles, CA	Kissimmee, FL (Orlando)	Helotes, TX (San Antonio)
Project details	•One 5-story building •79-LIHTC restricted seniors housing units •10,000 SF retail	•New 383-unit affordable seniors housing •One-, two-, and three-bedroom units	•New 288-unit, Class A, market rate multifamily housing •One-, two-, and three-bedroom units •Clubhouse, resort style amenities, covered parking and on-site storage
Business plan	•Purchase tax-exempt and taxable multifamily housing revenue bonds to provide for acquisition and adaptive reuse financing •Convert existing vacant commercial building into LIHTC multifamily housing	•Purchase tax-exempt multifamily housing revenue note and taxable property loan to provide for construction financing •Convert vacant land into LIHTC multifamily housing	•Provide equity investment to an existing developer partner, Clermont LLC (Vantage) •Construct, lease-up, stabilize and prepare the asset for sale in year 3-5
Financing details	•$29.5 million MRB •$12.5 million taxable MRB •Resize to $18.1 million MRB at conversion	•$60.0 million GIL •$25.5 million property loan •$49.5 million Freddie Mac Tax Exempt Loan permanent loan commitment take-out at closing	•8% preferred return with target multiple of invested capital of 1.6x – 1.8x
Investment date	September 30, 2021 (anticipated)	July 15, 2021	May 7, 2021

During the twelve-month period ended July 31, 2021, we evaluated approximately $4.0 billion of potential investments, of which underwriting was performed for approximately $3.6 billion and originations totaled approximately $460 million.

Year to date through July 2021, we have executed investment commitments to fund five GILs and four property loans totaling $244 million, an investment commitment to fund one MRB totaling $6.9 million, and investment commitments for two unconsolidated entities totaling $28.9 million. In addition, we have four additional investments in unconsolidated entities that are ready to break ground during 2021, inclusive of our previously closed investment commitments for Vantage at Hutto and Vantage at San Marcos. We anticipate total remaining equity commitments for these projects to be approximately $42.1 million. Furthermore, we have executed term sheets for six additional GIL investments and six additional MRB investments, including one seniors housing project and two skilled nursing facilities.

Financing Strategy

We finance our assets with what we believe to be a prudent amount of leverage, the level of which varies from time to time based upon the characteristics of our portfolio, availability of financing, and market conditions. This leverage strategy allows us to generate enhanced returns and lowers our net capital investment, allowing us to make additional investments. We currently obtain leverage on our investments and assets through:

•	Advances on our secured line of credit facilities;
•	Tax-Exempt Bond Securitization (“TEBS”) programs with Freddie Mac;
•	Tender Option Bond (“TOB”) Trust securitizations with Mizuho Capital Markets (“Mizuho”);
•	A Term TOB Trust securitization with Morgan Stanley;
•	Secured notes (“Secured Notes”) issued to Mizuho; and
•	Mortgages payable associated with our MF Properties.

We may utilize other types of secured or unsecured borrowings in the future, including more complex financing structures and diversification of our leverage sources and counterparties.

We refer to our TEBS, TOB, and Term TOB securitizations and our Secured Notes as our “Debt Financings.” The TEBS, TOB and Term TOB securitizations are consolidated variable interest entities (“VIEs”) for financial reporting purposes. These arrangements are structured such that we transfer our assets to an entity, such as a trust or special purpose entity, which then issues senior and residual beneficial interests. The senior beneficial interests are sold to third-party investors in exchange for debt proceeds. We retain the residual beneficial interest which entitles us to certain rights to the securitized assets and to residual cash proceeds. We generally structure our Debt Financings such that principal, interest, and any trust expenses are payable from the cash flows of the secured assets and we are generally entitled to all residual cash flows for our general use. As the residual interest holder, we may be required to make certain payments or contribute certain assets to the VIEs if certain events occur. Such events include, but are not limited to, a downgrade in the investment rating of the senior securities issued by the VIEs, a ratings downgrade of the liquidity provider for the VIEs, increases in short term interest rates beyond pre-set maximums, an inability to re-market the senior securities or an inability to obtain liquidity support for the senior securities. If such an event occurs in an individual VIE, the underlying collateral may be sold and, if the proceeds are not sufficient to pay the principal amount of the senior securities plus accrued interest and other trust expenses, the Partnership will be required to fund any such shortfall. If we do not fund the shortfall, the default and liquidation provisions will be invoked against us.

Our TEBS and Term TOB securitizations with outstanding principal totaling $377.0 million, or 51% of our total Debt Financing as June 30, 2021, are not subject to mark-to-market collateral posting requirements. Under the terms of our TOB Trusts and Secured Notes with Mizuho, we may be required to post cash collateral with Mizuho if the value of our residual interests and other outstanding positions drops below certain thresholds in the aggregate. In addition, if the value of our residual interest in individual TOB Trusts drops below certain required values in relation to the total assets in each trust, a termination event of the financing facility would be triggered which would require the Partnership to purchase a portion or all of the senior interests issued by the trust.

The willingness of leverage providers to extend financing is dependent on various factors such as their underwriting standards, regulatory requirements, available lending capacity, and existing credit exposure to the Partnership. An inability to access debt financing at an acceptable cost may result in adverse effects on our financial condition and results of operations. There can be no assurance that we will be able to finance additional acquisitions of MRBs or other investments through additional Debt Financings. Although the consequences of market and economic conditions and their impact on our ability to pursue our plan to grow through investments in additional MRBs are not fully known, we do not anticipate that our existing assets will be adversely affected in the long-term.

We set target constraints for each type of financing utilized by us. Those constraints are dependent upon several factors, including the assets being leveraged, the tenor of the leverage program, whether the financing is subject to market collateral calls, and the liquidity and marketability of the financing collateral. We use target constraints for each type of financing to manage to an overall maximum 75% leverage level, as established by the Board of Managers of Greystone Manager. The Board of Managers of Greystone Manager retains the right to change the leverage constraint in the future based on the consideration of factors the Board of Managers considers relevant. We calculate our leverage ratio as total outstanding debt divided by total assets using cost adjusted for paydowns for MRBs, GILs, property loans, and taxable MRBs, and initial cost for deferred financing costs and MF Properties. As of June 30, 2021, our overall leverage ratio was approximately 68%.

We actively manage both our fixed and variable rate debt financings and our exposure to changes in market interest rates. Certain leverage sources, such as our TOB Trusts, Secured Notes and one TEBS financing, currently bear interest at variable rates. We may enter into derivative instruments in connection with our risk management activities.  These derivative instruments may include interest rate caps, interest rate swaps, total return swaps, swaptions, futures, options or other available instruments.

In addition to leverage, we may obtain additional capital through the issuance of one or more additional series of preferred units and/or BUCs. We may issue additional series of preferred equity in private placements or public offerings which are registered with the SEC.

Reportable Segments

We have four reportable segments: (1) Mortgage Revenue Bond Investments, (2) Other Investments, (3) MF Properties, and (4) Public Housing Capital Fund Trusts.  Only the Mortgage Revenue Bond Investments, Other Investments, and MF Properties segments had activity for the three and six months ended June 30, 2021.  All activity in the Public Housing Capital Fund Trusts segment ceased with the sale of the Public Housing Capital Trust Fund investments in January 2020.  The Partnership separately reports its consolidation and elimination information because it does not allocate certain items to the segments.

Investment Types

Mortgage Revenue Bonds (“MRBs”)

We invest in MRBs that are issued by state and local governments, their agencies, and authorities to finance the construction or acquisition and rehabilitation of income-producing real estate properties. Each MRB is collateralized by a mortgage on all real and personal property associated with the related property. An MRB is typically a non-recourse obligation of the respective owner of each property and the sole source of the funds to pay principal and interest due on the MRB is the net cash flow generated by the property or the proceeds from a sale or refinancing of the secured property. The MRBs do not constitute an obligation of any state or local government, agency or authority and no state or local government, agency or authority is liable for them, nor is the taxing power of any state or local government pledged to the payment of principal or interest on the MRBs.

We expect and believe that the interest received on our MRBs is excludable from gross income for federal income tax purposes. We primarily invest in MRBs that are senior obligations of the associated properties, though we may also invest in subordinate MRBs. The MRBs predominantly bear interest at fixed interest rates and require regular principal and interest payments on either a monthly or semi-annual basis. The majority of our MRBs have initial contractual terms of 15 years or greater.

As of June 30, 2021, we own 76 MRBs with an aggregate outstanding principal amount of approximately $672.3 million. Our MRBs are owned either directly by the Partnership or by our consolidated variable interest entities (“VIEs”) associated with our debt financing facilities. Our MRBs relate to 68 Residential Properties containing a total of 10,995 rental units located in 14 states in the United States.  One MRB is secured by a mortgage on the ground, facilities, and equipment of a commercial ancillary health care facility in Tennessee. The average debt service coverage ratio for our portfolio of MRBs was approximately 1.35x for the six months ended June 30, 2021.

The four basic types of MRBs which we may acquire as investments are as follows:

1.	Private activity bonds issued under Section 142(d) of the IRC;
2.	Bonds issued under Section 145 of the IRC on behalf of not-for-profit entities qualified under Section 501(c)(3) of the IRC;

3.	Essential function bonds issued by a public instrumentality to finance a multifamily residential property owned by such instrumentality; and
4.	Existing “80/20” bonds that were issued under Section 103(b)(4)(A) of the IRC.

Each of these structures permit the issuance of MRBs under the IRC to finance the construction or acquisition and rehabilitation of affordable rental housing or other not-for-profit commercial property. Under applicable Treasury Regulations, any affordable multifamily residential project financed with tax-exempt MRBs (other than essential function bonds as described in 3 above) must set aside a percentage of its total rental units for occupancy by tenants whose incomes do not exceed stated percentages of the median income in the local area. Those rental units of the multifamily residential project not subject to tenant income restrictions may be rented at market rates (unless there are restrictions otherwise imposed by the bond issuer or a governmental entity). With respect to private activity bonds issued under Section 142(d) of the IRC, the owner of the multifamily residential project must elect, at the time the MRBs are issued, to set aside a minimum of either (i) 20% of the units for tenants making less than 50% of area median income (as adjusted for household size) or (ii) 40% of the units for tenants making less than 60% of the area median income (as adjusted for household size). In addition, if the owner of the multifamily residential project wishes to receive the low income housing tax credits associated with the private activity bonds, they must also restrict the annual rents charged for each set-aside unit to no more than 30% of area median income (as adjusted for both household size and utility allowances). The MRBs that were secured by Residential Properties issued prior to the Tax Reform Act of 1986 (so called “80/20” bonds) require that 20% of the rental units be set aside for tenants whose income does not exceed 80% of the area median income, without adjustment for household size. State and local housing authorities may require additional rent restrictions above those required by Treasury Regulations. There are no Treasury Regulations related to MRBs that are secured by a commercial property.

The borrowers associated with our MRBs are either syndicated partnerships formed to receive allocations of LIHTCs or not-for-profit entities. LIHTC eligible projects are attractive to developers of affordable housing because it helps them raise equity and debt financing. Under the LIHTC program, developers that receive an allocation of private activity bonds will also receive an allocation of federal LIHTCs as a method to encourage the development of affordable multifamily housing. We do not invest in LIHTCs but are attracted to MRBs that are issued in association with federal LIHTC allocations because they bear interest that we expect and believe is exempt from federal income taxes.  To be eligible for federal LIHTCs, a property must either be newly constructed or substantially rehabilitated, and therefore, may be less likely to become functionally obsolete in the near term versus an older property. There are various requirements to be eligible for federal LIHTCs, including rent and tenant income restrictions, which vary by property. Our borrowers that are owned by not-for-profit entities typically have missions to provide affordable multifamily rental units to underserved populations in their market areas.

Governmental Issuer Loans (“GILs”)

We invest in GILs that are issued by state or local governmental authorities to provide construction financing for affordable multifamily properties. Each GIL is collateralized by a mortgage on all real and personal property associated with the related property. A GIL is typically a non-recourse obligation of the respective owner of each property and the sole source of the funds to pay principal and interest due on the GIL is the net cash flow generated by the property or the proceeds from a sale or refinancing of the secured property. The GILs do not constitute an obligation of any government, agency or authority and no unit of government, agency or authority is liable for them, nor is the taxing power of any government pledged to the payment of principal or interest on the GILs. We may commit to provide funding for GILs on a draw-down basis during construction of the related property.

We expect and believe the interest received on our GILs is excludable from gross income for federal income tax purposes. The GILs are senior obligations of the associated Residential Properties and bear interest at variable interest rates. The GILs have initial terms of two to four years and have defined forward purchase commitments from servicing companies and Freddie Mac at maturity. An affiliate of Greystone, Greystone Servicing Company LLC, has provided a forward commitment to purchase six of the Partnership’s GILs once certain conditions are met, at a price equal to the outstanding principal balance plus accrued interest. Greystone Servicing Company LLC will then immediately sell the GILs to Freddie Mac pursuant to a financing commitment between Greystone Servicing Company LLC and Freddie Mac.

As of June 30, 2021, we own seven GILs with an aggregate outstanding principal amount of approximately $130.4 million. Our GILs are owned by our consolidated VIEs associated with our debt financing facilities. Such GILs are related to seven Residential Properties containing a total of 1,267 rental units located in four states in the United States.

The GILs have been issued under Section 142(d) of the IRC and are subject to the same set aside and tenant income restrictions noted in the “Mortgage Revenue Bonds” description above. The borrowers associated with our GILs are syndicated partnerships formed to receive allocations of LIHTCs.

Investments in Unconsolidated Entities

We invest in membership interests in unconsolidated entities (“Vantage Properties”) for the construction of market-rate multifamily real estate properties. We do not have controlling interests in the Vantage Properties and account for the membership interests using the equity method of accounting.  The Partnership earns a return on its membership interests accruing immediately on its contributed capital, which is guaranteed, to an extent and for a period, by an unrelated third party.  The membership interests entitle the Partnership to shares of certain cash flows generated by the Vantage Properties from operations and upon the occurrence of certain capital transactions, such as a refinancing or sale. As of June 30, 2021, we owned membership interests in 11 unconsolidated entities located in four states in the United States.

In addition, we own membership interests in two entities for which we have the option to require each managing member to purchase our membership interests.  We report these two entities on a consolidated basis as consolidated VIEs.  We expect our option to redeem each investment will terminate in the future, at which point the entities will be deconsolidated and reported as investments in unconsolidated entities.

The following table summarizes our return on past Vantage Property investments that were realized upon sale:

Property	State	Year Sold	Units	Multiple of Invested Capital (1)
Vantage at Corpus Christi	TX	2018	288	1.63x
Vantage at Panama City Beach	FL	2019	288	2.34x
Vantage at Boerne	TX	2019	288	2.14x
Vantage at Waco	TX	2020	288	1.40x
Vantage at Germantown	TN	2021	288	1.54x
Vantage at Powdersville	SC	2021	288	1.87x

(1)	Includes preferred return income and gain on sale.

MF Properties

We have and may acquire controlling interests in multifamily, student or senior citizen residential properties. We plan to operate the MF Properties in order to position ourselves for a future investment in MRBs issued to finance the acquisition and/or rehabilitation of the properties by new owners or until the opportunity arises to sell the MF Properties at what we believe is their optimal fair value.

As of June 30, 2021, we owned two MF Properties containing a total of 859 rental units located in Nebraska and California.  Each MF Property is managed by a third party management company.

Property Loans

We have made and may make in the future, taxable property loans which are secured by Residential Properties that are financed by our MRBs and GILs and may make taxable property loans which are unsecured. Such property loans may be made to finance capital improvements, otherwise support property operations, or fund the construction of a property.  As of June 30, 2021, the majority of our property loans and substantially all of our property loan funding commitments share a first mortgage lien with our GIL investments.

PHC Certificates

We previously invested in three Public Housing Capital Fund Trusts’ Certificates (“PHC Certificates”). The PHC Certificates consisted of custodial receipts evidencing loans made to numerous public housing authorities, with principal and interest on these loans payable by the respective public housing authorities out of annual appropriations to the public housing authorities by HUD under HUD’s Capital Fund Program established under the Quality Housing and Work Responsibility Act of 1998 (the “Capital Fund Program”). In January 2020, we sold the PHC Certificates to an unrelated third party and paid off all amounts due on the related debt financing facilities.

General Investment Matters

Our investments in unconsolidated entities and MF Properties are considered “Other Investments” under the terms of our Partnership Agreement. Property loans to borrowers not associated with our MRBs and GILs are also considered Other Investments. We may invest in other types of securities and investments that may or may not be secured by real estate that are also considered Other Investments. We may also invest in “Tax Exempt Investments,” other than our MRBs and GILs, such as the PHC Certificates, under the terms of our Partnership Agreement. Such Tax Exempt Investments must be rated in one of the four highest rating categories by at least one nationally recognized securities rating agency. Under the terms of the Partnership Agreement, the aggregate value of our Other Investments and Tax-Exempt Investments cannot exceed 25% of our assets at the time of acquisition.

Cash Distributions

We currently make quarterly cash distributions to our BUC holders.  The Partnership Agreement allows the General Partner to elect to make cash distributions on a more or less frequent basis, provided that distributions are made at least semi-annually.  Regardless of the distribution period selected, cash distributions to BUC holders must be made within 60 days of the end of each such period.  The amount of any cash distribution is determined by the General Partner and depends on the amount of interest received on our MRBs, GILs and other investments, our financing costs which are affected by the interest rates we pay on our debt financing, the amount of cash held in our reserves, and other factors.  Most recently we declared our second quarter 2021 distribution of $0.11 per BUC that was paid on July 30, 2021 to BUC holders of record as of June 30, 2021.  As of June 30, 2021, there were 60,468,403 BUCs issued and outstanding.

The holders of our Series A Preferred Units representing limited partnership interests ( the “Series A Preferred Units”) are entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 3.00% per annum of the $10.00 per unit purchase price of the Series A Preferred Units, payable quarterly.  The Series A Preferred Units rank senior to our BUCs and our Series B Preferred Units, and rank on parity with our Series A-1 Preferred Units, with respect to the payment of distributions and to any other class or series of Partnership interests or securities expressly designated as ranking junior to the Series A Preferred Units, and junior to any other class or series of Partnership interests or securities expressly designated as ranking senior to the Series A Preferred Units.  Distributions declared on the Series A Preferred Units are payable quarterly in arrears.  As of June 30, 2021, there were 9,450,000 Series A Preferred Units issued and outstanding.

The holders of our Series A-1 Preferred Units representing limited partnership interests (the “Series A-1 Preferred Units”) will be entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 3.00% per annum of the $10.00 per unit purchase price of the Series A-1 Preferred Units, payable quarterly.  The Series A-1 Preferred Units rank senior to our BUCs and our Series B Preferred Units, and rank on parity with our Series A Preferred Units, with respect to the payment of distributions and to any other class or series of Partnership interests or securities expressly designated as ranking junior to the Series A-1 Preferred Units, and junior to any other class or series of Partnership interests or securities expressly designated as ranking senior to the Series A-1 Preferred Units.  Distributions declared on the Series A-1 Preferred Units will be payable quarterly in arrears.  Currently there are no Series A-1 Preferred Units issued and outstanding.

The holders of our Series B Preferred Units representing limited partnership interests (the “Series B Preferred Units”) will be entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 3.40% per annum of the $10.00 per unit purchase price of the Series B Preferred Units, payable quarterly.  The Series B Preferred Units rank senior to our BUCs and junior to our Series A Preferred Units and Series A-1 Preferred Units with respect to the payment of distributions, and junior to any other class or series of Partnership interests or securities expressly designated as ranking senior to the Series B Preferred Units.  Distributions declared on the Series B Preferred Units will be payable quarterly in arrears.  Currently there are no Series B Preferred Units issued and outstanding.

Fees Payable to the General Partner

We are managed by our General Partner, AFCA 2, which is controlled by its general partner, Greystone Manager.  Under the Partnership Agreement, AFCA 2 is entitled to an administrative fee equal to 0.45% per annum of the average outstanding principal balance of any MRBs, GILs, tax-exempt investments or other investment for which an unaffiliated party is not obligated to pay.  See “The Partnership Agreement – Payments to the General Partner – Fees” on page S-29.

Recent Developments

Recent Investment Activity

The following table presents information regarding the investment activity of the Partnership for the six months ended June 30, 2021 and 2020:

Investment Activity	# of transactions	Amount (in 000's)	Retired Debt or Note (in 000's)	Tier 2 income distributable to the General Partner (in 000's) (1)	Notes to the Partnership's condensed consolidated financial statements
For the Three Months Ended June 30, 2021
Mortgage revenue bond advances	2	$6,880	N/A	N/A	6
Governmental issuer loan advances	5	26,474	N/A	N/A	7
Land acquisition for future development	1	1,054	N/A	N/A	8
Investments in unconsolidated entities	2	11,641	N/A	N/A	9
Return of investment in unconsolidated entity upon sale	1	10,736	N/A	$1,366	9
Property loan advances	2	1,859	N/A	N/A	10

For the Three Months Ended March 31, 2021
Mortgage revenue bond advance	1	$2,072	N/A	N/A	6
Mortgage revenue bond redemptions	2	7,385	N/A	N/A	6
Governmental issuer loan advances	6	39,068	N/A	N/A	7
Investments in unconsolidated entities	1	1,426	N/A	N/A	9
Return of investment in unconsolidated entity upon sale	1	10,425	N/A	$702	9
Property loan advances	3	3,000	N/A	N/A	10
Taxable governmental issuer loan advance	1	1,000	N/A	N/A	12

For the Three Months Ended June 30, 2020
Mortgage revenue bond acquisitions	2	$7,475	N/A	N/A	6
Governmental issuer loan advance	1	40,000	N/A	N/A	7
Investment in an unconsolidated entity	1	893	N/A	N/A	9
Return of investment in unconsolidated entity upon sale	1	7,762	N/A	N/A	9
Property loan advance	1	1,668	N/A	N/A	10

For the Three Months Ended March 31, 2020
Mortgage revenue bond redemption	1	$3,103	N/A	N/A	6
PHC Certificates sold	3	43,349	$34,809	N/A	N/A
Investments in unconsolidated entities	3	10,270	N/A	N/A	9

(1)	See “Cash Available for Distribution” in the section captioned “Summary Historical Financial Data” below.

Recent Financing and Derivative Activities

The following table presents information regarding the debt financing, derivatives, preferred units, and partners’ capital activities of the Partnership for the six months ended June 30, 2021 and 2020, exclusive of retired debt amounts listed in the investment activity table above:

Financing, Derivative and Capital Activity	# of transactions	Amount (in 000's)	Secured	Maximum SIFMA Cap Rate	Notes to the Partnership's condensed consolidated financial statements
For the Three Months Ended June 30, 2021
Net borrowing on secured line of credit	1	$6,500	Yes	N/A	15
Proceeds from TOB financings with Mizuho	5	30,983	Yes	N/A	16
Termination of unsecured operating line of credit	1	-	No	N/A	14

For the Three Months Ended March 31, 2021
Net repayment on unsecured lines of credit	5	$7,475	No	N/A	14
Proceeds from TOB financings with Mizuho	5	39,594	Yes	N/A	16

For the Three Months Ended June 30, 2020
Net borrowing on unsecured lines of credit	1	$6,155	No	N/A	14
Proceeds from new TOB Financings with Mizuho	6	91,386	Yes	N/A	16
Repayment of Term TOB & Term A/B Financings with Deutsche Bank	6	51,714	Yes	N/A	16

For the Three Months Ended March 31, 2020
Net repayment on unsecured lines of credit	1	$660	No	N/A	14
Refinancing of The 50/50 Mortgage and TIF loans	2	-	Yes	N/A	17

THE OFFERING

Securities offered by the Partnership	4,750,000 beneficial unit certificates representing assigned limited partnership interests.(1)
BUCs to be outstanding immediately after this offering	65,218,403 BUCs.(2)
Over-allotment option

We have granted the underwriters an option to purchase up to an additional 712,500 BUCs.  This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from this offering for general Partnership purposes, including the acquisition of additional MRBs and other investments meeting our investment criteria and as permitted under the Partnership Agreement, and for general working capital needs.  See “Use of Proceeds” on page S-21 of this prospectus supplement.

Risk factors

Investing in our BUCs involves significant risks.  See “Risk Factors” beginning on page S-19 of this prospectus supplement and on page 7 of the accompanying prospectus, and the documents incorporated by reference herein.

NASDAQ Global Select Market symbol	The BUCs are listed on the NASDAQ Global Select Market under the symbol “ATAX.”
(1)	5,462,500 BUCs if the underwriters exercise their option to purchase additional BUCs in full.
(2)

65,930,903 BUCs if the underwriters exercise their option to purchase additional BUCs in full.  The number of BUCs to be outstanding immediately after this offering, as stated above, is based on 60,468,403 BUCs outstanding as of June 30, 2021, and excludes as of that date 1,587,911 BUCs available for future grants under the America First Multifamily Investors, L.P. 2015 Equity Incentive Plan (the “Equity Incentive Plan”) and 399,136 BUCs awarded under the Equity Incentive Plan but not yet vested.

SUMMARY HISTORICAL FINANCIAL DATA

Summary Financial Data

The following summary historical financial data is derived from the Partnership’s unaudited consolidated financial statements as of and for the three and six months ended June 30, 2021 and 2020, and its audited consolidated financial statements as of December 31, 2020 and 2019 and for the two years ended December 31, 2020.  The Partnership includes the assets, liabilities, and results of operations of the Partnership, our wholly owned subsidiaries and consolidated variable interest entities (“VIEs”).  All significant transactions and accounts between us and the consolidated VIEs have been eliminated in consolidation.

We believe that the unaudited consolidated financial statements from which we have derived the financial data for the three and six month periods ended June 30, 2021 and 2020 include all adjustments, consisting only of normal, recurring adjustments, necessary to present fairly, in all material respects, our results of operations and financial condition as of and for the periods presented.  Financial results for these interim periods are not necessarily indicative of results that may be expected for any other interim period or for any fiscal year. You should read this summary financial data along with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our audited consolidated financial statements and notes thereto that are included in our Annual Report on Form 10-K for the year ended December 31, 2020, and our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 which are incorporated by reference herein.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Investment income	$14,297,626	$12,401,819	$26,685,867	$23,945,242
Property revenues	1,788,173	1,856,954	3,482,697	3,809,201
Contingent interest income	-	-	-	12,043
Other interest income	320,697	219,646	625,420	448,068
Real estate operating expenses	(760,525)	(854,424)	(1,768,365)	(2,029,798)
Provision for credit loss	(900,080)	(464,675)	(900,080)	(1,822,356)
Provision for loan loss	(330,116)	-	(330,116)	-
Impairment charge on real estate assets	-	(25,200)	-	(25,200)
Depreciation and amortization	(684,884)	(712,081)	(1,368,344)	(1,421,519)
Interest expense	(5,358,096)	(4,889,316)	(10,584,571)	(10,907,284)
General and administrative	(3,463,912)	(2,846,371)	(6,749,620)	(5,744,897)
Gain on sale of securities	-	-	-	1,416,023
Gain on sale of investments in unconsolidated entities	5,463,484	-	8,272,590	-
Income before income taxes	10,372,367	4,686,352	17,365,478	7,679,523
Income tax expense	(107,687)	(98,004)	(107,944)	(109,418)
Net income	10,264,680	4,588,348	17,257,534	7,570,105
Redeemable Series A Preferred Unit distributions and accretion	(717,763)	(717,762)	(1,435,526)	(1,435,525)
Net income available to Partners	9,546,917	3,870,586	15,822,008	6,134,580
Less: General Partners interest in net income	1,406,706	38,706	2,143,642	(14,698)
Less: Restricted unitholders interest in net income	25,169	25,485	37,122	30,667
BUC holders' interest in net income	$8,115,042	$3,806,395	$13,641,244	$6,118,611

BUC holdersʼ interest in net income per BUC (basic and diluted):
Net income per BUC, basic and diluted	$0.13	$0.06	$0.22	$0.10
Distributions declared, per BUC	$0.11	$0.06	$0.20	$0.185
Weighted average number of BUCs outstanding, basic	60,576,537	60,545,204	60,633,700	60,649,692
Weighted average number of BUCs outstanding, diluted	60,576,537	60,545,204	60,633,700	60,649,692

	As of or For the Period Ended June 30,
	2021	2020
Mortgage revenue bonds held in trust, at fair value	$760,538,644	$744,663,143
Mortgage revenue bonds, at fair value	$17,451,452	$42,961,828
Governmental issuer loans held in trust	$130,404,790	$40,000,000
Real estate assets, net	$63,330,579	$60,162,394
Investments in unconsolidated entities	$91,790,880	$91,643,668
Total assets	$1,233,985,859	$1,038,489,468
Total debt of continuing operations	$774,997,031	$584,034,957
Cash flows provided by operating activities	$15,563,183	$8,941,230
Cash flows provided by (used in) investing activities	$(56,262,246)	$(3,406,388)
Cash flows provided by (used in) financing activities	$53,577,831	$(11,596,102)
Cash Available for Distribution ("CAD") (1)	$17,005,535	$8,537,243
(1)	See “Cash Available for Distribution” below.

	For the Year Ended December 31,
	2020	2019
Investment income	$47,553,660	$50,222,435
Property revenues	6,986,009	8,081,029
Contingent interest income	12,043	3,045,462
Other interest income	967,338	851,123
Other income	9,518	117,964
Real estate operating expenses	(4,347,441)	(4,473,558)
Provision for credit loss	(7,318,590)	-
Provision for loan loss	(911,232)	-
Impairment charge on real estate assets	(25,200)	(75,000)
Depreciation and amortization	(2,810,073)	(3,091,417)
Interest expense	(21,215,888)	(24,717,294)
General and administrative	(13,027,349)	(15,564,403)
Gain on sale of securities	1,416,023	-
Gain on sale of investments in unconsolidated entities	-	16,141,797
Income before income taxes	7,288,818	30,538,138
Income tax expense	79,990	45,987
Net income	7,208,828	30,492,151
Redeemable Series A Preferred Unit distributions and accretion	(2,871,051)	(2,871,051)
Net income available to Partners	4,337,777	27,621,100
Less: General Partners interest in net income	(32,666)	2,102,874
Less: Restricted unitholders interest in net income	66,235	94,828
BUC holdersʼ interest in net income	$4,304,208	$25,423,398

BUC holdersʼ interest in net income per BUC (basic and diluted):
Net income, basic and diluted, per BUC	$0.07	$0.42
Distributions declared, per BUC	$0.305	$0.500
Weighted average number of BUCs outstanding, basic	60,606,989	60,551,775
Weighted average number of BUCs outstanding, diluted	60,606,989	60,551,775

	As of or For the Years Ended December 31,
	2020	2019
Mortgage revenue bonds held in trust, at fair value	$768,468,644	$743,587,715
Mortgage revenue bonds, at fair value	$25,963,841	$30,009,750
Governmental issuer loans held in trust	$64,863,657	$-
Public housing capital fund trust certificates, at fair value	$-	$43,349,357
Real estate assets, net	$59,041,202	$61,559,963
Investments in unconsolidated entities	$106,878,570	$86,981,864
Total assets	$1,175,247,879	$1,029,168,508
Total debt of continuing operations	$707,417,512	$576,199,667
Cash flows provided by operating activities	$15,841,497	$17,994,249
Cash flows provided by (used in) investing activities	$(38,143,016)	$23,192,923
Cash flows provided by (used in) financing activities	$102,106,124	$(31,269,802)
Cash Available for Distribution ("CAD") (1)	$15,766,220	$34,388,377
(1)	See “Cash Available for Distribution” below.

Cash Available for Distribution

The Partnership believes that Cash Available for Distribution (“CAD”) provides relevant information about the Partnership’s operations and is necessary, along with net income, for understanding its operating results.  To calculate CAD, the Partnership begins with net income as computed in accordance with GAAP and adjusts for non-cash expenses consisting of depreciation expense, amortization expense related to deferred financing costs, amortization of premiums and discounts, non-cash interest rate derivative expense or income, provisions for credit and loan losses, impairments on MRBs, GILs, PHC Certificates, real estate assets and property loans, deferred income tax expense (benefit) and restricted unit compensation expense. The Partnership also deducts Tier 2 income (see Note 3 to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021) distributable to the General Partner as defined in the Partnership Agreement and Series A Preferred Unit distributions and accretion.  Furthermore, the Partnership will deduct from net income distributions and accretion related to Series A-1 Preferred Units and Series B Preferred Units, if and when issued, in the calculation of CAD.  Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and the Partnership’s computation of CAD may not be comparable to CAD reported by other companies.  Although the Partnership considers CAD to be a useful measure of the Partnership’s operating performance, CAD is a non-GAAP measure that should not be considered as an alternative to net income calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.

The table below shows the calculation of CAD (and a reconciliation of the Partnership’s GAAP net income to CAD) for the three and six months ended June 30, 2021 and 2020:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$10,264,680	$4,588,348	$17,257,534	$7,570,105
Change in fair value of derivatives and interest rate derivative amortization	9,494	(93,647)	2,043	(118,848)
Depreciation and amortization expense	684,884	712,081	1,368,344	1,421,519
Provision for credit loss (1)	900,080	464,675	900,080	1,822,356
Provision for loan loss (2)	330,116	-	330,116	-
Reversal of impairment on securities (3)	-	-	-	(1,902,979)
Impairment charge on real estate assets	-	25,200	-	25,200
Amortization of deferred financing costs	247,997	432,118	454,383	791,026
Restricted unit compensation expense	190,970	296,268	269,084	335,336
Deferred income taxes	(19,442)	(960)	(35,670)	(31,881)
Redeemable Series A Preferred Unit distribution and accretion	(717,763)	(717,762)	(1,435,526)	(1,435,525)
Tier 2 (Income distributable) Loss allocable to the General Partner (4)	(1,365,870)	-	(2,068,147)	80,501
Bond purchase premium (discount) amortization (accretion), net of cash received	(18,185)	(5,761)	(36,706)	(19,567)
Total CAD	$10,506,961	$5,700,560	$17,005,535	$8,537,243

Weighted average number of BUCs outstanding, basic	60,576,537	60,545,204	60,633,700	60,649,692
Net income per BUC, basic	$0.13	$0.06	$0.22	$0.10
Total CAD per BUC, basic	$0.17	$0.09	$0.28	$0.14
Distributions declared, per BUC	$0.11	$0.06	$0.20	$0.185
(1)	The provision for credit loss for the three and six months ended June 30, 2021 and 2020 relates to impairment of the Provision Center 2014-1 MRB.
(2)	The provision for loan loss for the three and six months ended June 30, 2021 relates to impairment of the Live 929 Apartments property loan.
(3)

This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the PHC Certificates. Such adjustments were reversed in the first quarter of 2020 upon the sale of the PHC Certificates in January 2020.

(4)

As described in Note 3 to the Partnership’s condensed consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents the 25% of Tier 2 income due to the General Partner.

For the six months ended June 30, 2021, Tier 2 income allocable to the general partner consisted of approximately $703,000 related to the gain on sale of the Partnership’s investment in Vantage at Germantown in March 2021 and approximately $1.4 million related to the gain on sale of the Partnership’s investment in Vantage at Powdersville in May 2021. For the six months ended June 30, 2020, Tier 2 income was due to the gain on sale of the PHC Certificates, net of prior impairments recorded.

The table below shows the calculation of CAD (and a reconciliation of the Partnership’s GAAP net income to CAD) for the years ended December 31, 2020 and 2019:

	For the Years Ended December 31,
	2020	2019
Net income	$7,208,828	$30,492,151
Change in fair value of derivatives and interest rate derivative amortization	(116,899)	499,835
Depreciation and amortization expense	2,810,073	3,091,417
Provision for credit loss (1)	7,318,590	-
Provision for loan loss (2)	911,232	-
Reversal of impairment on securities (3)	(1,902,979)	-
Impairment charge on real estate assets	25,200	75,000
Amortization of deferred financing costs	1,450,398	1,713,534
Restricted unit compensation expense	1,017,938	3,636,091
Deferred income taxes	(105,920)	(149,874)
Redeemable Series A Preferred Unit distribution and accretion	(2,871,051)	(2,871,051)
Tier 2 (Income distributable) Loss allocable to the General Partner (4)	80,501	(2,018,202)
Bond purchase premium (discount) amortization (accretion), net of cash received	(59,691)	(80,524)
Total CAD	$15,766,220	$34,388,377

Weighted average number of BUCs outstanding, basic	60,606,989	60,551,775
Net income per BUC, basic	$0.07	$0.42
Total CAD per BUC, basic	$0.26	$0.57
Distributions declared, per BUC	$0.305	$0.500
(1)	The provision for credit loss for 2020 consists of impairments of approximately $3.5 million for the Live 929 Apartments MRB and approximately $3.9 million for the Provision Center 2014-1 MRB.
(2)	The provision for loan loss relates to impairment of the Live 929 Apartments property loan.
(3)

This amount represents previous impairments recognized as adjustments to CAD in prior periods related to the PHC Certificates. Such adjustments were reversed in the first quarter of 2020 upon the sale of the PHC Certificates in January 2020.

(4)

As described in Note 3 to the Partnership’s consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the limited partners and BUC holders, as a class, and 25% to the General Partner. This adjustment represents the 25% of Tier 2 income due to the General Partner.

For 2020, Tier 2 loss allocable to the general partner related to the sale of the PHC Certificates.  For 2019, Tier 2 income consisted of $3.0 million of contingent interest realized on the redemption of the Vantage at Brooks, LLC property loan in January 2019 and a $10.5 million gain on sale related to the Partnership’s investment in Vantage at Panama City Beach in September 2019.

RISK FACTORS

Investing in our Units involves significant risks, some of which are described below.  You should carefully consider these risks, as well as the other information in this prospectus supplement and the accompanying prospectus, and any free writing prospectus authorized in connection with this offering, including documents incorporated by reference, such as our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, and in other documents that we have filed or subsequently file with the SEC that are incorporated by reference, before deciding whether to invest in our Units.  Each of the risk factors could adversely affect our business, operating results, and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.  Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.  Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

You will experience immediate dilution in the net tangible book value of the Units you purchase in this offering, and you may experience additional dilution in the future.

Because the price per Unit of the Units being offered is higher than the net tangible book value per Unit of our Units, you will incur immediate dilution in the net tangible book value of the Units you purchase in this offering.  After giving effect to the sale by us of up to              Units offered in this offering at a public offering price of $       per Unit, and after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $       per Unit. The settlement of outstanding restricted unit awards granted under the Equity Incentive Plan would result in further dilution of your investment.  Further, additional Units that we may issue in the future could result in there being a significant number of additional Units outstanding, resulting in additional dilution to our unitholders.

Future sales or the possibility of future sales of our Units may depress the market price of our Units.

Sales in the public market of substantial amounts of our Units could depress prevailing market prices of our Units.  As of June 30, 2021 approximately 60.5 million Units were outstanding.  The sale of Units in this offering, or the perception that such sales may occur, could depress the market price of our Units.

As of June 30, 2021, there were 399,136 Units which may be issued upon the settlement of restricted unit awards granted under our Equity Incentive Plan, and we anticipate that we will continue to issue restricted unit awards to our executive officers and the managers of Greystone Manager (who effectively act as our board of directors) in the fiscal year ended December 31, 2021 and thereafter.  If, and when, these restricted unit awards vest, such Units generally will be available for sale in the open market without further registration under the Securities Act.  The existence of these outstanding restricted unit awards may negatively affect our ability to complete future equity financings at acceptable prices and on acceptable terms.  The settlement of the restricted unit awards, and the prompt resale of Units received, may also result in downward pressure on the price of our Units.

Our management will have broad discretion as to the use of proceeds from this offering.

We currently intend to use the net proceeds from the sale of the Units in this offering for general Partnership purposes, including the acquisition of additional MRBs, GILs and other investments meeting our investment criteria and as permitted under the Partnership Agreement, and general working capital needs and administrative expenses.  Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds.  We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return.  If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our Units.

Our Units are listed on the NASDAQ Global Select Market and broad market fluctuations could negatively impact the market price of our Units.

Our Units are listed on the NASDAQ Global Select Market under the symbol “ATAX.”  The price of our Units may fluctuate significantly.  Further, the market price of our Units may be volatile.  In addition, trading volume of our Units may fluctuate and cause significant price variations to occur.  We cannot assure you that the market price of our Units will not fluctuate or decline significantly in the future.  Some of the factors that could affect our Unit price or result in fluctuations in the price or trading volume of our Units include:

•	actual or anticipated variations in our quarterly operating results;
•	changes in our operations or earnings estimates or publication of research reports about us or the real estate finance industry;
•	changes in market valuations of similar companies;
•	increases in market interest rates that lead purchasers of our Units to demand a higher yield;
•	adverse market reaction to any increased indebtedness we incur in the future;
•	additions or departures of key management personnel;
•	actions by institutional investors;
•	speculation in the press or investment community;
•	the realization of any of the other risk factors presented in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein;
•	the extent of investor interest in our securities;
•	the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate finance companies;
•	our underlying asset value;
•	investor confidence in the stock and bond markets, generally;
•	changes in tax laws;
•	future equity issuances;
•	failure to meet income estimates; and
•	general market and economic conditions.

In the past, class-action litigation has often been instituted against companies following periods of volatility in the price of their equity securities.  This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow, and trading price of our Units.

Certain rights of our BUC holders are limited by and subordinate to the rights of the holders of our Series A Preferred Units and, if issued, our Series A-1 Preferred Units and Series B Preferred Units, and these rights may have a negative effect on the value of the BUCs.

The holders of our Series A Preferred Units and, if issued, our Series A-1 Preferred Units and Series B Preferred Units, and any other class or series of Partnership interests or securities we may issue in the future that are expressly designated as ranking senior to the BUCs, have rights with respect to anticipated quarterly distributions and rights upon liquidation, dissolution, or the winding-up of the Partnership’s affairs which are senior to those of the holders of BUCs.  In addition, upon a liquidation of the Partnership, lenders with respect to our borrowings will be entitled to receive our available assets prior to any distributions to the holders of our preferred units and BUCs.  The holders of our preferred units also have the right to have their units redeemed by the Partnership under certain circumstances.  The existence of these senior rights and preferences may have a negative effect on the value of the BUCs.  The rights of the holders of the Series A Preferred Units, Series A-1 Preferred Units, and Series B Preferred Units are more fully set forth in our Partnership Agreement.  See “The Partnership Agreement – Issuance of Partnership Securities” beginning on page S-24 below.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our Units in this offering will be approximately $             , or approximately $              if the underwriters exercise their option to purchase additional Units in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us as described in “Underwriting” beginning on page S-47 below.

We currently intend to use the net proceeds from the sale of Units in this offering for general Partnership purposes, including the acquisition of additional MRBs, GILs, Vantage Properties, and other investments meeting our investment criteria and as permitted under the Partnership Agreement, and general working capital needs and administrative expenses.  Pending these uses, we will have broad discretion in the way that we use the net proceeds of this offering.

We will retain broad discretion over the use of the net proceeds from the sale of the Units offered hereby.  Accordingly, we reserve the right to use these proceeds for different purposes or uses which we have not listed above.  See “Risk Factors – Risks Related to this Offering – Our management will have broad discretion as to the use of proceeds from this offering.”

Until we use the net proceeds of this offering, we intend to invest the funds in investment grade, interest-bearing securities or hold such proceeds in deposit accounts.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2021:

•	on a consolidated historical basis; and
•	as adjusted to reflect the issuance and sale of all the Units in this offering and the application of the net proceeds from this offering as described in “Use of Proceeds.”

You should read the Partnership’s financial statements and the notes thereto that are incorporated by reference into this prospectus for additional information.

	As of June 30, 2021
(dollars in thousands)	Historical (Unaudited)	As Adjusted (Unaudited)
Cash and cash equivalents	$52,065	$
Long-term debt:
Credit facility	6,500	6,500
Other long-term debt, including current portion	768,497	768,497
Total long-term debt	774,997	774,997
Series A Preferred Units (9,450,000 units issued and outstanding as of June 30, 2021), net of issuance costs	94,441	94,441
Series A-1 Preferred Units (zero units issued and outstanding as of June 30, 2021)	-	-
Series B Preferred Units (zero units issued and outstanding as of June 30, 2021)	-	-
Partners’ Capital:
General Partner	809	809
Beneficial Unit Certificate holders (60,468,403 units issued and outstanding as of June 30, 2021, and units outstanding as of June 30, 2021, as adjusted), net of issuance costs	344,988
Total Partners’ Capital	345,797
Total Capitalization	$1,215,235	$

THE PARTNERSHIP AGREEMENT

General

The rights and obligations of holders of our BUCs, as well as our Series A Preferred Units, Series A-1 Preferred Units, and Series B Preferred Units (collectively, the “Preferred Units”), and the General Partner are set forth in the Partnership Agreement.  The following is a summary of the material provisions of the Partnership Agreement.  This summary does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the Partnership Agreement, which is incorporated by reference into the registration statement of which this prospectus forms a part.  We will provide prospective investors with a copy of the Partnership Agreement upon request at no charge.

Organization and Duration

The Partnership was organized in 1998 and has a perpetual existence.

Purpose

The purpose of the Partnership under the Partnership Agreement is to engage directly in, or enter into or form, hold, and dispose of any corporation, partnership, joint venture, limited liability company, or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under the Delaware LP Act, and do anything necessary or appropriate to the foregoing.  In this regard, the purpose of the Partnership includes, without limitation, the acquisition, holding, selling, and otherwise dealing with MRBs and other instruments backed by multifamily residential properties, and other investments as determined by the General Partner.

Management

Management by General Partner

Under the terms of the Partnership Agreement, the General Partner has full, complete, and exclusive authority to manage and control the business affairs of the Partnership.  Such authority specifically includes, but is not limited to, the power to (i) acquire, hold, refund, reissue, remarket, securitize, transfer, foreclose upon, sell or otherwise deal with the investments of the Partnership, (ii) issue additional units of partnership interest and other Partnership securities, borrow money, and issue evidences of indebtedness, (iii) apply the proceeds from the sale or the issuance of additional Units or other Partnership securities to the acquisition of additional MRBs (and associated taxable mortgages) and other types of investments meeting the Partnership’s investment criteria, (iv) issue options, warrants, rights, and other equity instruments relating to Units under employee benefit plans and executive compensation plans maintained or sponsored by the Partnership and its affiliates, (v) issue Partnership securities in one or more classes or series with such designations, preferences, rights, powers, and duties, which may be senior to existing classes and series of Partnership securities, including BUCs, and (vi) engage in spin-offs and other similar transactions, and otherwise transfer or dispose of Partnership assets pursuant to such transactions.  The Partnership Agreement provides that the General Partner and its affiliates may and shall have the right to provide goods and services to the Partnership subject to certain conditions.  The Partnership Agreement also imposes certain limitations on the authority of the General Partner, including restrictions on the ability of the General Partner to dissolve the Partnership without the consent of a majority in interest of the limited partners.

Other than certain limited voting rights discussed under “– Voting Rights of Unitholders,” the BUC holders do not have any authority to transact business for, or participate in the management of, the Partnership.  The only recourse available to BUC holders in the event that the General Partner takes actions with respect to the business of the Partnership with which BUC holders do not agree is to vote to remove the General Partner and admit a substitute general partner.  See “– Withdrawal or Removal of the General Partner” below.  Holders of our Preferred Units have no voting rights, except for limited voting rights discussed below under “– Voting Rights of Unitholders.”

Change of Management Provisions

The Partnership Agreement contains provisions that are intended to discourage any person or group from attempting to remove the General Partner or otherwise changing the Partnership’s management, and thereby achieve a takeover of the Partnership, without first negotiating such acquisition with the Board of Managers of Greystone.  In this regard, the Partnership Agreement provides that if any person or group (other than the General Partner and its affiliates) acquires beneficial ownership of 20% or more of any class of Partnership securities (including BUCs), that person or group loses voting rights with respect to all of his, her, or its securities and such securities will not be considered “outstanding” for voting or notice purposes, except as required by law.  This loss of voting rights will not apply to any person or group that acquires the securities from the General Partner or its affiliates and any transferees of that person or group approved by the General Partner, or to any person or group who acquires the securities with the prior approval of the Board of Managers of Greystone.

In addition, the Partnership Agreement provides that, under circumstances where the General Partner withdraws without violating the Partnership Agreement or is removed by the BUC holders without cause, the departing General Partner will have the option to require the successor general partner to purchase the general partner interest of the departing General Partner and its general partner distribution rights for their fair market value.  See “– Withdrawal or Removal of the General Partner” below.

Issuance of Partnership Securities

General

As of the date of this prospectus supplement, other than the interest of the General Partner in the Partnership, our only outstanding Partnership securities are the BUCs and the Series A Preferred Units.  Under the Partnership Agreement, the Partnership is authorized to issue Series A-1 Preferred Units and Series B Preferred Units, but as of the date of this prospectus supplement, no Series A-1 Preferred Units or Series B Preferred Units are issued and outstanding.  The Partnership Agreement provides that the General Partner may cause the Partnership to issue additional Units from time to time on such terms and conditions as it shall determine.  In addition, subject to certain approval rights of the holders of Preferred Units for issuances adversely affecting the Preferred Units, the Partnership Agreement authorizes the General Partner to issue additional limited partnership interests and other Partnership securities in one or more classes or series with such designations, preferences, rights, powers, and duties, which may be senior to existing classes and series of Partnership securities, including BUCs, as determined by the General Partner without the approval of unitholders.

It is possible that we will fund acquisitions of our investments and other business operations through the issuance of additional BUCs, Preferred Units, or other equity securities.  Neither the holders of our BUCs nor our Preferred Units have preemptive rights to acquire additional BUCs, Preferred Units, or other Partnership securities.  All limited partnership interests issued pursuant to and in accordance with the Partnership Agreement are considered fully paid and non-assessable limited partnership interests in the Partnership.

BUCs

Our BUCs are beneficial unit certificates that represent assignments by the initial limited partner of its entire limited partner interest in the Partnership. Although BUC holders will not be limited partners of the Partnership and have no right to be admitted as limited partners, they will be bound by the terms of the Partnership Agreement and will be entitled to the same economic benefits, including the same share of income, gains, losses, deductions, credits, and cash distributions, as if they were limited partners of the Partnership.

The BUCs are issued in registered form only and, except as noted below, are freely transferable.  The BUCs are listed on the NASDAQ Global Select Market under the symbol “ATAX.”

A purchaser of BUCs will be recognized as a BUC holder for all purposes on the books and records of the Partnership on the day on which the General Partner (or other transfer agent appointed by the General Partner) receives satisfactory evidence of the transfer of the BUCs.  All BUC holder rights, including voting rights, rights to receive distributions, and rights to receive reports, and all allocations in respect of BUC holders, including allocations of income and expenses, will vest in, and be allocable to, BUC holders as of the close of business on such day.  American Stock Transfer & Trust Company, LLC, of New York, New York has been appointed by the General Partner to act as the registrar and transfer agent for the BUCs.

In addition, the Partnership Agreement grants the General Partner the authority to take such action as it deems necessary or appropriate, including action with respect to the manner in which BUCs are being or may be transferred or traded, in order to preserve the status of the Partnership as a partnership for federal income tax purposes or to ensure that limited partners (including BUC holders) will be treated as limited partners for federal income tax purposes.

Series A Preferred Units

Holders of the Series A Preferred Units are entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 3.00% per annum of the $10.00 per unit purchase price of the Series A Preferred Units, payable quarterly.  In the event of any liquidation, dissolution, or winding up of the Partnership, the holders of the Series A Preferred Units are entitled to a liquidation preference in connection with their investments in an amount equal to $10.00 per Series A Preferred Unit, plus an amount equal to all distributions declared and unpaid thereon to the date of final distribution.

With respect to anticipated quarterly distributions and rights upon liquidation, dissolution, or the winding-up of the Partnership’s affairs, the Series A Preferred Units rank senior to the BUCs, the Series B Preferred Units, and to any other class or series of Partnership interests or securities expressly designated as ranking junior to the Series A Preferred Units, on parity with the Series A-1 Preferred Units, and junior to any other class or series of Partnership interests or securities expressly designated as ranking senior to the Series A Preferred Units.  The Series A Preferred Units have no stated maturity, are not subject to any sinking fund requirements, and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership.

Upon the sixth anniversary of the closing of the sale of Series A Preferred Units to a holder thereof, and upon each anniversary thereafter, each holder of Series A Preferred Units will have the right to redeem, in whole or in part, the Series A Preferred Units held by such holder at a per unit redemption price equal to $10.00 per unit plus an amount equal to all declared and unpaid distributions.  In addition, for a period of 60 days after any date on which the General Partner determines that the ratio of the aggregate market value of the issued and outstanding BUCs as of the close of business, New York time, on any date to the aggregate value of the issued and outstanding Series A Preferred Units and Series A-1 Preferred Units, as shown on the Partnership’s financial statements, on that same date has fallen below 1.0 and has remained below 1.0 for a period of 15 consecutive business days, each holder of Series A Preferred Units will have the right, but not the obligation, to cause the Partnership to redeem, in whole or in part, the Series A Preferred Units held by such holder at a per unit redemption price equal to $10.00 per unit plus an amount equal to all declared and unpaid distributions.

Upon the sixth anniversary of the closing of the sale of Series A Preferred Units to a holder thereof, and upon each anniversary thereafter, the General Partner has the right to redeem such Series A Preferred Units, in whole or in part, from any source of funds legally available for such purpose.

The Partnership does not intend in the future to issue any additional units of the currently existing series of preferred units designated as “Series A Preferred Units,” although the Partnership may, in the future, create and issue units of one or more new sub-series of Series A Preferred Units.

Holders of Series A Preferred Units have no voting rights except for limited voting rights relating to issuances of Partnership securities adversely affecting the Series A Preferred Units and the issuance of any Partnership securities that rank senior to the Series A Preferred Units as to distribution rights and/or as to rights on liquidation, winding-up, and dissolution of the Partnership.

Series A-1 Preferred Units

Holders of the Series A-1 Preferred Units will be entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 3.00% per annum of the $10.00 per unit purchase price of the Series A-1 Preferred Units, payable quarterly.  In the event of any liquidation, dissolution, or winding up of the Partnership, the holders of the Series A-1 Preferred Units will be entitled to a liquidation preference in connection with their investments in an amount equal to $10.00 per Series A-1 Preferred Unit, plus an amount equal to all distributions declared and unpaid thereon to the date of final distribution.

With respect to anticipated quarterly distributions and rights upon liquidation, dissolution, or the winding-up of the Partnership’s affairs, the Series A-1 Preferred Units rank senior to the BUCs, the Series B Preferred Units, and to any other class or series of Partnership interests or securities expressly designated as ranking junior to the Series A-1 Preferred Units, on parity with the Series A Preferred Units, and junior to any other class or series of Partnership interests or securities expressly designated as ranking senior to the Series A-1 Preferred Units.  The Series A-1 Preferred Units have no stated maturity, are not subject to any sinking fund requirements, and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership.

Upon the sixth anniversary of the closing of a holders purchase of Series A-1 Preferred Units by a holder thereof, and upon each anniversary thereafter, each holder of Series A-1 Preferred Units will have the right to redeem, in whole or in part, the Series A-1 Preferred Units held by such holder at a per unit redemption price equal to $10.00 per unit plus an amount equal to all declared and unpaid distributions.  In addition, for a period of 60 days after any date on which the General Partner determines that the ratio of the aggregate market value of the issued and outstanding BUCs as of the close of business, New York time, on any date to the aggregate value of the issued and outstanding Series A Preferred Units and Series A-1 Preferred Units, as shown on the Partnership’s financial statements, on that same date has fallen below 1.0 and has remained below 1.0 for a period of 15 consecutive business days, each holder of Series A-1 Preferred Units will have the right, but not the obligation, to cause the Partnership to redeem, in whole or in part, the Series A-1 Preferred Units held by such holder at a per unit redemption price equal to $10.00 per unit plus an amount equal to all declared and unpaid distributions.

Upon the sixth anniversary of the closing of the sale of Series A-1 Preferred Units to a holder thereof, and upon each anniversary thereafter, the General Partner has the right to redeem such Series A-1 Preferred Units, in whole or in part, from any source of funds legally available for such purpose.

No Series A-1 Preferred Units shall be issued by the Partnership if the sum of the original Series A Preferred Units purchase price for all issued and outstanding Series A Preferred Units, plus the original Series A-1 Preferred Units purchase price for all issued and outstanding Series A-1 Preferred Units, inclusive of the Series A-1 Preferred Units intended to be issued by the Partnership to the purchaser of Series A-1 Preferred Units, will exceed $150,000,000 on the date of issuance.

Holders of Series A-1 Preferred Units will have no voting rights except for limited voting rights relating to issuances of Partnership securities adversely affecting the Series A-1 Preferred Units and the issuance of any Partnership securities that rank senior to the Series A-1 Preferred Units as to distribution rights and/or as to rights on liquidation, winding-up, and dissolution of the Partnership.

As of the date of this prospectus, there are no Series A-1 Preferred Units issued and outstanding.

Series B Preferred Units

Holders of the Series B Preferred Units will be entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 3.40% per annum of the $10.00 per unit purchase price of the Series B Preferred Units, payable quarterly.  In the event of any liquidation, dissolution, or winding up of the Partnership, before any payment or distribution of the assets of the Partnership shall be made to or set apart for the holders of any other class or series of limited partnership interest ranking junior to the Series B Preferred Units, the holders of the Series B Preferred Units will be entitled to a liquidation preference in connection with their investments in an amount equal to $10.00 per Series B

Preferred Unit, plus an amount equal to all distributions declared and unpaid thereon to the date of final distribution.

With respect to anticipated quarterly distributions and rights upon liquidation, dissolution, or the winding-up of the Partnership’s affairs, the Series B Preferred Units rank senior to the BUCs and to any other class or series of Partnership interests or securities that is not expressly made senior to or on parity with the Series B Preferred Units, and junior to our Series A Preferred Units, Series A-1 Preferred Units, and any other class or series of Partnership interests or securities expressly designated as ranking senior to the Series B Preferred Units.  The Series B Preferred Units have no stated maturity, are not subject to any sinking fund requirements, and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership.

Upon the eighth anniversary of the closing of a holder’s purchase of Series B Preferred Units, and upon each anniversary thereafter, each holder of Series B Preferred Units will have the right to redeem, in whole or in part, the Series B Preferred Units held by such holder at a per unit redemption price equal to $10.00 per unit plus an amount equal to all declared and unpaid distributions.  In addition, for a period of 60 days after any date on which the General Partner determines that the ratio of the aggregate market value of the issued and outstanding BUCs as of the close of business, New York time, on any date to the aggregate value of the issued and outstanding Series A Preferred Units and Series A-1 Preferred Units, as shown on the Partnership’s financial statements, on that same date has fallen below 1.0 and has remained below 1.0 for a period of 15 consecutive business days, each holder of Series B Preferred Units will have the right, but not the obligation, to cause the Partnership to redeem, in whole or in part, the Series B Preferred Units held by such holder at a per unit redemption price equal to $10.00 per unit plus an amount equal to all declared and unpaid distributions.

Upon the eighth anniversary of the closing of the sale of Series B Preferred Units to a holder thereof, and upon each anniversary thereafter, the General Partner has the right to redeem such Series B Preferred Units, in whole or in part, from any source of funds legally available for such purpose.

Holders of Series B Preferred Units will have no voting rights except for limited voting rights relating to issuances of Partnership securities adversely affecting the Series B Preferred Units and the issuance of any Partnership securities that rank senior to the Series B Preferred Units as to distribution rights and/or as to rights on liquidation, winding-up, and dissolution of the Partnership in an amount in excess of the previously authorized Series A Preferred Units and Series A-1 Preferred Units.

As of the date of this prospectus, there are no Series B Preferred Units issued and outstanding.

Cash Distributions

General

The Partnership Agreement provides that all Net Interest Income generated by the Partnership that is not contingent interest will be distributed 99% to the limited partners and BUC holders as a class and 1% to the General Partner.  During the six months ended June 30, 2021 and 2020, the General Partner received total distributions of Net Interest Income of approximately $60,300 and $117,400, respectively.  During the years ended December 31, 2020 and 2019, the General Partner received total distributions of Net Interest Income of approximately $191,100 and $133,800, respectively.  In addition, the Partnership Agreement provides that the General Partner is entitled to 25% of Net Interest Income representing contingent interest up to a maximum amount equal to 0.9% per annum of the principal amount of all mortgage bonds held by the Partnership, as the case may be.

Interest Income of the Partnership includes all cash receipts, except for (i) capital contributions, (ii) Residual Proceeds (defined below), or (iii) the proceeds of any loan or the refinancing of any loan.  “Net Interest Income” of the Partnership means all Interest Income plus any amount released from the Partnership’s reserves for distribution, less expenses and debt service payments and any amount deposited in reserve or used or held for the acquisition of additional investments.

The Partnership Agreement provides that Net Residual Proceeds (whether representing a return of principal or contingent interest) will be distributed 100% to the limited partners and BUC holders as a class, except that 25%

of Net Residual Proceeds representing contingent interest will be distributed to the General Partner until it receives a maximum amount per annum (when combined with all distributions to it of Net Interest Income representing contingent interest during the year) equal to 0.9% of the principal amount of the Partnership’s mortgage bonds.  Under the terms of the Partnership Agreement, “Residual Proceeds” means all amounts received by the Partnership upon the sale of any asset or from the repayment of principal of any bond.  “Net Residual Proceeds” means, with respect to any distribution period, all Residual Proceeds received by the Partnership during such distribution period, plus any amounts released from reserves for distribution, less all expenses that are directly attributable to the sale of an asset, amounts used to discharge indebtedness, and any amount deposited in reserve or used or held for the acquisition of investments.  Notwithstanding its authority to invest Residual Proceeds in additional investments, the General Partner does not intend to use this authority to acquire additional investments indefinitely without distributing Net Residual Proceeds to the limited partners and BUC holders.  Rather, it is designed to afford the General Partner the ability to increase the income-generating investments of the Partnership in order to potentially increase the Net Interest Income from, and value of, the Partnership.

The General Partner received total distributions of Net Interest Income representing contingent interest and Net Residual Proceeds of approximately $2.1 million and zero during each of the six months ended June 30, 2021 and 2020, respectively.  The General Partner received total distributions of Net Interest Income representing contingent interest and Net Residual Proceeds of zero and approximately $2.0 million during each of the years ended December 31, 2020 and 2019, respectively.

With respect to the cash available for distribution to the limited partners, and subject to the preferential rights of the holders of any class or series of our Partnership securities ranking senior to such securities with respect to distribution rights, holders of Series A Preferred Units and Series A-1 Preferred Units are each entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 3.00% per annum of the $10.00 per unit purchase price of the Series A Preferred Units or Series A-1 Preferred Units, as applicable, payable quarterly, and the holders of Series B Preferred Units are entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 3.40% per annum of the $10.00 per unit purchase price of the Series B Preferred Units.  With respect to the payment of distributions, our units have the following rankings: (i) Series A Preferred Units and Series A-1 Preferred Units, which are on parity to each other, but which are senior to; (ii) the Series B Preferred Units, which, along with the Series A Preferred Units and Series A-1 Preferred Units, are senior to; (iii) our BUCs.

Distributions Upon Liquidation

Upon the dissolution of the Partnership, the proceeds from the liquidation of its assets will be first applied to the payment of the obligations and liabilities of the Partnership and the establishment of any reserves therefor as the General Partner determines to be necessary, and then distributed to the partners (including both the General Partner and limited partners) and BUC holders in proportion to, and to the extent of, their respective capital account balances, and then in the same manner as Net Residual Proceeds.  With respect to the liquidation proceeds available for distribution to the limited partners, the holders of the Series A Preferred Units, Series A-1 Preferred Units, and Series B Preferred Units are each entitled to a liquidation preference in an amount equal to $10.00 per Series A Preferred Unit, Series A-1 Preferred Unit, and Series B Preferred Unit, as applicable, plus an amount equal to all distributions declared and unpaid thereon to the date of final distribution.  With respect to distributions upon liquidation, dissolution, or the winding-up of the Partnership’s affairs, our units have the following rankings: (i) Series A Preferred Units and Series A-1 Preferred Units, which are on parity to each other, but which are senior to; (ii) the Series B Preferred Units, which, along with the Series A Preferred Units and Series A-1 Preferred Units, are senior to; (iii) our BUCs.

Timing of Cash Distributions

The Partnership currently makes quarterly cash distributions to BUC holders.  However, the Partnership Agreement allows the General Partner to elect to make cash distributions on a more or less frequent basis provided that distributions are made at least semiannually.  Regardless of the distribution period selected by the General Partner, cash distributions to BUC holders must be made within 60 days of the end of each such period.  Distributions declared on the Series A Preferred Units, Series A-1 Preferred Units, and Series B Preferred Units are payable quarterly in arrears.

Allocation of Income and Losses

Income and losses from operations will be allocated 99% to the limited partners and BUC holders as a class and 1% to the General Partner.  Income arising from a sale of or liquidation of the Partnership’s assets will be first allocated to the General Partner in an amount equal to the Net Residual Proceeds or liquidation proceeds distributed to the General Partner from such transaction, and the balance will be allocated to the limited partners and BUC holders as a class.  Losses from a sale of a property or from a liquidation of the Partnership will be allocated among the partners in the same manner as the Net Residual Proceeds or liquidation proceeds from such transaction are distributed.

Determination of Allocations to Unitholders

Income and losses will be allocated on a monthly basis to the BUC holders of record as of the last day of a month.  If a BUC holder is recognized as the record holder of BUCs on such date, such BUC holder will be allocated all income and losses for such month.

Cash distributions will be made to the BUC holders of record as of the last day of each distribution period.  If the Partnership recognizes a transfer prior to the end of a distribution period, the transferee will be deemed to be the holder for the entire distribution period and will receive the entire cash distribution for such period.  Accordingly, if the General Partner selects a quarterly or semiannual distribution period, the transferor of BUCs during such a distribution period may be recognized as the record holder of the BUCs at the end of one or more months during such period and be allocated income or losses for such months but not be recognized as the record holder of the BUCs at the end of the period and, therefore, not be entitled to a cash distribution for such period.  Distributions to the holders of Series A Preferred Units, Series A-1 Preferred Units, and Series B Preferred Units are made quarterly in arrears on the 15th day of the first month of each calendar quarter.

The General Partner retains the right to change the method by which income and losses of the Partnership will be allocated between buyers and sellers of BUCs during a distribution period based on consultation with tax counsel and accountants.  However, no change may be made in the method of allocation of income or losses without written notice to the BUC holders at least 10 days prior to the proposed effectiveness of such change unless otherwise required by law.

Payments to the General Partner

Fees

In addition to its share of Net Interest Income and Net Residual Proceeds and reimbursement for expenses, the General Partner is entitled to an administrative fee in an amount equal to 0.45% per annum of the principal amount of the MRBs, other investments, and taxable mortgage loans held by the Partnership.  In general, the administrative fee is payable by the owners of the properties financed by the MRBs held by the Partnership, but is subordinate to the payment of all base interest to the Partnership on the bonds.  The General Partner may seek to negotiate the payment of the administrative fee in connection with the acquisition of additional MRBs by the Partnership by the owner of the financed property or by another third party.  However, the Partnership Agreement provides that the administrative fee will be paid directly by the Partnership with respect to any investments for which the administrative fee is not payable by a third party.  In addition, the Partnership Agreement provides that the Partnership will pay the administrative fee to the General Partner with respect to any foreclosed mortgage bonds.

Reimbursement of Expenses

In addition to the cash distributions and fee payments to the General Partner described above, the Partnership will reimburse the General Partner or its affiliates on a monthly basis for the actual out-of-pocket costs of direct telephone and travel expenses incurred in connection with the business of the Partnership, direct out-of-pocket fees, expenses, and charges paid to third parties for rendering legal, auditing, accounting, bookkeeping, computer, printing, and public relations services, expenses of preparing and distributing reports to limited partners and BUC holders, an allocable portion of the salaries and fringe benefits of non-officer employees of the general partner of the General Partner, insurance premiums (including premiums for liability insurance that will cover the

Partnership and the General Partner), the cost of compliance with all state and federal regulatory requirements and NASDAQ listing fees and charges, and other payments to third parties for services rendered to the Partnership.  The General Partner will also be reimbursed for any expenses it incurs acting as the partnership representative (or tax matters partner) for tax purposes for the Partnership.  The Partnership will not reimburse the General Partner or its affiliates for the travel expenses of the president of the general partner of the General Partner or for any items of general overhead.  The Partnership will not reimburse the General Partner or its general partner for any salaries or fringe benefits of any of the executive officers of the general partner of the General Partner.  The annual report to unitholders is required to itemize the amounts reimbursed to the General Partner and its affiliates.

Payments for Goods and Services

The Partnership Agreement provides that the General Partner and its affiliates may provide goods and services to the Partnership.  The provision of any goods and services by the General Partner or its affiliates to the Partnership must be part of their ordinary and ongoing business in which it or they have previously engaged, independent of the activities of the Partnership, and such goods and services shall be reasonable for and necessary to the Partnership, shall actually be furnished to the Partnership, and shall be provided at the lower of the actual cost of such goods or services or the competitive price charged for such goods or services for comparable goods and services by independent parties in the same geographic location.  All goods and services provided by the General Partner or any affiliates must be rendered pursuant to the terms of the Partnership Agreement or a written contract containing a clause allowing termination without penalty on 60 days’ notice to the General Partner by the vote of the majority in interest of the BUC holders.  Any payment made to the General Partner or any affiliate for goods and services must be fully disclosed to all limited partners and BUC holders.  The General Partner does not currently provide goods and services to the Partnership other than its services as General Partner.  If the Partnership acquires ownership of any property through foreclosure of an MRB, the General Partner or an affiliate may provide property management services for such property and, in such case, the Partnership will pay such party its fees for such services.  Under the Partnership Agreement, such property management fees may not exceed the lesser of (i) the fees charged by unaffiliated property managers in the same geographic area, or (ii) 5% of the gross revenues of the managed property.

Liability of Partners and Unitholders

Under the Delaware LP Act and the terms of the Partnership Agreement, the General Partner will be liable to third parties for all general obligations of the Partnership to the extent not paid by the Partnership.  However, the Partnership Agreement provides that the General Partner has no liability to the Partnership for any act or omission reasonably believed to be within the scope of authority conferred by the Partnership Agreement and in the best interest of the Partnership.  The Partnership Agreement also provides that, except as otherwise expressly set forth in the Partnership Agreement, the General Partner does not owe any fiduciary duties to the limited partners and BUC holders.  Therefore, unitholders may have a more limited right of action against the General Partner than they would have absent those limitations in the Partnership Agreement.  The Partnership Agreement also provides for indemnification of the General Partner and its affiliates by the Partnership for certain liabilities that the General Partner and its affiliates may incur in connection with the business of the Partnership; provided that no indemnification will be available to the General Partner and/or its affiliates if there has been a final judgment entered by a court determining that the General Partner’s and/or affiliate’s conduct for which indemnification is requested constitutes fraud, bad faith, gross negligence, or willful misconduct.  To the extent that the provisions of the Partnership Agreement include indemnification for liabilities arising under the Securities Act of 1933, as amended, such provisions are, in the opinion of the SEC, against public policy and, therefore, unenforceable.

No BUC holder will be personally liable for the debts, liabilities, contracts, or any other obligations of the Partnership unless, in addition to the exercise of his or her rights and powers as a BUC holder, he or she takes part in the control of the business of the Partnership.  It should be noted, however, that the Delaware LP Act prohibits a limited partnership from making a distribution that causes the liabilities of the limited partnership to exceed the fair value of its assets.  Any limited partner who receives a distribution knowing that the distribution was made in violation of this provision of the Delaware LP Act is liable to the limited partnership for the amount of the distribution.  This provision of the Delaware LP Act likely applies to BUC holders.  In any event, the Partnership Agreement provides that to the extent our initial limited partner is required to return any distributions or repay any amount by law or pursuant to the Partnership Agreement, each BUC holder who has received any portion of such distributions is required to repay his or her proportionate share of such distribution to our initial limited partner immediately upon notice by the initial limited partner to such BUC holder.  Furthermore, the Partnership Agreement allows the General Partner to withhold future distributions to BUC holders until the amount so withheld equals the amount required to be returned by the initial limited partner.  Because BUCs are transferable, it is possible that distributions may be withheld from a BUC holder who did not receive the distribution required to be returned.

Voting Rights of Unitholders

The Partnership Agreement provides that the initial limited partner will vote its limited partnership interests as directed by the BUC holders.  Accordingly, except as described below regarding a person or group owning 20% or more of any class of Partnership securities then outstanding, the BUC holders, by vote of a majority in interest of the outstanding BUCs, may:

(i)

amend the Partnership Agreement (provided that the concurrence of the General Partner is required for any amendment that modifies the compensation or distributions to which the General Partner is entitled or that affects the duties of the General Partner);

(ii)

approve or disapprove the sale or other disposition of all or substantially all of the Partnership’s assets in a single transaction (provided that, the General Partner may sell the last property owned by the Partnership without such consent);

(iii)	dissolve the Partnership;

(iv)	elect a successor general partner; and

(v)	terminate an agreement under which the General Partner provides goods and services to the Partnership.

In addition, subject to the provisions of the Partnership Agreement regarding removal of the General Partner (described below), the BUC holders holding at least 66 2/3% of the outstanding BUCs may remove the General Partner.

Each limited partner and BUC holder that has voting rights under the Partnership Agreement is entitled to cast one vote for each unit of limited partnership interest such person owns.  However, if any person or group (other than the General Partner and its affiliates) acquires beneficial ownership of 20% or more of any class of Partnership securities (including BUCs), that person or group loses voting rights with respect to all of his, her, or its securities and such securities will not be considered “outstanding” for voting or notice purposes, except as required by law.  This loss of voting rights will not apply to any person or group that acquires the Partnership securities from the General Partner or its affiliates and any transferees of that person or group approved by the General Partner, or to any person or group who acquires the securities with the prior approval of the board of managers of the general partner of the General Partner.

The holders of Series A Preferred Units, Series A-1 Preferred Units and Series B Preferred Units have no voting rights under the Partnership Agreement, except with respect to any amendment to the Partnership Agreement that would have a material adverse effect on the existing terms of the Series A Preferred Units, Series A-1 Preferred Units, or Series B Preferred Units, as applicable, and with respect to the creation or issuance of any Partnership securities that are senior to any such Preferred Units.  Other than as set forth above, the holders of our Preferred Units have no voting rights under the Partnership Agreement on any matter that may come before the BUC holders for a vote.  The approval of any of the matters for which the Preferred Units have voting rights requires the affirmative vote or consent of the holders of a majority of the outstanding Series A Preferred Units, Series A-1 Preferred Units, or Series B Preferred Units, as applicable.  For any matter described in this paragraph for which the Preferred Unit holders are entitled to vote, such holders are entitled to one vote for each such Preferred Unit held.  The holders of the Series A Preferred Units and Series A-1 Preferred Units will vote as a single class on applicable matters.

The General Partner may at any time call a meeting of the limited partners and BUC holders, call for a vote without a meeting of the limited partners and BUC holders, or otherwise solicit the consent of the limited partners and BUC holders, and is required to call such a meeting or vote or solicit consents following receipt of a written request therefor signed by 10% or more in interest of the outstanding limited partnership interests.  The Partnership does not intend to hold annual or other periodic meetings of any of the Partnership’s unitholders.

Reports

Within 120 days after the end of the fiscal year, the General Partner will distribute a report to unitholders that shall include (i) financial statements of the Partnership for such year that have been audited by the Partnership’s independent public accountant, (ii) a report of the activities of the Partnership during such year, and (iii) a statement (which need not be audited) showing distributions of Net Interest Income and Net Residual Proceeds.  The annual report will also include a detailed statement of the amounts of fees and expense reimbursements paid to the General Partner and its affiliates by the Partnership during the fiscal year.

Within 60 days after the end of the first three quarters of each fiscal year, the General Partner will distribute a report that shall include (i) unaudited financial statements of the Partnership for such quarter, (ii) a report of the activities of the Partnership during such quarter, and (iii) a statement showing distributions of Net Interest Income and Net Residual Proceeds during such quarter.  With respect to both the annual and quarterly reports described above, the filing of the Partnership’s annual and quarterly reports on Forms 10-K and 10-Q with the SEC are deemed to satisfy the foregoing report delivery obligations.

The Partnership will also provide unitholders with a report on Form K-1 or other information required for federal and state income tax purposes within 75 days of the end of each year.

Withdrawal or Removal of the General Partner

The General Partner may not withdraw voluntarily from the Partnership or sell, transfer, or assign all or any portion of its interest in the Partnership unless a substitute general partner has been admitted in accordance with the terms of the Partnership Agreement.  With the consent of a majority in interest of the BUC holders, the General Partner may at any time designate one or more persons as additional general partners, provided that the interests of the limited partners and BUC holders in the Partnership are not reduced thereby.  The designation must meet the conditions set out in the Partnership Agreement and comply with the provisions of the Delaware LP Act with respect to admission of an additional general partner.  In addition to the requirement that the admission of a person as successor or additional general partner have the consent of the majority in interest of the BUC holders, the Partnership Agreement requires, among other things, that (i) such person agree to and execute the Partnership Agreement, and (ii) counsel for the Partnership or the General Partner (or any of the General Partner’s affiliates) renders an opinion that such person’s admission would not result in the loss of limited liability of any limited partner or BUC holder or cause the Partnership or any of its affiliates to be taxed as a corporation or other entity under U.S. federal tax law.

With respect to the removal of the General Partner, the Partnership Agreement provides that the General Partner may not be removed unless that removal is approved by a vote of the holders of not less than 66 2/3% of the outstanding BUCs, including BUCs held by the General Partner and its affiliates, voting together as a single class, and the Partnership receives an opinion of counsel regarding limited liability and tax matters.  Any removal of the General Partner also will be subject to the approval of a successor general partner by the vote of a majority in interest of the outstanding BUCs voting as a single class.

In addition, the Partnership Agreement provides that, under circumstances where the General Partner withdraws without violating the Partnership Agreement or is removed by the BUC holders without cause, the departing General Partner will have the option to require the successor general partner to purchase the general partner interest of the departing General Partner and its general partner distribution rights for their fair market value.  This fair market value will be determined by agreement between the departing General Partner and the successor general partner.  If no such agreement is reached, an independent investment banking firm or other independent expert selected by the departing General Partner and successor general partner will determine the fair market value.  If the departing General Partner and successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.  If the option described above is not exercised, the departing General Partner’s interest and general partner distribution rights will automatically convert into BUCs equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described above.

The Partnership Agreement also provides that if the General Partner is removed as the Partnership’s general partner under circumstances where cause does not exist and the BUCs held by the General Partner and its affiliates are not voted in favor of that removal, the General Partner will have the right to convert its general partner interest and its general partner distribution rights under the Partnership Agreement into BUCs or receive cash in exchange for those interests from the Partnership.

Effect of Removal, Bankruptcy, Dissolution, or Withdrawal of the General Partner

In the event of a removal, bankruptcy, dissolution, or withdrawal of the General Partner, it will cease to be the General Partner but will remain liable for obligations arising prior to the time it ceases to act in that role.  The former General Partner’s interest in the Partnership will be converted into a limited partner interest having the same rights to share in the allocations of income and losses of the Partnership and distributions of Net Interest Income, Net Residual Proceeds and cash distributions upon liquidation of the Partnership as it did as General Partner.  Any successor general partner shall have the option, but not the obligation, to acquire all or a portion of the interest of the removed General Partner at its then fair market value.  The Partnership Agreement bases the fair market value of the General Partner’s interest on the present value of its future administrative fees and distributions of Net Interest Income plus any amount that would be paid to the removed General Partner upon an immediate liquidation of the Partnership.  Any disputes over valuation in connection with an option exercised by the successor general partner would be settled by the successor general partner and removed General Partner through arbitration.

Amendments

Amendments to the Partnership Agreement may be proposed by the General Partner or by the limited partners holding 10% or more of the outstanding limited partnership interests.  In order to adopt a proposed amendment, other than the amendments discussed below which may be approved solely by the General Partner, the General Partner must seek approval of the holders of the required number of BUCs to approve the amendment, whether by written consent or pursuant to a meeting of the BUC holders to consider and vote upon the proposed amendment.

In addition to amendments to the Partnership Agreement adopted by the BUC holders, the Partnership Agreement may be amended by the General Partner, without the consent of the unitholders, in certain respects if such amendments are not materially adverse to the interest of the unitholders, to reflect the following:

•	to change the name of the Partnership, the location of its principal place of business, its registered agent, or its registered office;

•	to add to the representations, duties, or obligations of the General Partner or surrender any right or power granted to the General Partner in the Partnership Agreement;

•

to change the fiscal year or taxable year of the Partnership and any other changes the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year;

•

to cure any ambiguity or correct or supplement any provision of the Partnership Agreement which may be inconsistent with the intent of the Partnership Agreement, if such amendment is not materially adverse to the interests of the limited partners and BUC holders in the sole judgment of the General Partner;

•

to amend any provision the General Partner determines to be necessary or appropriate to satisfy any judicial authority or any order, directive, or requirement contained in any federal or state statute, or to facilitate the trading of BUCs or comply with the rules of any national securities exchange on which the BUCs are traded;

•

to amend any provision the General Partner determines to be necessary or appropriate to ensure the Partnership will be treated as a partnership, and that each BUC holder and limited partner will be treated as a limited partner, for federal income tax purposes;

•	to reflect the withdrawal, removal, or admission of partners;

•

to provide for any amendment necessary, in the opinion of counsel to the Partnership, to prevent the Partnership, the General Partner, or their managers, directors, officers, trustees, or agents from being subject to the Investment Company Act of 1940, the Investment Advisers Act of 1940, or the “plan asset” regulations under ERISA;

•

to effectuate any amendment to the Partnership Agreement or the Partnership’s certificate of limited partnership that the General Partner determines to be necessary or appropriate in connection with the authorization of the issuance of any class or series of Partnership securities; and

•	any other amendments substantially similar to any of the foregoing.

However, notwithstanding the foregoing, any amendment to the Partnership Agreement that (i) would have a material adverse effect on the existing terms of the Series A Preferred Units, Series A-1 Preferred Units, or Series B Preferred Units, or (ii) creates Partnership securities senior to any of the Series A Preferred Units, Series A-1 Preferred Units, or Series B Preferred Units (except in certain limited instances applicable to the Series B Preferred Units), must be approved by the affirmative vote or consent of the holders of at least a majority of the outstanding Series A Preferred Units, Series A-1 Preferred Units, or Series B Preferred Units, as applicable, voting as a separate class.  The holders of the Series A Preferred Units and Series A-1 Preferred Units will vote as a single class on applicable matters.

Dissolution and Liquidation

The Partnership will continue in existence until dissolved under the terms of the Partnership Agreement.  The Partnership will dissolve upon:

(i)

the passage of 90 days following the bankruptcy, dissolution, withdrawal, or removal of a general partner who is at that time the sole general partner, unless all of the remaining partners entitled to vote (it being understood that for purposes of this provision the initial limited partner shall vote as directed by a majority in interest of the BUC holders) agree in writing to continue the business of the Partnership and a successor general partner is designated within such 90-day period;

(ii)	the election by a majority in interest of the BUC holders or by the General Partner (subject to the consent of a majority in interest of the BUC holders) to dissolve the Partnership; or

(iii)	any other event causing the dissolution of the Partnership under the laws of the State of Delaware.

Upon dissolution of the Partnership, its assets will be liquidated and after the payment of its obligations and the setting up of any reserves for contingencies that the General Partner considers necessary, any proceeds from the liquidation will be distributed as set forth under “– Distributions Upon Liquidation” above.

Designation of Partnership Representative

The General Partner has been designated as the Partnership’s partnership representative (or “tax matters partner”) for purposes of federal income tax audits pursuant to the Internal Revenue Code and the regulations thereunder.  Each Unitholder agrees to execute any documents that may be necessary or appropriate to maintain such designation.

Tax Elections

Under the Partnership Agreement, the General Partner has the exclusive authority to make or revoke any tax elections on behalf of the Partnership.

Books and Records

The books and records of the Partnership are required to be maintained at the principal office of the Partnership currently located at 14301 FNB Parkway, Suite 211, Omaha, Nebraska 68154, and are required to be made available there during ordinary business hours for examination and copying by any BUC holder or his or her duly authorized representative.  The records of the Partnership are required to include, among other records, a list of the names and addresses of all BUC holders, and BUC holders have the right to secure, upon written request to the General Partner and payment of reasonable expenses in connection therewith, a list of the names and addresses of, and the number of BUCs held by, all BUC holders.

Accounting Matters

The fiscal year of the Partnership is the calendar year.  The books and records of the Partnership are required to be maintained on an accrual basis in accordance with generally accepted accounting principles.

Other Activities

The Partnership Agreement allows the General Partner and its affiliates to engage generally in other business ventures and provides that limited partners and BUC holders will have no rights with respect thereto by virtue of the Partnership Agreement.  In addition, the Partnership Agreement provides that an affiliate of the General Partner may acquire and hold debt securities or other interests secured by a property that also secures an MRB held by the Partnership, provided that such MRB is not junior or subordinate to the interest held by such affiliate.

Derivative Actions

The Partnership Agreement provides that a BUC holder may bring a derivative action on behalf of the Partnership to recover a judgment to the same extent as a limited partner has such rights under the Delaware LP Act.  The Delaware LP Act provides for the right to bring a derivative action, although it authorizes only a partner of a partnership to bring such an action.  There is no specific judicial or statutory authority governing the question of whether an assignee of a partner (such as a BUC holder) has the right to bring a derivative action where a specific provision exists in the Partnership Agreement granting such rights.  Furthermore, there is no express statutory authority for a limited partner’s class action in Delaware, and whether a class action may be brought by BUC holders to recover damages for breach of the General Partner’s duties in Delaware state courts is unclear.

DESCRIPTION OF THE BENEFICIAL UNIT CERTIFICATES

A description of the BUCs we are offering pursuant to this prospectus supplement is set forth under the heading “The Partnership Agreement – Issuance of Partnership Securities – BUCs” beginning on page S-24 of this prospectus supplement and under the heading “Description of the Beneficial Unit Certificates” on page 18 of the accompanying prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section updates and supersedes, in its entirety, the information contained in the accompanying prospectus under the heading “U.S. Federal Income Tax Considerations” beginning on page 18 of the accompanying prospectus.  This section is a summary of the material U.S. federal income tax considerations that may be relevant to prospective BUC holders who are individual citizens or residents of the United States.  This section is based upon current provisions of the IRC, existing and proposed Treasury regulations promulgated under the IRC (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change.  Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.  The tax consequences to you of an investment in our BUCs will depend in part on your own tax circumstances.  Unless the context otherwise requires, references in this section to “us” or “we” are references to America First Multifamily Investors, L.P. and our consolidated subsidiaries.

The following discussion does not comment on all U.S. federal income tax matters affecting us or our unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders.  Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and foreign persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, persons subject to special tax accounting rules as a result of any item of gross income with respect to our units being taken into account in an applicable financial statement and persons deemed to sell their units under the constructive sale provisions of the IRC.  In addition, the discussion only comments, to a limited extent, on state, local and foreign tax consequences, and does not address the Medicare 3.8% net investment income tax.  Accordingly, we encourage each prospective holder of BUCs to consult his, her, or its own tax advisor in analyzing the state, local and foreign tax consequences particular to such holder of the ownership or disposition of BUCs and potential changes in applicable laws.

All statements of law and legal conclusions, but not any statements of fact, contained in this section, except as described below or otherwise noted, are the opinion of Barnes & Thornburg LLP and are based on the accuracy of representations made by us to Barnes & Thornburg LLP for this purpose.  Barnes & Thornburg LLP is unable to opine that interest on any mortgage revenue bond held by the Partnership is currently excludable from gross income of a bondholder for federal income tax purposes because the facts necessary to provide such an opinion are unknown and not reasonably available to the Partnership or counsel, such facts cannot be obtained by the Partnership or counsel without unreasonable effort or expense, and because such facts rest peculiarly within the knowledge of other persons not affiliated with the Partnership. Specifically, such opinion would require detailed information and calculations from the respective issuer, borrower, bond trustee, and guarantors of each mortgage revenue bond regarding eligibility under and compliance with the applicable provisions of the Code and Treasury Regulations, including without limitation, information and computations relating to the investment of bond proceeds, use of bond proceeds, occupancy of bond-financed properties and rebate payments to the United States. Both the Partnership and its counsel have determined it is not possible to obtain this information and computations for all mortgage revenue bonds.

No ruling on the federal, state, or local tax considerations relevant to the purchase, ownership and disposition of the Partnership’s units, or the statements or conclusions in this description, has been or will be requested from the Internal Revenue Service (“IRS”) or from any other tax authority, and a taxing authority, including the IRS, may not agree with the statements and conclusions expressed herein.  In the opinion of Barnes & Thornburg LLP, based upon the Code, the Treasury Regulations, published revenue rulings and court decisions, and the representations described below, the Partnership will be classified as a partnership for U.S. federal income tax purposes.  However, no assurance can be given that any opinion of counsel would be accepted by the IRS or, if challenged by the IRS, sustained in court.  Any contest of this sort with the IRS may materially and adversely impact the market for our units, including the prices at which our units trade.  In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our General Partner and thus will be borne indirectly by our unitholders and our General Partner.  Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions.  Any modifications may or may not be retroactively applied.

In rendering its opinion set forth in the preceding paragraph, Barnes & Thornburg LLP has relied on factual representations made by us and the General Partner.  The representations made by us and the General Partner upon which Barnes & Thornburg LLP has relied include:

•	We have not elected to be, will not elect to be, and are not otherwise treated as a corporation for U.S. federal income tax purposes; and

•	For each taxable year, more than 90% of our gross income has been and will be income of the type that is “qualifying income” within the meaning of Section 7704(d) of the Code.

We urge you to consult your own tax advisors about the specific tax consequences to you of purchasing, holding, and disposing of our BUCs, including the application and effect of federal, state, local and foreign income and other tax laws.

Taxation of the Partnership

Partnership Status

An entity that is treated as a partnership for U.S. federal income tax purposes generally will not be liable for entity-level federal income taxes. Instead, as described below, each partner of the partnership (and in our case, our unitholders) will take into account its respective share of the items of income, gain, loss and deduction of the partnership in computing its federal income tax liability as if the partner (and in our case, the unitholder) had earned such income directly, regardless of whether cash distributions are made to him or her by the partnership.  Distributions by a partnership to a partner generally are not taxable to the partnership or the partner unless the amount of cash distributed to him or her is in excess of the partner’s adjusted basis in his partnership interest.  Please read “– Allocation of Income, Gain, Loss and Deduction” and “– Treatment of Distributions on BUCs.”

Section 7704 of the Code generally provides that publicly traded partnerships will be treated as corporations for federal income tax purposes. However, if 90% or more of a partnership’s gross income for every taxable year it is publicly traded consists of “qualifying income,” the partnership may continue to be treated as a partnership for federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes income and gains derived from the exploration, development, mining or production, processing, transportation, and marketing of certain natural resources, including crude oil, natural gas and products thereof, as well as other types of income such as interest (other than from a financial business) and dividends. We estimate that less than 2% of our current gross income is not qualifying income; however, this estimate could change from time to time.

No ruling has been or will be sought from the IRS and the IRS has made no determination as to our status or the status of the operating subsidiaries for federal income tax purposes or whether our operations generate “qualifying income” under Section 7704 of the Code.  However, as noted above, Barnes & Thornburg LLP, as described and qualified above, is of the opinion that we will be classified as a partnership for U.S. federal income tax purposes.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation and then as distributing that stock to our unitholders in liquidation. This deemed contribution and liquidation should not result in the recognition of taxable income by our unitholders or us so long as our liabilities do not exceed the tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.

The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our units may be modified by administrative or legislative action or judicial interpretation at any time. For example, from time to time, members of the U.S. Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships, and which may affect a unitholder’s investment.

At the state level, several states have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise, or other forms of taxation. Imposition of a similar tax on us in the jurisdictions in which we operate or in other jurisdictions to which we may expand could substantially reduce our cash available for distribution to our unitholders.

If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our unitholders. Our taxation as a corporation would materially reduce the cash available for distribution to unitholders and thus would likely substantially reduce the value of our units. Any distribution made to a unitholder at a time we are treated as a corporation would be (i) a taxable dividend to the extent of our current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the unitholder’s tax basis in its units, and thereafter (iii) taxable capital gain.

The remainder of this discussion is based on the opinion of Barnes & Thornburg LLP that we will be treated as a partnership for federal income tax purposes.

Tax Consequences of BUCs Ownership

BUC Holder Status

We will treat BUC holders as partners in the Partnership and distributions paid to BUC holders as being made to such holders in their capacity as partners for federal income tax purposes.  Also, BUC holders whose BUCs are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their BUCs will be treated as partners of the Partnership for federal income tax purposes.

A beneficial owner of BUCs whose BUCs have been transferred to a short seller to complete a short sale would appear to lose such owner’s status as a partner with respect to those BUCs for federal income tax purposes.  See below under “– Treatment of Securities Loans.”

Income, gains, deductions, or losses, would not appear to be reportable by a BUC holder who is not a partner for federal income tax purposes, and any cash distributions received by a BUC holder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income.

For a discussion related to the risks of losing partner status as a result of securities loans, please read “– Tax Consequences of BUCs Ownership – Treatment of Securities Loans.”  BUC holders who are not treated as partners of the Partnership as described above are urged to consult their own tax advisors with respect to the tax consequences applicable to them under their particular circumstances.

The remainder of this discussion assumes that BUC holders are treated as partners in the Partnership and that distributions to BUC holders will be made to such holders in their capacity as partners.

Flow-Through of Taxable Income

Subject to the discussion below under “– Entity-Level Collections of Unitholder Taxes” with respect to payments we may be required to make on behalf of our unitholders, we do not pay any federal income tax. Rather, each holder will be required to report on its federal income tax return each year the income, gains, losses and deductions allocated to such holder for our taxable year or years ending with or within its taxable year. Consequently, we may allocate income to a unitholder even if that unitholder has not received a cash distribution.

We will treat distributions that are declared to BUC holders as distributions by the Partnership to the BUC holders in connection with their interests in the Partnership.

Basis of Units

A unitholder’s tax basis in its units (including BUCs) initially will be the amount paid for those units. A BUC holder’s basis will be increased by the holder’s initial allocable share of our liabilities. A BUC holder’s basis will be (i) increased by the BUC holder’s share of our income and any increases in such holder’s share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the BUC holder, the BUC holder’s share of our losses, any decreases in the BUC holder’s share of our liabilities, and certain other items.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. If you own BUCs and Preferred Units, please consult your tax advisor with respect to determining the consequences on your basis in your units.

Treatment of Distributions on BUCs

Distributions by us to a BUC holder generally will not be taxable to the BUC holder for U.S. federal income tax purposes, except to the extent the amount of any such cash distribution exceeds the holder’s tax basis in his, her, or its BUCs immediately before the distribution.  Our cash distributions in excess of a BUC holder’s tax basis generally will be considered to be gain from the sale or exchange of the units, taxable in accordance with the rules described under “– Disposition of BUCs.”  Any reduction in a unitholder’s share of our liabilities for which no partner, including the General Partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that unitholder.  To the extent our distributions cause a unitholder’s “at-risk” amount to be less than zero at the end of any taxable year, he or she must recapture any losses deducted in previous years.  See below  “– Limitations on Deductibility of Losses.”

A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of the holder’s tax basis in his, her, or its units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture and/or substantially appreciated “inventory items,” each as defined in the Code, and collectively, “Section 751 Assets.”  Please see “– Disposition of BUCs – Recognition of Gain or Loss” for more discussion of Section 751 Assets.

Limitations on Deductibility of Losses

A unitholder may not be entitled to deduct the full amount of loss we allocate to it because its share of our losses will be limited to the lesser of (i) the unitholder’s adjusted tax basis in its units, and (ii) in the case of a unitholder that is an individual, estate, trust or certain types of closely-held corporations, the amount for which the unitholder is considered to be “at risk” with respect to our activities. A unitholder will be at risk to the extent of its adjusted tax basis in its units, reduced by (1) any portion of that basis attributable to the unitholder’s share of our nonrecourse liabilities, (2) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement and (3) any amount of money the unitholder borrows to acquire or hold its units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the units for repayment.

A unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a unitholder’s share of nonrecourse liabilities) cause the unitholder’s at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of the basis or at risk limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder’s adjusted tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of units, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain can no longer be used and will not be available to offset a unitholder’s salary or active business income.

In addition to the basis and at risk limitations, a passive activity loss limitation limits the deductibility of losses incurred by individuals, estates, trusts, some closely held corporations and personal service corporations from “passive activities” (such as, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us. Passive losses that exceed a unitholder’s share of the passive income we generate may be deducted in full when a unitholder disposes of all of its units in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk and basis limitations.

For taxpayers other than corporations in taxable years beginning after December 31, 2020 (as revised by the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, of 2020), and before January 1, 2026, an “excess business loss” limitation further limits the deductibility of losses by such taxpayers. An excess business loss is the excess (if any) of a taxpayer’s aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses plus a threshold amount. The threshold amount is equal to $250,000 or $500,000 for taxpayers filing a joint return. Disallowed excess business losses are treated as a net operating loss carryover to the following tax year. Any losses we generate that are allocated to a unitholder and not otherwise limited by the basis, at risk, or passive loss limitations will be included in the determination of such unitholder’s aggregate trade or business deductions. Consequently, any losses we generate that are not otherwise limited will only be available to offset a unitholder’s other trade or business income plus an amount of non-trade or business income equal to the applicable threshold amount. Thus, except to the extent of the threshold amount, our losses that are not otherwise limited may not offset a unitholder’s non-trade or business income (such as salaries, fees, interest, dividends and capital gains). This excess business loss limitation will be applied after the passive activity loss limitation.

Limitations on Interest Deductions

Commencing with taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act of 2017 restricts the amount of interest expense that may be deducted.  Generally, “business interest” expenses are now deductible only to the extent of business interest income plus 30% of “adjusted taxable income.”  Any disallowed amount may be carried forward indefinitely.

“Business interest” is interest paid or accrued with respect to indebtedness allocable to a trade or business.  It does not include investment interest expense.  The 30% limit applies to “adjusted taxable income.”  For the first four years of this new limitation, a person’s “adjusted taxable income” means taxable income from trade or business activities, computed before any deductions for interest, depreciation, amortization, net operating losses and the new pass-through deduction.  However, in the case of taxable years beginning on or after January 1, 2022, depreciation and amortization deductions are not added back to income. As a result, after 2021, there is a lower limit on the amount of interest that may be deducted.  The Partnership does not expect to have a trade or business that would cause interest allocated to unitholders to be treated as business interest.

The deductibility of a non-corporate taxpayer’s “investment interest expense” generally is limited to the amount of that taxpayer’s “net investment income.”  Investment interest expense includes interest on indebtedness properly allocable to property held for investment, our interest expense attributed to portfolio income, and the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit.  Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income.  The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders.  In addition, the unitholder’s share of our portfolio income will be treated as investment income.

Prospective investors are urged to consult their own tax advisors with respect to the interest expense limitation rules.

Entity-Level Collections of Unitholder Taxes

If we are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current or former unitholder, we are authorized to treat the payment as a distribution of cash to the relevant unitholder. Where the tax is payable on behalf of all unitholders or we cannot determine the specific unitholder on whose behalf the tax is payable, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder, in which event the unitholder may be entitled to claim a refund of the overpayment amount. Unitholders are urged to consult their tax advisors to determine the consequences to them of any tax payment we make on their behalf.

Limitation on Miscellaneous Itemized Deductions

For any taxable year beginning before January 1, 2026, a non-corporate taxpayer is prohibited from taking itemized deductions for miscellaneous expenses, or “miscellaneous itemized deductions.”  For taxable years beginning on or after January 1, 2026, these expenses (i) will be deductible by a non-corporate unitholder for regular U.S. federal income tax purposes only to the extent that the unitholder’s share of such expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of its adjusted gross income for the particular year, (ii) will not be deductible by a non-corporate unitholder for U.S. federal alternative minimum tax purposes and (iii) will be subject to certain other limitations on deductibility.  These limitations would apply to non-corporate BUC holders if the proposed activities of the Partnership do not constitute a trade or business. There is a risk that the IRS may contend, in any taxable year, that each non-corporate BUC holder’s share of each of the Partnership’s otherwise deductible expenses constitutes a miscellaneous expense, potentially subject to disallowance through taxable years ending before January 1, 2026 and the two percent (2%) floor thereafter.  We believe that the proposed activities of the Partnership will constitute a trade or business, but there can be no assurance that the IRS will not assert a contrary position on audit.

Allocation of Income, Gain, Loss and Deduction

In preparing the Partnership’s tax returns, and in determining the BUC holders’ allocable share of the Partnership’s items of income, gain, loss and deduction, the Partnership will utilize various accounting and reporting conventions, some of which are discussed herein. There is no assurance that the use of such conventions will produce a result that conforms to the requirements of the IRC, Treasury Regulations, or IRS administrative pronouncements, and there is no assurance that the IRS will not successfully challenge the Partnership’s use of such conventions.

The Partnership generally allocates each item of its income, gain, loss or deduction among the General Partner and unitholders in accordance with their respective percentage interests in the Partnership. However, the Partnership will make certain special allocations in connection with the issuance of new BUCs in accordance with the principles of Section 704(c) of the Code. Upon the issuance of additional BUCs, including BUCs issued in this offering, the Partnership expects that it will restate the “book” capital accounts of the existing BUC holders under applicable Treasury Regulations in order to reflect the fair market value of the Partnership’s assets at the time additional BUCs are issued. This restatement of the existing BUC holders’ book capital accounts measures any gain or loss inherent in Partnership assets at the time new BUC holders are admitted to the Partnership. Section 704(c) requires the Partnership to specially allocate certain items of gain or loss among the BUC holders in order to eliminate differences between their book capital accounts (which now reflect the fair market value of Partnership property on the date the new BUCs are issued) and their tax capital accounts (which reflect the Partnership’s tax basis in these assets). The effect of the allocations under Section 704(c) to a BUC holder purchasing BUCs in the offering will be essentially the same as if the tax basis of our assets were equal to the fair market value of our assets at the time of the offering.

Treatment of Securities Loans

A unitholder whose units are loaned (for example, a loan to “short seller” to cover a short sale of units) may be treated as having disposed of those units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those units would not be reportable by the lending unitholder, and (ii) any cash distributions received by the unitholder as to those units may be treated as ordinary taxable income.

Due to a lack of controlling authority, unitholders desiring to assure their status as partners and avoid the risk of income recognition from a loan of their units are urged to consult their tax advisors regarding possible alternatives.  The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read “– Disposition of BUCs – Recognition of Gain or Loss.”

Tax Treatment of Operations

Accounting Method and Taxable Year

We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each holder of BUCs will be required to include in its tax return its allocable share of items of income, gain, loss and deduction of the Partnership for the Partnership’s taxable year ending within or with the holder’s taxable year.  A BUC holder that has a taxable year ending on a date other than December 31 and that disposes of all its units following the close of our taxable year but before the close of its taxable year will be required to include in income for its taxable year its allocable share of items of income, gain, loss and deduction, with the result that the holder will be required to include in income for its taxable year its share of more than 12 months of our income, gain, loss, and deduction.

Tax Basis, Depreciation and Amortization

The tax basis of each of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation deductions previously taken, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read “– Tax Consequences of BUCs Ownership – Allocation of Income, Gain, Loss and Deduction.”

The costs we incur in offering and selling our BUCs (called “syndication expenses”) generally must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of certain costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses. Please read “Disposition of BUCs – Recognition of Gain or Loss.”

We are allowed a first-year bonus depreciation deduction equal to 100% of the adjusted basis of certain depreciable property acquired and placed in service after September 27, 2017 and before January 1, 2023. For property placed in service during subsequent years, the deduction is phased down by 20% per year until December 31, 2026. This depreciation deduction applies to both new and used property. However, use of the deduction with respect to used property is subject to certain anti-abuse restrictions, including the requirement that the property be acquired from an unrelated party. We can elect to forgo the depreciation bonus and use the alternative depreciation system for any class of property for a taxable year.

Disposition of BUCs

Recognition of Gain or Loss

A holder of BUCs will be required to recognize gain or loss on a sale of such units equal to the difference between the unitholder’s amount realized and tax basis in the units sold. A unitholder’s amount realized generally will equal the sum of the cash and the fair market value of other property it receives for the unit. Gain or loss recognized by a unitholder on the sale or exchange of a unit held for more than one year generally will be taxable as long-term capital gain or loss. However, a portion of this gain or loss, which may be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Section 751 Assets, such as depreciation recapture and our “inventory items,” regardless of whether such inventory item has substantially appreciated in value. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale or exchange of a unit and may be recognized even if there is a net taxable loss realized on the sale or exchange of a unit. Thus, a unitholder may recognize both ordinary income and a capital gain or loss upon a sale or exchange of a unit. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

Furthermore, as described above, the IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests (presumably including both BUCs and Preferred Units).

Special rules apply to determining the basis and holding period of a unitholder’s units where less than all of a unitholder’s interest is sold.  A unitholder considering the purchase of additional units or a sale of units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” financial position, including a partnership interest with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, in the event the taxpayer or a related person enters into:

•	a short sale;
•	an offsetting notional principal contract; or
•	a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is authorized to issue Treasury Regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.  Prospective investors should consult their own tax advisors regarding the application of these rules governing the taxation of financial products to their particular investment in the Partnership.

Allocations Between Transferors and Transferees

Holders of BUCs owning BUCs on the record date of any declared distribution (the “Allocation Date”) will be entitled to receive the distribution payable with respect to their units. Purchasers of BUCs after the Allocation Date will therefore not be entitled to a cash distribution on their BUCs until the next Allocation Date.

Notification Requirements

A unitholder who sells or purchases any of its units generally is required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction in the case of a seller). Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale through a broker who will satisfy such requirements.

Uniformity of Units

Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units.  In the absence of uniformity, we may be unable to completely comply with a number of U.S. federal income tax requirements, both statutory and regulatory.  A lack of uniformity can result from the application of certain depreciation and amortization methods.  Any non-uniformity could have a negative impact on the value of the units.  Barnes & Thornburg LLP has not rendered an opinion with respect to our specific methods of depreciation and amortization, and the IRS may challenge these methods.  If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions.  Please read “ – Disposition of BUCs – Recognition of Gain or Loss.”

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans and other tax-exempt organizations as well as by non-resident alien individuals, non-U.S. corporations and other non-U.S. persons (collectively, “Non-U.S. Unitholders”) raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. Prospective unitholders that are tax-exempt entities or Non-U.S. Unitholders should consult their tax advisors before investing in our units. Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. A portion of our income allocated to the BUC holders may be unrelated business taxable income (“UBTI”) and, accordingly, will be taxable to a tax-exempt unitholder.

Non-U.S. Unitholders are taxed by the United States on income effectively connected with the conduct of a U.S. trade or business (“effectively connected income” or “ECI”) and on certain types of U.S.-source non-effectively connected income (such as dividends and guaranteed payments), unless exempted or further limited by an income tax treaty will be considered to be engaged in business in the United States because of their ownership of our units. Furthermore, is it probable that they will be deemed to conduct such activities through permanent establishments in the United States within the meaning of applicable tax treaties. Consequently, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax on their share of our net income or gain in a manner similar to a taxable U.S. unitholder. Moreover, under rules applicable to publicly traded partnerships, distributions to Non-U.S. Unitholders are subject to withholding at the highest applicable effective tax rate. Each Non-U.S. Unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes.

In addition, because a Non-U.S. Unitholder classified as a corporation will be treated as engaged in a United States trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain as adjusted for changes in the foreign corporation’s “U.S. net equity” to the extent reflected in the corporation’s effectively connected earnings and profits. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder may be subject to special information reporting requirements under Section 6038C of the Code.

Under Section 864(c)(8) and Section 1446(f) of the Code, all or a portion of a Non-U.S. Unitholder’s gain from the sale or other disposition of its units will be treated as effectively connected with a unitholder’s indirect U.S. trade or business constituted by its investment in us.  Furthermore, under recently finalized Section 1446(f) regulations, amounts paid to a Non-U.S. Unitholder in exchange for units are subject to withholding unless the unitholder qualifies for an exemption and, where applicable, can furnish required certifications.  The effective date for the final Section 1446(f) regulations relating to publicly traded partnerships has been delayed until January 1, 2023 to allow for orderly implementation.  Moreover, under the Foreign Investment in Real Property Tax Act

(“FIRPTA”), a Non-U.S. Unitholder generally will be subject to federal income tax and withholding upon the sale or disposition of a unit if (i) it owned (directly or indirectly constructively applying certain attribution rules) more than 5% of our units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business consisted of U.S. real property interests (which include U.S. real estate (including land, improvements, and certain associated personal property) and interests in certain entities holding U.S. real estate) at any time during the shorter of the period during which such unitholder held the units or the 5-year period ending on the date of disposition. More than 50% of our assets may consist of U.S. real property interests. Therefore, Non-U.S. Unitholders may be subject to federal income tax on gain and withholding from the sale or disposition of their units.  If both FIRPTA and Section 1446(f) of the IRC require withholding, Section 1446(f) withholding generally takes precedence.  Non-U.S. Unitholders are strongly urged to consult with their own tax advisors regarding an investment in the Partnership, including the application of the withholding tax rules on the sale or other disposition of units.

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure our unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.

The IRS may audit our federal income tax information returns. We cannot assure prospective unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of our units. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of the unitholder’s own return. Any audit of a unitholder’s return could result in adjustments unrelated to our returns.

Pursuant to the Bipartisan Budget Act of 2015, for taxable years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us, unless we elect to have our General Partner, unitholders and former unitholders take any audit adjustment into account in accordance with their interests in us during the taxable year under audit. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity.

Our Partnership Representative (defined below) may, but is not required to, elect to have our General Partner, unitholders and former unitholders take an audit adjustment into account in accordance with their interests in us during the taxable year under audit.  If this election is not made, or if other adjustments are made with respect to an entity in which we are a partner or member and that does not similarly elect our then current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own our units during the taxable year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties or interest, our cash available for distribution to our unitholders might be substantially reduced. These rules still are fairly new, and the manner in which they may apply to us in the future is uncertain.

For taxable years beginning after December 31, 2017, we will designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We currently anticipate that we will designate our General Partner as the Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders.

Accuracy-Related Penalties

Certain penalties may be imposed as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. We do not anticipate that any accuracy-related penalties will be assessed against us.

State, Local, Foreign and Other Tax Considerations

In addition to federal income taxes, unitholders may be subject to other taxes, including state and local income taxes, unincorporated business taxes and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property now or in the future or in which the unitholder is a resident. We conduct business or own property in many states in the United States. Some of these states may impose an income tax on individuals, corporations and other entities. As we make acquisitions or expand our business, we may own property or conduct business in additional states that impose a personal income tax. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider the potential impact of such taxes on its investment in us.

A unitholder may be required to file income tax returns and pay income taxes in some or all of the jurisdictions in which we do business or own property, though such unitholder may not be required to file a return and pay taxes in certain jurisdictions because its income from such jurisdictions falls below the jurisdiction’s filing and payment requirement. Further, a unitholder may be subject to penalties for a failure to comply with any filing or payment requirement applicable to such unitholder. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return.

Under Sections 1471 through 1474 of the IRC, applicable Treasury regulations and additional guidance (“FATCA”), the Partnership generally will be required to withhold a 30% tax from any “withholdable payments” it makes, or is treated as making, to any Non-U.S. Unitholder that is an entity unless such Non-U.S. Unitholder provides certain certifications and other information to the Partnership sufficient to establish that it qualifies for an exemption from, or an appropriate reduction of, the FATCA tax (including information generally relating to its U.S. owners, if any).  For purposes of FATCA, “withholdable payments” are defined, in relevant part, as payments of U.S.-source fixed, determinable annual or periodical income.

Moreover, the Treasury Department and the IRS have issued proposed regulations that (i) provide that the FATCA tax will not be imposed on gross proceeds from the disposition of property that can produce U.S. source dividends or interest, as otherwise would have been the case after December 31, 2018, (ii) delay the time for the application of the FATCA tax to foreign passthru payments (which are attributable to withholdable payments) to a date no earlier than two years after the date of publication of final Treasury regulations applicable to foreign passthru payments, and (iii) state that taxpayers may rely on these provisions of the proposed regulations until final regulations are issued.

IT IS THE RESPONSIBILITY OF EACH UNITHOLDER TO INVESTIGATE THE LEGAL AND TAX CONSEQUENCES, UNDER THE LAWS OF PERTINENT JURISDICTIONS, OF THEIR INVESTMENT IN US. WE STRONGLY RECOMMEND THAT EACH PROSPECTIVE UNITHOLDER CONSULT, AND DEPEND UPON, ITS OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO THOSE MATTERS. FURTHER, IT IS THE RESPONSIBILITY OF EACH UNITHOLDER TO FILE ALL STATE, LOCAL AND NON-U.S., AS WELL AS U.S. FEDERAL TAX RETURNS THAT MAY BE REQUIRED OF IT.  BARNES & THORNBURG LLP HAS NOT RENDERED AN OPINION ON THE STATE TAX, LOCAL TAX, ALTERNATIVE MINIMUM TAX, OR FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN US.

UNDERWRITING

  Raymond James & Associates, Inc. (“Raymond James”) is acting as the representative of the several underwriters named below.  Subject to the terms and conditions set forth in an underwriting agreement among us and the representative of the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of BUCs set forth opposite such underwriter’s name below:

Underwriter	Number of BUCs
Raymond James & Associates, Inc.
JMP Securities LLC
JonesTrading Institutional Services LLC
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the BUCs offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased.  If an underwriter defaults in its obligation to purchase BUCs, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the BUCs, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the BUCs, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions.  The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriting Discounts and Expenses

The representative has advised us that the underwriters propose initially to offer the BUCs to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $         per share. The underwriters may not allow, and the dealers may not reallow, any concession on sales to other dealers. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us in connection with this offering.  The information alternatively assumes either no exercise or full exercise by the underwriters of their option to purchase additional BUCs.

	Per Unit	Total Without Exercise of Option to Purchase Additional BUCs	Total With Full Exercise of Option to Purchase Additional BUCs
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to us	$	$	$
(1)	We have agreed to pay the underwriters a commission of % of the gross proceeds raised in the offering.

The expenses of this offering, not including the underwriting discount, are estimated at approximately $          . The expenses of the offering are payable by us. We have agreed to reimburse the underwriters for the legal fees and other reasonable disbursements of counsel for the underwriters in connection with any required filings under certain state securities laws and the filing for review, if any, of the public offering of the BUCs by the Financial Industry Regulatory Authority, Inc. (up to $              collectively).

Option to Purchase Additional BUCs

We have granted the underwriters an option to purchase up to            additional BUCs on the same terms and conditions set forth above for 30 days after the date of this prospectus supplement, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional BUCs proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

Subject to certain exceptions, we, and the individuals who act as our officers and managers, have agreed not to offer, sell, transfer or otherwise dispose of any of our BUCs that they beneficially own, for a period of            days after the date of this prospectus supplement without first obtaining the written consent of the representative of the underwriters.

Specifically, we and such other persons have agreed, with certain exceptions, not to directly or indirectly:

•	offer, pledge, sell, contract to purchase, grant any option, right or warrant to purchase, lend or otherwise dispose of our BUCs,
•	file or cause to be filed any registration statement related to our BUCs, or
•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any of our BUCs whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

These lock-up agreements apply to our BUCs and to securities convertible into or exchangeable or exercisable for, or any rights to purchase or otherwise acquire our BUCs. They also apply to any of our BUCs acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

The restrictions described above do not apply to, among other customary exceptions, the vesting of equity awards and BUCs issued pursuant to equity awards, bona fide gifts or certain testamentary and estate planning transfers to family members or trusts for the direct or indirect benefit of the director or manager, or his or her family members, or the withholding by the Partnership or surrender by the officer or manager of Units to satisfy tax withholding obligations upon the vesting of restricted unit awards; provided in each case that the transferee agrees in writing to be bound by the terms of the applicable lock-up agreement. In addition, the representative of the underwriters, in its sole discretion, may release the BUCs and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

NASDAQ Listing

Our BUCs are listed for trading on the NASDAQ Global Select Market under the symbol “ATAX.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the BUCs is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our securities. However, the underwriters may engage in transactions that stabilize the price of the BUCs, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our securities in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of our securities than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional BUCs described above. The underwriters may close out any covered short position by either exercising their option or purchasing BUCs in the open market. In determining the source of BUCs to close out the covered short position, the underwriters will consider, among other things, the price of our BUCs available for purchase in the open market as compared to the price at which they may purchase BUCs through the option. “Naked” short sales are sales in excess of the option to purchase additional BUCs. The underwriters must close out any naked short position by purchasing BUCs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our BUCs in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of BUCs made by the underwriters in the open market prior to the completion of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased BUCs sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicated short sales may have the effect of raising or maintaining the market price of our BUCs or preventing or retarding a decline in the market price of our BUCs.  As a result, the price of our BUCs may be higher than the price that might otherwise exist in the open market.  The underwriters may conduct these transactions on the NASDAQ, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our BUCs.  In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The underwriters may allocate a limited number of our BUCs for sale to their online brokerage customers. An electronic prospectus may be available on the websites maintained by the underwriters. Other than the prospectus in electronic format, the information on the underwriters’ websites is not part of this prospectus.

Conflicts of Interest and Other Relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.  In addition, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and/or instruments of ours or our affiliates. Of the underwriters (or their affiliates) that have lending relationships with us, certain of them routinely hedge and others may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and/or their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially our BUCs offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of our BUCs offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

JonesTrading Institutional Services LLC is our agent in connection with our at-the-market BUC offering program. JonesTrading Institutional Services LLC also received a commission in connection with our BUCs repurchase program conducted in the first half of 2021.

Notice to Prospective Investors in Canada

The BUCs may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the BUCs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Barnes & Thornburg LLP, Indianapolis, Indiana.  The description of federal income tax consequences under the heading “Material U.S. Federal Income Tax Considerations” in this prospectus supplement is based on the opinion of Barnes & Thornburg LLP.  Greenberg Traurig, LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC on November 26, 2019, and which was declared effective by the SEC on December 6, 2019.  This prospectus supplement and accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  For further information with respect to us and the securities we are offering under this prospectus supplement and accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.  You should rely only on the information contained in this prospectus supplement, accompanying prospectus, or the information incorporated by reference herein or therein.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus supplement or accompanying prospectus is accurate as of any date other than the date on the front page of this prospectus supplement and the date on the front page of the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement and accompanying prospectus or any sale of the securities offered by this prospectus supplement and accompanying prospectus.

We furnish and file annual, quarterly, and current reports and other information with the SEC.  The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.  Our SEC filings are available to the public on the SEC’s Internet website at http://www.sec.gov.  Those filings are also available to the public on our corporate website at http://www.ataxfund.com.  Information contained on our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

We maintain an Internet website at www.ataxfund.com.  The information contained on this website is not part of this prospectus supplement or the accompanying prospectus and you should not rely on it in deciding whether to invest in our BUCs.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC.  This means that we can disclose important information to you by referring you to the documents containing the information.  The information we incorporate by reference is considered to be included in and an important part of this prospectus supplement and the accompanying prospectus and should be read with the same care.  Information that we later file with the SEC that is incorporated by reference into this prospectus supplement and accompanying prospectus will automatically update and supersede this information.  We are incorporating by reference into this prospectus supplement and the accompanying prospectus the following documents that we have filed with the SEC:

1.	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;
2.	our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2021;
3.

our Current Reports on Form 8-K filed with the SEC on February 9, March 17, March 30, April 21, May 7, June 3, June 14, June 17, July 21, August 2, August 25, August 27, August 31, and September 9, 2021; and

4.

the description of our beneficial unit certificates representing assigned limited partnership interests contained in our registration statement on Form 8-A filed with the SEC on August 27, 1998, as such description was amended on October 31, 2016, together with any further amendment or report filed with the SEC for the purpose of updating such description.

In addition, we also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents and additional information that we may subsequently file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination or completion of the offering.  These documents include, but are not limited to, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements, if any.  Any statement contained in this prospectus supplement, the accompanying prospectus, or in any document incorporated, or deemed to be incorporated, by reference into this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, or in any subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement, the accompanying prospectus, and the related registration statement.  Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement or the accompanying prospectus.  We will provide without charge to each person, including any beneficial owner of our Units, to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request, a copy of any and all documents that have been incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement (without exhibits, unless the exhibits are specifically incorporated by reference but not delivered with this prospectus supplement and the accompanying prospectus).  Requests should be directed to:

Mr. Jesse A. Coury

America First Multifamily Investors, L.P.

14301 FNB Parkway, Suite 211

Omaha, Nebraska 68154

(402) 952-1235

You should rely only on the information and representations in this prospectus supplement, the accompanying prospectus, and the documents that are incorporated by reference.  We have not authorized anyone else to provide you with different information or representations.  We are not offering these securities in any state where the offer is prohibited by law.  You should not assume that the information in this prospectus supplement, the accompanying prospectus, or any incorporated document is accurate as of any date other than the date of the document.

PROSPECTUS

$225,000,000

Beneficial Unit Certificates Representing Assigned Limited Partnership Interests

We may use this prospectus to offer, from time to time, in one or more offerings, beneficial unit certificates representing assigned limited partnership interests (“BUCs”) in America First Multifamily Investors, L.P.  The aggregate initial offering price of all BUCs sold by us under this prospectus will not exceed $225,000,000.  We will provide the specific terms of each issuance of these securities in supplements to this prospectus.  You should read this prospectus and any supplement carefully before you decide to invest in our BUCs.

Our BUCs are traded on the NASDAQ Global Select Market under the symbol “ATAX.”  The last reported sale price of our BUCs on November 25, 2019 was $7.32 per BUC.  Our principal executive offices are located at 1004 Farnam Street, Suite 400, Omaha, Nebraska, 68102.  Our telephone number is (402) 444-1630.

We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis, and in amounts, at prices, and at terms to be determined by market conditions and other factors at the time of the offering.  This prospectus describes the general terms of the securities and the general manner in which we will offer the securities.  Each time we offer to sell securities we will provide a prospectus supplement that will contain specific information about those securities and the terms of that offering.  The prospectus supplement also may add, update, or change information contained in this prospectus.  If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers, or underwriters and any applicable commissions or discounts.  Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.  For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.  You should read this prospectus and any prospectus supplement carefully before you invest.  You should also read the documents we refer to in the “Where You Can Find More Information” section of this prospectus for information on us and our financial statements.

Investing in our securities involves a high degree of risk.  Limited partnerships are inherently different from corporations.  You should carefully consider the information under the heading “Risk Factors” beginning on page 7 of this prospectus, and contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein, before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is December 6, 2019.

TABLE OF CONTENTS

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you.  We have not authorized anyone else to provide you with different information or to make additional representations.  We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement.  We are not making or soliciting an offer of these securities in any state or jurisdiction where an offer is not permitted or in any circumstances in which such offer or solicitation is unlawful.  You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of each of those documents.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in any prospectus supplement were made solely for the benefit of the parties to such agreement and the third-party beneficiaries named therein, if any, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you.  Moreover, such representations, warranties, or covenants were accurate only as of the date when made.  Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC.  Under the shelf registration process, we may, from time to time, sell up to $225,000,000 in total aggregate offering price of BUCs, as described in this prospectus, in one or more offerings.

This prospectus provides you with a general description of us and the securities offered under this prospectus.  Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered.  The prospectus supplement also may add to, update, or change the information contained in this prospectus.  If there is any inconsistency between the information contained in this prospectus and any information incorporated by reference in this prospectus, on the one hand, and the information contained in any applicable prospectus supplement or incorporated by reference therein, on the other hand, you should rely on the information in the applicable prospectus supplement or incorporated by reference in the prospectus supplement.  You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the heading “Where You Can Find More Information.”

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement, of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules, or regulations.

Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement as to the contents of any contract or other document are not necessarily complete.  In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part, or as an exhibit to the documents incorporated by reference.  You may obtain copies of those documents as described in this prospectus under “Where You Can Find More Information.”

Neither the delivery of this prospectus nor any sale made hereunder implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.  You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, an accompanying prospectus supplement, or any “free writing prospectus” we may authorize to be delivered to you, is accurate as of any date other than the date on the front cover of each of those documents.  Our business, financial condition, results of operations, and prospects may have changed since that date.

Throughout this prospectus, when we use the terms “we,” “us,” or the “Partnership,” we are referring to America First Multifamily Investors, L.P.  References in this prospectus to our “General Partner” refer to America First Capital Associates Limited Partnership Two, whose general partner is Greystone AF Manager, LLC (“Greystone”).  In addition, references in this prospectus to “Units” refer collectively to our BUCs and Series A Preferred Units, and references to our “Unitholders” refer collectively to the holders of our BUCs and Series A Preferred Units.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain forward-looking statements.  All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements.  When used, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements.  We have based forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations.  This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data.  This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.  We have not independently verified the statistical and other industry data generated by independent parties which are contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness.

These forward-looking statements are subject, but not limited, to various risks and uncertainties, including but not limited to those relating to:

•	current maturities of our financing arrangements and our ability to renew or refinance such financing arrangements;
•	defaults on the mortgage loans securing our mortgage revenue bonds;
•	the competitive environment in which we operate;
•	risks associated with investing in multifamily and student residential properties and commercial properties, including changes in business conditions and the general economy;
•	changes in interest rates;
•	our ability to use borrowings or obtain capital to finance our assets;
•	local, regional, national, and international economic and credit market conditions;
•	recapture of previously issued Low Income Housing Tax Credits (“LIHTCs”) in accordance with Section 42 of the Internal Revenue Code;
•	changes in the United States Department of Housing and Urban Development’s (“HUD’s”) Capital Fund Program;
•	geographic concentration within the mortgage revenue bond portfolio held by the Partnership;
•	appropriations risk related to the funding of federal housing programs, including HUD Section 8; and
•	changes in the U.S. corporate tax code and other government regulations affecting our business.

Other risks, uncertainties, and factors, including those discussed in any supplement to this prospectus or in the reports that we file from time to time with the Securities and Exchange Commission (such as our Forms 10-K and 10-Q) could cause our actual results to differ materially from those projected in any forward-looking statements we make.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this prospectus and those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

ABOUT AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

Our Business

America First Multifamily Investors, L.P. was formed for the primary purpose of acquiring a portfolio of mortgage revenue bonds (“MRBs”) that are issued by state and local housing authorities to provide construction and/or permanent financing for affordable multifamily and student housing (collectively “Residential Properties”) and commercial properties in their market areas.  We expect and believe the interest received on these bonds is excludable from gross income for federal income tax purposes.  We may also invest in other types of securities that may or may not be secured by real estate and may make property loans to multifamily residential properties which may or may not be financed by MRBs held by the Partnership, to the extent permitted under the terms of the Partnership’s First Amended and Restated Agreement of Limited Partnership dated September 15, 2015, as further amended (the “Partnership Agreement”).  In addition, we may acquire interests in multifamily, student, and senior citizen residential properties.

We have been in operation since 1998 and own 76 MRBs with an aggregate outstanding principal amount of approximately $681.4 million as of September 30, 2019.  The majority of these MRBs were issued by state and local housing authorities in order to provide construction and/or permanent financing for 66 Residential Properties containing a total of 10,871 rental units located in 13 states in the United States.  Each MRB for the Residential Properties is secured by a mortgage or deed of trust.  One MRB is secured by a mortgage on the ground, facilities, and equipment of a commercial ancillary health care facility in Tennessee.  Each of the MRBs provides for interest payable at a fixed rate on a periodic basis.

We directly own 13 MRBs, while seven MRBs are owned by ATAX TEBS I, LLC; 12 MRBs are owned by ATAX TEBS II, LLC; seven MRBs are owned by ATAX TEBS III, LLC; and 25 MRBs are owned by ATAX TEBS IV, LLC.  Each of these entities is a special purpose entity owned and controlled by the Partnership to facilitate Tax Exempt Bond Securitization (“TEBS”) Financings with Freddie Mac.  One MRB is securitized and held by Deutsche Bank AG (“Deutsche Bank”) in a Term Tender Option Bond (“Term TOB”) facility.  Five MRBs are securitized and held by Deutsche Bank in Term A/B Trust financing facilities.  One MRB is securitized and held by Morgan Stanley Bank, N.A. (“Morgan Stanley”) in a Term TOB facility.  Five MRBs are securitized and held by Mizuho Capital Markets, LLC (“Mizuho”) in Tender Option Bond (“TOB”) Trust financing facilities.  During 2019, we strategically diversified our lending relationships.  We closed on a new Term TOB trust financing structure with Morgan Stanley in May 2019 and new TOB trust financing structures with Mizuho beginning in July 2019.  The addition of these two investment banking relationships will further diversify our access to debt financing arrangements.

The ability of the Residential Properties and the commercial property that collateralize our MRBs to make payments of interest is a function of the net cash flow generated by these properties.  Net cash flow from a multifamily or student residential property depends on the rental and occupancy rates of the property and the level of operating expenses.  Occupancy rates and rents are directly affected by the supply of, and demand for, apartments in the market areas in which a property is located.  This, in turn, is affected by several factors such as the requirement that a certain percentage of the rental units be set aside for tenants who qualify as persons of low to moderate income, local or national economic conditions, and the amount of new apartment construction and interest rates on single-family mortgage loans.  Net cash flow from the commercial property depends on the number of cancer patients which utilize the cancer therapy center and the ability to hire and retain key employees to provide the related cancer treatment.  In addition, factors such as government regulation, inflation, real estate and other taxes, labor problems, and natural disasters can affect the economic operations of the properties which collateralize the MRBs.  The return we realize from our investments in MRBs depends upon the economic performance of the Residential Properties and the commercial property which collateralize these MRBs.  We may be in competition with other residential rental properties and commercial properties located in the same geographic areas as the properties financed with our MRBs.

We may also make taxable property loans to Residential Properties which are financed by MRBs held by us.  We do this to provide financing for capital improvements at these properties or to otherwise support property operations when we determine it is in our best long-term interest.  We may also invest in other types of securities that may or may not be secured by real estate to the extent allowed by the Partnership Agreement.  We also rely on an exemption from registration under the Investment Company Act of 1940, which has certain restrictions on the types and amounts of securities owned by the Partnership.

Under the Partnership Agreement, any tax-exempt investments, other than MRBs, that are not secured by a direct or indirect interest in a property must be rated in one of the four highest rating categories by at least one nationally recognized securities rating agency.  The Partnership’s acquisition of any tax-exempt investment or other investment may not cause the aggregate book value of such investments to exceed 25% of our assets at the time of acquisition.  As of September 30, 2019, the Partnership owned three Public Housing Capital Fund Trusts Certificates (“PHC Certificates”).  The PHC Certificates had an aggregate outstanding principal amount of approximately $44.9 million as of September 30, 2019.  The PHC Certificates represent beneficial interests in three trusts (“PHC Trusts”).  The PHC Certificates consist of custodial receipts evidencing loans made to numerous public housing authorities.  Principal and interest on these loans are payable by the respective public housing authorities out of annual appropriations to the public housing authorities by HUD under HUD’s Capital Fund Program established under the Quality Housing and Work Responsibility Act of 1998 (the “Capital Fund Program”).  The PHC Trusts have a first lien on these annual Capital Fund Program payments to secure the public housing authorities’ respective obligations to pay principal and interest on their loans.  The PHC Certificates are securitized into three separate TOB Trust financing facilities with Mizuho.

As of September 30, 2019, we owned membership interests in nine unconsolidated entities (“Vantage Properties”).  Our investments in the Vantage Properties are used to construct multifamily real estate properties.  We do not have controlling interests in the Vantage Properties and account for the membership interests under the equity method of accounting.  We earn a return on our membership interests accruing immediately on our contributed capital, which is guaranteed, up to a specified amount, through the second anniversary of construction completion by an unrelated third party.  The limited membership interests entitle us to shares of certain cash flows generated by the Vantage Properties from operations and upon the occurrence of certain capital transactions, such as a refinancing or sale.

We may acquire ownership interests in multifamily and student apartment properties (“MF Properties”).  As of September 30, 2019, we owned two MF Properties containing 859 rental units located in Nebraska and California.  In addition, we may acquire real estate securing our MRBs through foreclosure in the event of a default.  Net cash flow of our MF Properties depends on the rental and occupancy rates of the property and the level of operating expenses.  Occupancy rates and rents are directly affected by the supply of, and demand for, apartments in the market areas in which a property is located.  This, in turn, is affected by several factors such as local or national economic conditions, and the amount of new apartment construction and interest rates on single-family mortgage loans, government regulation, inflation, real estate and other taxes, labor problems, and natural disasters.  We operate our MF Properties until the opportunity arises to sell the properties at what we believe is their optimal fair value or to position ourselves for future investments in MRBs issued to finance these properties.

Business Objectives and Strategy

Our business objectives are acquiring, holding, selling, and otherwise dealing with a portfolio of MRBs which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing, and commercial properties.  We are pursuing a business strategy of acquiring additional MRBs and other investments on a leveraged basis.  We expect and believe the interest earned on these MRBs is excludable from gross income for federal income tax purposes.  We seek to achieve our investment growth strategy by investing in additional MRBs and other investments as permitted by our Partnership Agreement, taking advantage of financing structures available in the securities market, and entering into interest rate risk management instruments.

We are pursuing a business strategy of acquiring additional MRBs and other investments, as permitted by the Partnership Agreement, on a leveraged basis to (i) increase the amount of interest available for distribution to our Unitholders; and (ii) reduce risk through interest rate hedging.  We may finance the acquisition of additional MRBs and other investments through the reinvestment of cash flows, the issuance of additional BUCs or Series A Preferred Units, lines of credit, or securitization financing using our existing portfolio of MRBs and other investments.  Our current operating policy is to use securitizations or other forms of leverage which will not exceed 75% of the total Partnership assets.  The Partnership assets are defined as the cost adjusted for paydowns for MRBs, PHC Certificates, property loans, and taxable MRBs, and initial cost for deferred financing costs and MF Properties.

We continually assess opportunities to reposition our existing portfolio of MRBs.  The principal objective of this assessment is to improve the quality and performance of our MRB portfolio and, ultimately, increase the amount of cash available for distribution to our Unitholders.  In some cases, we may elect to redeem selected MRBs that have experienced significant appreciation.  Through the selective redemption of the MRBs, a sale or refinancing of the underlying property will be required.  In other cases, we may elect to sell MRBs on properties that are in stagnant or declining markets.  The proceeds received from these transactions would be redeployed into other investments consistent with our investment objectives.

We expect to invest primarily in MRBs issued to provide affordable rental housing, student housing projects, and commercial property.  The four basic types of MRBs which we may acquire as investments are as follows:

1.	Private activity bonds issued under Section 142(d) of the Internal Revenue Code of 1986, as amended (the “Code”).
2.	Bonds issued under Section 145 of the Code by not-for-profit entities qualified under Section 501(c)(3) of the Code;
3.	Essential function bonds issued by a public instrumentality to finance a multifamily residential property owned by such instrumentality; and
4.	Existing “80/20 bonds” that were issued under Section 103(b)(4)(A) of the Internal Revenue Code of 1954.

Each of these structures permits the issuance of MRBs to finance the construction or acquisition and rehabilitation of affordable rental housing or other not-for-profit commercial property.  Under applicable Treasury Regulations, any affordable multifamily residential project financed with MRBs that are purportedly tax-exempt must set aside a percentage of its total rental units for occupancy by tenants whose incomes do not exceed stated percentages of the median income in the local area.  In each case, the balance of the rental units in the multifamily residential project may be rented at market rates (unless otherwise restricted by local housing authorities).  With respect to private activity bonds issued under Section 142(d) of the Code, the owner of the multifamily residential project may elect, at the time the MRBs are issued, whether to set aside a minimum of 20% of the units for tenants making less than 50% of area median income (as adjusted for household size) or 40% of the units for tenants making less than 60% of the area median income (as adjusted for household size).  The MRBs that were secured by Residential Properties issued prior to the Tax Reform Act of 1986 (so called “80/20” bonds) require that 20% of the rental units be set aside for tenants whose income does not exceed 80% of the area median income, without adjustment for household size.  State and local housing authorities may require additional rent restrictions above those required by Treasury Regulations.  There are no Treasury Regulations related to MRBs that are collateralized by commercial property.

We expect that many of the private activity housing MRBs that we evaluate for acquisition will be issued in conjunction with the syndication of LIHTCs by the owner of the financed multifamily residential project.  Additionally, to facilitate our investment strategy of acquiring additional MRBs, we may acquire ownership positions in the MF Properties.  In many cases, we expect to acquire MRBs on these MF Properties at the time of a restructuring of the MF Property’s ownership.  Such restructuring may involve the syndication of LIHTCs in conjunction with property rehabilitation.

Additionally, we are continuing to pursue a business strategy of making equity investments in market-rate multifamily residential properties through non-controlling membership interests in unconsolidated entities.  Our investments in unconsolidated entities are used to construct market-rate, multifamily real estate properties.

Investment Types

Mortgage Revenue Bonds.  We invest in MRBs that are secured by a mortgage or deed of trust on Residential Properties and a commercial property.  Each of these MRBs bears interest at a fixed annual rate.  The amount of interest earned by us from our investment in MRBs is a function of the net cash flow generated by the Residential Properties and the commercial property which collateralize the MRBs.  Net cash flow from a residential property depends on the rental and occupancy rates of the property and the level of operating expenses.  Net cash flow from the commercial property depends on the number of cancer patients that utilize the cancer therapy center and the ability to hire and retain key employees to provide the related cancer treatment.

Other Securities.  We may invest in other types of securities that may or may not be secured by real estate, as permitted under the terms of the Partnership Agreement.  Other tax-exempt investments must be rated in one of the four highest rating categories by at least one nationally recognized securities rating agency.  These tax-exempt investments and other securities may not represent, in the aggregate, more than 25% of our assets at the time of acquisition.

PHC Certificates.  The PHC Certificates represent beneficial interests in three PHC Trusts. The PHC Trusts consist of custodial receipts evidencing loans made to numerous public housing authorities.  Principal and interest on these loans are payable by the respective public housing authorities out of annual appropriations to be made to the public housing authorities by HUD under HUD’s Capital Fund Program.  The PHC Trusts have a first lien on these annual Capital Fund Program payments to secure the public housing authorities’ respective obligations to pay principal and interest on their loans.  The PHC Certificates rating by Standard & Poor’s were investment grade as of September 30, 2019.

Other Investments.  We also have a reportable segment consisting of our ownership of ATAX Vantage Holdings, LLC, which, as of September 30, 2019, had non-controlling investments in the Vantage Properties.

Property Loans.  We may also make taxable property loans which are secured by Residential Properties that are financed by MRBs and taxable property loans which are unsecured.

MF Properties.  We may acquire controlling interests in multifamily, student or senior citizen residential properties.  We plan to operate the MF Properties to position ourselves for a future investment in MRBs issued to finance the acquisition and/or rehabilitation of the property by a new owner or until the opportunity arises to sell the properties at what we believe is their optimal fair value.

Investment Opportunities and Business Challenges

There continues to be a significant unmet demand for affordable multifamily, student, and senior citizen residential housing in the United States.  HUD reports that there is a high demand for quality affordable housing.  The types of MRBs in which we invest offer developers of affordable housing a low-cost source of construction and permanent debt financing for these types of properties.  Investors purchase these MRBs because the interest income paid on these bonds is expected to be exempt from federal income taxation.

The demand for affordable housing by qualified potential residents whose income does not exceed 50-60% of the area median income continues to increase.  Government programs that provide direct rental support to residents has not kept up with the demand, therefore programs that support private sector development and support for affordable housing through MRBs, tax credits, and grant funding to developers have become more prominent.

In addition to MRBs, the federal government promotes affordable housing using LIHTCs for affordable multifamily rental housing.  The syndication and sale of LIHTCs along with MRB financing is attractive to developers of affordable housing because it helps them raise equity and debt financing for their projects.  Under this program, developers that receive an allocation of private activity bonds will also receive an allocation of federal LIHTCs as a method to encourage the development of affordable multifamily housing.  We do not invest in LIHTCs but are attracted to MRBs that are issued in association with federal LIHTC syndications because in order to be eligible for federal LIHTCs a property must either be newly constructed or substantially rehabilitated and therefore, may be less likely to become functionally obsolete in the near term than an older property.  There are various requirements to be eligible for federal LIHTCs, including rent and tenant income restrictions.  In general, the property owner must elect to set aside either 40% or more of the property’s residential units for occupancy by households whose income is 60% or less (adjusted for family size) of the area median gross income or 20% or more of the property’s residential units for occupancy by households whose income is 50% or less (adjusted for family size) of the area median gross income.  These units remain subject to these set aside requirements for a minimum of 30 years.

The inability to access debt financing may result in adverse effects on our financial condition and results of operations.  There can be no assurance that we will be able to finance additional acquisitions of MRBs or other investments through either additional equity or debt financing.  Although the consequences of market and economic conditions and their impact on our ability to pursue our plan to grow through investments in additional housing bonds are not fully known, we do not anticipate that our existing assets will be adversely affected in the long-term.  In addition, the Residential Properties and MF Properties which have not reached stabilization (which is 90% occupancy for 90 days and the achievement of 1.15 times debt service coverage ratio on amortizing debt service during the period) will result in lower economic occupancy at the related properties.

Since 2016, we have identified, and owned, membership interests in eleven Vantage Properties.  These investments in the Vantage Properties are used to construct market-rate, multifamily real estate properties.  The limited membership interests entitle us to shares of certain cash flows generated by the Vantage Properties from operations and upon the occurrence of certain capital transactions, such as a refinancing or sale.

General Information

The Partnership was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”).  The operations of the Partnership are conducted pursuant to the terms and conditions of the Partnership Agreement.  See “The Partnership Agreement” beginning on page 8.

Our general partner is America First Capital Associates Limited Partnership Two (the “General Partner”), whose general partner is Greystone.  Greystone is an affiliate of Greystone & Co., Inc., which, together with its affiliated companies, is a real estate lending, investment, and advisory company with an established reputation as a leader in multifamily and healthcare finance, having ranked as a top FHA, Fannie Mae, and Freddie Mac lender in these sectors.

We are a partnership for federal income tax purposes.  This means that we do not pay federal income taxes on our income.  Instead, all of our profits and losses are allocated to our partners, including the holders of BUCs, under the terms of our Partnership Agreement.  See “U.S. Federal Income Tax Considerations” beginning on page 18.  In addition, a majority of our income consists of what we believe and expect to be tax-exempt interest income.

Our principal executive offices are located at 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102, and our telephone number is (402) 444-1630.  We maintain a website at www.ataxfund.com, where certain information about the Partnership is available.  The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this prospectus, any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC.

Our initial limited partner, which has the obligation to perform certain actions on behalf of the BUC holders under the Partnership Agreement, is Greystone ILP, Inc., a Delaware corporation.  The BUCs represent assignments by the initial limited partner of its rights and obligations as a limited partner to outside third-party investors.

For additional information about our business, properties, and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves risks.  Additionally, limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in similar businesses.  You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus or any prospectus supplement, including those included in our most recent Annual Report on Form 10-K and, if applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities.  If any of these risks were to occur, our business, financial condition, or results of operations could be adversely affected.  In that case, the trading price of our BUCs could decline and you could lose all or part of your investment.  When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.  Also, please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless we inform you otherwise in a supplement to this prospectus, we intend to use the net proceeds to us from the sale of any particular offering of securities covered by this prospectus to acquire additional MRBs and other investments meeting our investment criteria.  Any remaining net proceeds will be used for general business purposes, including reduction in our indebtedness.  Any specific allocation of the net proceeds of an offering of securities to a purpose will be determined at the time of the offering and will be described in a prospectus supplement.

THE PARTNERSHIP AGREEMENT

General

The rights and obligations of Unitholders and the General Partner are set forth in the Partnership Agreement.  The following is a summary of the material provisions of the Partnership Agreement.  This summary does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the Partnership Agreement, which is incorporated by reference into the registration statement of which this prospectus forms a part.  We will provide prospective investors with a copy of the Partnership Agreement upon request at no charge.

Organization and Duration

The Partnership was organized in 1998 and has a perpetual existence.

Purpose

The purpose of the Partnership under the Partnership Agreement is to engage directly in, or enter into or form, hold, and dispose of any corporation, partnership, joint venture, limited liability company, or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under the Delaware LP Act, and do anything necessary or appropriate to the foregoing.  In this regard, the purpose of the Partnership includes, without limitation, the acquisition, holding, selling, and otherwise dealing with MRBs and other instruments backed by multifamily residential properties, and other investments as determined by the General Partner.

Management

Management by General Partner

Under the terms of the Partnership Agreement, the General Partner has full, complete, and exclusive authority to manage and control the business affairs of the Partnership.  Such authority specifically includes, but is not limited to, the power to (i) acquire, hold, refund, reissue, remarket, securitize, transfer, foreclose upon, sell or otherwise deal with the investments of the Partnership, (ii) issue additional Units and other Partnership securities, borrow money, and issue evidences of indebtedness, (iii) apply the proceeds from the sale or the issuance of additional Units or other Partnership securities to the acquisition of additional MRBs (and associated taxable mortgages) and other types of investments meeting the Partnership’s investment criteria, (iv) issue options, warrants, rights, and other equity instruments relating to Units under employee benefit plans and executive compensation plans maintained or sponsored by the Partnership and its affiliates, (v) issue Partnership securities in one or more classes or series with such designations, preferences, rights, powers, and duties, which may be senior to existing classes and series of Partnership securities, including BUCs, and (vi) engage in spin-offs and other similar transactions, and otherwise transfer or dispose of Partnership assets pursuant to such transactions.  The Partnership Agreement provides that the General Partner and its affiliates may and shall have the right to provide goods and services to the Partnership subject to certain conditions.  The Partnership Agreement also imposes certain limitations on the authority of the General Partner, including restrictions on the ability of the General Partner to dissolve the Partnership without the consent of a majority in interest of the limited partners.

Other than certain limited voting rights discussed under “Voting Rights of Unitholders,” the BUC holders do not have any authority to transact business for, or participate in the management of, the Partnership.  The only recourse available to BUC holders in the event that the General Partner takes actions with respect to the business of the Partnership with which BUC holders do not agree is to vote to remove the General Partner and admit a substitute general partner.  See “Withdrawal or Removal of the General Partner” below.  Holders of Series A Preferred Units have no voting rights, except for limited voting rights discussed below under “Voting Rights of Unitholders.”

Change of Management Provisions

The Partnership Agreement contains provisions that are intended to discourage any person or group from attempting to remove the General Partner or otherwise changing the Partnership’s management, and thereby achieve a takeover of the Partnership, without first negotiating such acquisition with the Board of Managers of Greystone.  In this regard, the Partnership Agreement provides that if any person or group (other than the General Partner and its affiliates) acquires beneficial ownership of 20% or more of any class of Partnership securities (including BUCs), that person or group loses voting rights with respect to all of his, her, or its securities and such securities will not be considered “outstanding” for voting or notice purposes, except as required by law.  This loss of voting rights will not apply to any person or group that acquires the securities from the General Partner or its affiliates and any transferees of that person or group approved by the General Partner, or to any person or group who acquires the securities with the prior approval of the Board of Managers of Greystone.

In addition, the Partnership Agreement provides that, under circumstances where the General Partner withdraws without violating the Partnership Agreement or is removed by the BUC holders without cause, the departing General Partner will have the option to require the successor general partner to purchase the general partner interest of the departing General Partner and its general partner distribution rights for their fair market value.  See “Withdrawal or Removal of the General Partner” below.

Issuance of Partnership Securities

General

As of the date of this prospectus, other than the interest of the General Partner in the Partnership, our only outstanding Partnership securities are the BUCs and the Series A Preferred Units representing limited partnership interests in the Partnership.  The Partnership Agreement provides that the General Partner may cause the Partnership to issue additional Units from time to time on such terms and conditions as it shall determine.  In addition, subject to certain approval rights of the holders of Series A Preferred Units for issuances adversely affecting the Series A Preferred Units, the Partnership Agreement authorizes the General Partner to issue additional limited partnership interests and other Partnership securities in one or more classes or series with such designations, preferences, rights, powers, and duties, which may be senior to existing classes and series of Partnership securities, including BUCs, as determined by the General Partner without the approval of Unitholders.

It is possible that we will fund acquisitions of our investments and other business operations through the issuance of additional BUCs, Series A Preferred Units, or other equity securities.  The holders of Units do not have a preemptive right to acquire additional BUCs, Series A Preferred Units, or other Partnership securities.  All limited partnership interests issued pursuant to and in accordance with the Partnership Agreement are considered fully paid and non-assessable limited partnership interests in the Partnership.

Series A Preferred Units

Holders of the Series A Preferred Units are entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 3.00% per annum of the $10.00 per unit purchase price of the Series A Preferred Units, payable quarterly.  In the event of any liquidation, dissolution, or winding up of the Partnership, the holders of the Series A Preferred Units are entitled to a liquidation preference in connection with their investments in an amount equal to $10.00 per Series A Preferred Unit, plus an amount equal to all distributions declared and unpaid thereon to the date of final distribution.

With respect to anticipated quarterly distributions and rights upon liquidation, dissolution, or the winding-up of the Partnership’s affairs, the Series A Preferred Units rank senior to the BUCs and to any other class or series of Partnership interests or securities expressly designated as ranking junior to the Series A Preferred Units, and junior to any other class or series of Partnership interests or securities expressly designated as ranking senior to the Series A Preferred Units.  The Series A Preferred Units have no stated maturity, are not subject to any sinking fund requirements, and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership.  Upon the sixth anniversary of the closing of the sale of Series A Preferred Units to a holder thereof, and upon each anniversary thereafter, each holder of Series A Preferred Units will have the right to redeem, in whole or in part, the Series A Preferred Units held by such holder at a per unit redemption price equal to $10.00 per unit plus an amount equal to all declared and unpaid distributions.  Holders of Series A Preferred Units have no voting rights except for limited voting rights relating to issuances of Partnership securities adversely affecting the Series A Preferred Units.

Cash Distributions

General

The Partnership Agreement provides that all Net Interest Income generated by the Partnership that is not contingent interest will be distributed 99% to the limited partners and BUC holders as a class and 1% to the General Partner.  During the years ended December 31, 2018 and 2017, the General Partner received total distributions of Net Interest Income of approximately $166,000 and $194,000, respectively.  In addition, the Partnership Agreement provides that the General Partner is entitled to 25% of Net Interest Income representing contingent interest up to a maximum amount equal to 0.9% per annum of the principal amount of all mortgage bonds held by the Partnership, as the case may be.

Interest Income of the Partnership includes all cash receipts, except for (i) capital contributions, (ii) Residual Proceeds (defined below), or (iii) the proceeds of any loan or the refinancing of any loan.  “Net Interest Income” of the Partnership means all Interest Income plus any amount released from the Partnership’s reserves for distribution, less expenses and debt service payments and any amount deposited in reserve or used or held for the acquisition of additional investments.

The Partnership Agreement provides that Net Residual Proceeds (whether representing a return of principal or contingent interest) will be distributed 100% to the limited partners and BUC holders as a class, except that 25% of Net Residual Proceeds representing contingent interest will be distributed to the General Partner until it receives a maximum amount per annum (when combined with all distributions to it of Net Interest Income representing contingent interest during the year) equal to 0.9% of the principal amount of the Partnership’s mortgage bonds.  Under the terms of the Partnership Agreement, “Residual Proceeds” means all amounts received by the Partnership upon the sale of any asset or from the repayment of principal of any bond.  “Net Residual Proceeds” means, with respect to any distribution period, all Residual Proceeds received by the Partnership during such distribution period, plus any amounts released from reserves for distribution, less all expenses that are directly attributable to the sale of an asset, amounts used to discharge indebtedness, and any amount deposited in reserve or used or held for the acquisition of investments.  Notwithstanding its authority to invest Residual Proceeds in additional investments, the General Partner does not intend to use this authority to acquire additional investments indefinitely without distributing Net Residual Proceeds to the limited partners and BUC holders.  Rather, it is designed to afford the General Partner the ability to increase the income-generating investments of the Partnership in order to potentially increase the Net Interest Income from, and value of, the Partnership.

The General Partner received total distributions of Net Interest Income representing contingent interest and Net Residual Proceeds of approximately $2.1 million and $2.0 million during each of the years ended December 31, 2018 and 2017, respectively.

With respect to the cash available for distribution to the limited partners, and subject to the preferential rights of the holders of any class or series of our Partnership securities ranking senior to the Series A Preferred Units with respect to distribution rights, holders of Series A Preferred Units are entitled to receive, when, as, and if declared by the General Partner out of funds legally available for the payment of distributions, non-cumulative cash distributions at the rate of 3.00% per annum of the $10.00 per unit purchase price of the Series A Preferred Units, payable quarterly.  The Series A Preferred Units rank senior to our BUCs with respect to the payment of distributions and to any other class or series of Partnership interests or securities expressly designated as ranking junior to the Series A Preferred Units, and junior to any other class or series of Partnership interests or securities expressly designated as ranking senior to the Series A Preferred Units.

Distributions Upon Liquidation

Upon the dissolution of the Partnership, the proceeds from the liquidation of its assets will be first applied to the payment of the obligations and liabilities of the Partnership and the establishment of any reserves therefor as the General Partner determines to be necessary, and then distributed to the partners (including both the General Partner and limited partners) and Unitholders in proportion to, and to the extent of, their respective capital account balances, and then in the same manner as Net Residual Proceeds.  With respect to the liquidation proceeds available for distribution to the limited partners, the holders of the Series A Preferred Units are entitled to a liquidation preference in an amount equal to $10.00 per Series A Preferred Unit, plus an amount equal to all distributions declared and unpaid thereon to the date of final distribution.  The Series A Preferred Units rank senior to our BUCs with respect to distributions upon liquidation, dissolution, or the winding-up of the Partnership’s affairs, and senior to any other class or series of Partnership interests or securities expressly designated as ranking junior to the Series A Preferred Units, and junior to any other class or series of Partnership interests or securities expressly designated as ranking senior to the Series A Preferred Units.

Timing of Cash Distributions

The Partnership currently makes quarterly cash distributions to BUC holders.  However, the Partnership Agreement allows the General Partner to elect to make cash distributions on a more or less frequent basis provided that distributions are made at least semiannually.  Regardless of the distribution period selected by the General Partner, cash distributions to BUC holders must be made within 60 days of the end of each such period.  Distributions declared on the Series A Preferred Units are payable quarterly in arrears.

Allocation of Income and Losses

Income and losses from operations will be allocated 99% to the limited partners and BUC holders as a class and 1% to the General Partner.  Income arising from a sale of or liquidation of the Partnership’s assets will be first allocated to the General Partner in an amount equal to the Net Residual Proceeds or liquidation proceeds distributed to the General Partner from such transaction, and the balance will be allocated to the limited partners and Unitholders as a class.  Losses from a sale of a property or from a liquidation of the Partnership will be allocated among the partners in the same manner as the Net Residual Proceeds or liquidation proceeds from such transaction are distributed.

Determination of Allocations to Unitholders

Income and losses will be allocated on a monthly basis to the Unitholders of record as of the last day of a month.  If a Unitholder is recognized as the record holder of Units on such date, such Unitholder will be allocated all income and losses for such month.

Cash distributions will be made to the BUC holders of record as of the last day of each distribution period.  If the Partnership recognizes a transfer prior to the end of a distribution period, the transferee will be deemed to be the holder for the entire distribution period and will receive the entire cash distribution for such period.  Accordingly, if the General Partner selects a quarterly or semiannual distribution period, the transferor of BUCs during such a distribution period may be recognized as the record holder of the BUCs at the end of one or more months during such period and be allocated income or losses for such months but not be recognized as the record holder of the BUCs at the end of the period and, therefore, not be entitled to a cash distribution for such period.  Distributions to the holders of Series A Preferred Units are made quarterly in arrears on the 15th day of the first month of each calendar quarter.

The General Partner retains the right to change the method by which income and losses of the Partnership will be allocated between buyers and sellers of Units during a distribution period based on consultation with tax counsel and accountants.  However, no change may be made in the method of allocation of income or losses without written notice to the Unitholders at least 10 days prior to the proposed effectiveness of such change unless otherwise required by law.

Payments to the General Partner

Fees

In addition to its share of Net Interest Income and Net Residual Proceeds and reimbursement for expenses, the General Partner is entitled to an administrative fee in an amount equal to 0.45% per annum of the principal amount of the MRBs, other investments, and taxable mortgage loans held by the Partnership.  In general, the administrative fee is payable by the owners of the properties financed by the MRBs held by the Partnership, but is subordinate to the payment of all base interest to the Partnership on the bonds.  As of September 30, 2019, one of the MRBs held by the Partnership provided for the payment of this administrative fee to the General Partner by the owner of the financed property.  The General Partner may seek to negotiate the payment of the administrative fee in connection with the acquisition of additional MRBs by the Partnership by the owner of the financed property or by another third party.  However, the Partnership Agreement provides that the administrative fee will be paid directly by the Partnership with respect to any investments for which the administrative fee is not payable by a third party.  In addition, the Partnership Agreement provides that the Partnership will pay the administrative fee to the General Partner with respect to any foreclosed mortgage bonds.

Reimbursement of Expenses

In addition to the cash distributions and fee payments to the General Partner described above, the Partnership will reimburse the General Partner or its affiliates on a monthly basis for the actual out-of-pocket costs of direct telephone and travel expenses incurred in connection with the business of the Partnership, direct out-of-pocket fees, expenses, and charges paid to third parties for rendering legal, auditing, accounting, bookkeeping, computer, printing, and public relations services, expenses of preparing and distributing reports to limited partners and BUC holders, an allocable portion of the salaries and fringe benefits of non-officer employees of the general partner of the General Partner, insurance premiums (including premiums for liability insurance that will cover the Partnership and the General Partner), the cost of compliance with all state and federal regulatory requirements and NASDAQ listing fees and charges, and other payments to third parties for services rendered to the Partnership.  The General Partner will also be reimbursed for any expenses it incurs acting as the partnership representative (or tax matters partner) for tax purposes for the Partnership.  The Partnership will not reimburse the General Partner or its affiliates for the travel expenses of the president of the general partner of the General Partner or for any items of general overhead.  The Partnership will not reimburse the General Partner or its general partner for any salaries or fringe benefits of any of the executive officers of the general partner of the General Partner.  The annual report to Unitholders is required to itemize the amounts reimbursed to the General Partner and its affiliates.

Payments for Goods and Services

The Partnership Agreement provides that the General Partner and its affiliates may provide goods and services to the Partnership.  The provision of any goods and services by the General Partner or its affiliates to the Partnership must be part of their ordinary and ongoing business in which it or they have previously engaged, independent of the activities of the Partnership, and such goods and services shall be reasonable for and necessary to the Partnership, shall actually be furnished to the Partnership, and shall be provided at the lower of the actual cost of such goods or services or the competitive price charged for such goods or services for comparable goods and services by independent parties in the same geographic location.  All goods and services provided by the General Partner or any affiliates must be rendered pursuant to the terms of the Partnership Agreement or a written contract containing a clause allowing termination without penalty on 60 days’ notice to the General Partner by the vote of the majority in interest of the BUC holders.  Any payment made to the General Partner or any affiliate for goods and services must be fully disclosed to all limited partners and BUC holders.  The General Partner does not currently provide goods and services to the Partnership other than its services as General Partner.  If the Partnership acquires ownership of any property through foreclosure of an MRB, the General Partner or an affiliate may provide property management services for such property and, in such case, the Partnership will pay such party its fees for such services.  Under the Partnership Agreement, such property management fees may not exceed the lesser of (i) the fees charged by unaffiliated property managers in the same geographic area, or (ii) 5% of the gross revenues of the managed property.

Liability of Partners and Unitholders

Under the Delaware LP Act and the terms of the Partnership Agreement, the General Partner will be liable to third parties for all general obligations of the Partnership to the extent not paid by the Partnership.  However, the Partnership Agreement provides that the General Partner has no liability to the Partnership for any act or omission reasonably believed to be within the scope of authority conferred by the Partnership Agreement and in the best interest of the Partnership.  The Partnership Agreement also provides that, except as otherwise expressly set forth in the Partnership Agreement, the General Partner does not owe any fiduciary duties to the limited partners and BUC holders.  Therefore, Unitholders may have a more limited right of action against the General Partner than they would have absent those limitations in the Partnership Agreement.  The Partnership Agreement also provides for indemnification of the General Partner and its affiliates by the Partnership for certain liabilities that the General Partner and its affiliates may incur in connection with the business of the Partnership; provided that no indemnification will be available to the General Partner and/or its affiliates if there has been a final judgment entered by a court determining that the General Partner’s and/or affiliate’s conduct for which indemnification is requested constitutes fraud, bad faith, gross negligence, or willful misconduct.  To the extent that the provisions of the Partnership Agreement include indemnification for liabilities arising under the Securities Act of 1933, as amended, such provisions are, in the opinion of the SEC, against public policy and, therefore, unenforceable.

No Unitholder will be personally liable for the debts, liabilities, contracts, or any other obligations of the Partnership unless, in addition to the exercise of his or her rights and powers as a Unitholder, he or she takes part in the control of the business of the Partnership.  It should be noted, however, that the Delaware LP Act prohibits a limited partnership from making a distribution that causes the liabilities of the limited partnership to exceed the fair value of its assets.  Any limited partner who receives a distribution knowing that the distribution was made in violation of this provision of the Delaware LP Act is liable to the limited partnership for the amount of the distribution.  This provision of the Delaware LP Act likely applies to Unitholders.  In any event, the Partnership Agreement provides that to the extent our initial limited partner is required to return any distributions or repay any amount by law or pursuant to the Partnership Agreement, each BUC holder who has received any portion of such distributions is required to repay his or her proportionate share of such distribution to our initial limited partner immediately upon notice by the initial limited partner to such BUC holder.  Furthermore, the Partnership Agreement allows the General Partner to withhold future distributions to BUC holders until the amount so withheld equals the amount required to be returned by the initial limited partner.  Because BUCs are transferable, it is possible that distributions may be withheld from a BUC holder who did not receive the distribution required to be returned.

Voting Rights of Unitholders

The Partnership Agreement provides that the initial limited partner will vote its limited partnership interests as directed by the BUC holders.  Accordingly, except as described below regarding a person or group owning 20% or more of any class of Partnership securities then outstanding, the BUC holders, by vote of a majority in interest of the outstanding BUCs, may:

(vi)

amend the Partnership Agreement (provided that the concurrence of the General Partner is required for any amendment that modifies the compensation or distributions to which the General Partner is entitled or that affects the duties of the General Partner);

(vii)

approve or disapprove the sale or other disposition of all or substantially all of the Partnership’s assets in a single transaction (provided that, the General Partner may sell the last property owned by the Partnership without such consent);

(viii)	dissolve the Partnership;
(ix)	elect a successor general partner; and
(x)	terminate an agreement under which the General Partner provides goods and services to the Partnership.

In addition, subject to the provisions of the Partnership Agreement regarding removal of the General Partner (described below), the BUC holders holding at least 66 2/3% of the outstanding BUCs may remove the General Partner.

Each limited partner and BUC holder that has voting rights under the Partnership Agreement is entitled to cast one vote for each unit of limited partnership interest such person owns.  However, if any person or group (other than the General Partner and its affiliates) acquires beneficial ownership of 20% or more of any class of Partnership securities (including BUCs), that person or group loses voting rights with respect to all of his, her, or its securities and such securities will not be considered “outstanding” for voting or notice purposes, except as required by law.  This loss of voting rights will not apply to any person or group that acquires the Partnership securities from the General Partner or its affiliates and any transferees of that person or group approved by the General Partner, or to any person or group who acquires the securities with the prior approval of the board of managers of the general partner of the General Partner.

The holders of Series A Preferred Units have no voting rights under the Partnership Agreement, except with respect to any amendment to the Partnership Agreement that would have a material adverse effect on the existing terms of the Series A Preferred Units, and with respect to the creation or issuance of any Partnership securities that are senior to the Series A Preferred Units.  Other than as set forth above, the holders of Series A Preferred Units have no voting rights under the Partnership Agreement on any matter that may come before the BUC holders for a vote.  The approval of any of the matters for which the Series A Preferred Units have voting rights requires the affirmative vote or consent of the holders of a majority of the outstanding Series A Preferred Units.  For any matter described in this paragraph for which the Series A Preferred Unit holders are entitled to vote, such holders are entitled to one vote for each Series A Preferred Unit held.

The General Partner may at any time call a meeting of the limited partners and BUC holders, call for a vote without a meeting of the limited partners and BUC holders, or otherwise solicit the consent of the limited partners and BUC holders, and is required to call such a meeting or vote or solicit consents following receipt of a written request therefor signed by 10% or more in interest of the outstanding limited partnership interests.  The Partnership does not intend to hold annual or other periodic meetings of any of the Partnership’s Unitholders.

Reports

Within 120 days after the end of the fiscal year, the General Partner will distribute a report to Unitholders that shall include (i) financial statements of the Partnership for such year that have been audited by the Partnership’s independent public accountant, (ii) a report of the activities of the Partnership during such year, and (iii) a statement (which need not be audited) showing distributions of Net Interest Income and Net Residual Proceeds.  The annual report will also include a detailed statement of the amounts of fees and expense reimbursements paid to the General Partner and its affiliates by the Partnership during the fiscal year.

Within 60 days after the end of the first three quarters of each fiscal year, the General Partner will distribute a report that shall include (i) unaudited financial statements of the Partnership for such quarter, (ii) a report of the activities of the Partnership during such quarter, and (iii) a statement showing distributions of Net Interest Income and Net Residual Proceeds during such quarter.  With respect to both the annual and quarterly reports described above, the filing of the Partnership’s annual and quarterly reports on Forms 10-K and 10-Q with the SEC are deemed to satisfy the foregoing report delivery obligations.

The Partnership will also provide Unitholders with a report on Form K-1 or other information required for federal and state income tax purposes within 75 days of the end of each year.

Withdrawal or Removal of the General Partner

The General Partner may not withdraw voluntarily from the Partnership or sell, transfer, or assign all or any portion of its interest in the Partnership unless a substitute general partner has been admitted in accordance with the terms of the Partnership Agreement.  With the consent of a majority in interest of the BUC holders, the General Partner may at any time designate one or more persons as additional general partners, provided that the interests of the limited partners and BUC holders in the Partnership are not reduced thereby.  The designation must meet the conditions set out in the Partnership Agreement and comply with the provisions of the Delaware LP Act with respect to admission of an additional general partner.  In addition to the requirement that the admission of a person as successor or additional general partner have the consent of the majority in interest of the BUC holders, the Partnership Agreement requires, among other things, that (i) such person agree to and execute the Partnership Agreement, and (ii) counsel for the Partnership or the General Partner (or any of the General Partner’s affiliates) renders an opinion that such person’s admission would not result in the loss of limited liability of any limited partner or BUC holder or cause the Partnership or any of its affiliates to be taxed as a corporation or other entity under U.S. federal tax law.

With respect to the removal of the General Partner, the Partnership Agreement provides that the General Partner may not be removed unless that removal is approved by a vote of the holders of not less than 66 2/3% of the outstanding BUCs, including BUCs held by the General Partner and its affiliates, voting together as a single class, and the Partnership receives an opinion of counsel regarding limited liability and tax matters.  Any removal of the General Partner also will be subject to the approval of a successor general partner by the vote of a majority in interest of the outstanding BUCs voting as a single class.

In addition, the Partnership Agreement provides that, under circumstances where the General Partner withdraws without violating the Partnership Agreement or is removed by the BUC holders without cause, the departing General Partner will have the option to require the successor general partner to purchase the general partner interest of the departing General Partner and its general partner distribution rights for their fair market value.  This fair market value will be determined by agreement between the departing General Partner and the successor general partner.  If no such agreement is reached, an independent investment banking firm or other independent expert selected by the departing General Partner and successor general partner will determine the fair market value.  If the departing General Partner and successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.  If the option described above is not exercised, the departing General Partner’s interest and general partner distribution rights will automatically convert into BUCs equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described above.

The Partnership Agreement also provides that if the General Partner is removed as the Partnership’s general partner under circumstances where cause does not exist and the BUCs held by the General Partner and its affiliates are not voted in favor of that removal, the General Partner will have the right to convert its general partner interest and its general partner distribution rights under the Partnership Agreement into BUCs or receive cash in exchange for those interests from the Partnership.

Effect of Removal, Bankruptcy, Dissolution, or Withdrawal of the General Partner

In the event of a removal, bankruptcy, dissolution, or withdrawal of the General Partner, it will cease to be the General Partner but will remain liable for obligations arising prior to the time it ceases to act in that role.  The former General Partner’s interest in the Partnership will be converted into a limited partner interest having the same rights to share in the allocations of income and losses of the Partnership and distributions of Net Interest Income, Net Residual Proceeds and cash distributions upon liquidation of the Partnership as it did as General Partner.  Any successor general partner shall have the option, but not the obligation, to acquire all or a portion of the interest of the removed General Partner at its then fair market value.  The Partnership Agreement bases the fair market value of the General Partner’s interest on the present value of its future administrative fees and distributions of Net Interest Income plus any amount that would be paid to the removed General Partner upon an immediate liquidation of the Partnership.  Any disputes over valuation in connection with an option exercised by the successor general partner would be settled by the successor general partner and removed General Partner through arbitration.

Amendments

Amendments to the Partnership Agreement may be proposed by the General Partner or by the limited partners holding 10% or more of the outstanding limited partnership interests.  In order to adopt a proposed amendment, other than the amendments discussed below which may be approved solely by the General Partner, the General Partner must seek approval of the holders of the required number of BUCs to approve the amendment, whether by written consent or pursuant to a meeting of the BUC holders to consider and vote upon the proposed amendment.

In addition to amendments to the Partnership Agreement adopted by the BUC holders, the Partnership Agreement may be amended by the General Partner, without the consent of the Unitholders, in certain respects if such amendments are not materially adverse to the interest of the Unitholders, to reflect the following:

•	to change the name of the Partnership, the location of its principal place of business, its registered agent, or its registered office;
•	to add to the representations, duties, or obligations of the General Partner or surrender any right or power granted to the General Partner in the Partnership Agreement;
•

to change the fiscal year or taxable year of the Partnership and any other changes the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year;

•

to cure any ambiguity or correct or supplement any provision of the Partnership Agreement which may be inconsistent with the intent of the Partnership Agreement, if such amendment is not materially adverse to the interests of the limited partners and BUC holders in the sole judgment of the General Partner;

•

to amend any provision the General Partner determines to be necessary or appropriate to satisfy any judicial authority or any order, directive, or requirement contained in any federal or state statute, or to facilitate the trading of Units or comply with the rules of any national securities exchange on which the BUCs are traded;

•

to amend any provision the General Partner determines to be necessary or appropriate to ensure the Partnership will be treated as a partnership, and that each BUC holder and limited partner will be treated as a limited partner, for federal income tax purposes;

•	to reflect the withdrawal, removal, or admission of partners;
•

to provide for any amendment necessary, in the opinion of counsel to the Partnership, to prevent the Partnership, the General Partner, or their managers, directors, officers, trustees, or agents from being subject to the Investment Company Act of 1940, the Investment Advisers Act of 1940, or the “plan asset” regulations under ERISA;

•

to effectuate any amendment to the Partnership Agreement or the Partnership’s certificate of limited partnership that the General Partner determines to be necessary or appropriate in connection with the authorization of the issuance of any class or series of Partnership securities; and

•	any other amendments substantially similar to any of the foregoing.

However, notwithstanding the foregoing, any amendment to the Partnership Agreement that (i) would have a material adverse effect on the existing terms of the Series A Preferred Units, or (ii) creates Partnership securities senior to the Series A Preferred Units, must be approved by the affirmative vote or consent of the holders of at least a majority of the outstanding Series A Preferred Units, voting as a single class.

Dissolution and Liquidation

The Partnership will continue in existence until dissolved under the terms of the Partnership Agreement.  The Partnership will dissolve upon:

(iv)

the passage of 90 days following the bankruptcy, dissolution, withdrawal, or removal of a general partner who is at that time the sole general partner, unless all of the remaining partners entitled to vote (it being understood that for purposes of this provision the initial limited partner shall vote as directed by a majority in interest of the BUC holders) agree in writing to continue the business of the Partnership and a successor general partner is designated within such 90-day period;

(v)	the election by a majority in interest of the Unitholders or by the General Partner (subject to the consent of a majority in interest of the BUC holders) to dissolve the Partnership; or
(vi)	any other event causing the dissolution of the Partnership under the laws of the State of Delaware.

Upon dissolution of the Partnership, its assets will be liquidated and after the payment of its obligations and the setting up of any reserves for contingencies that the General Partner considers necessary, any proceeds from the liquidation will be distributed as set forth under “– Distributions Upon Liquidation” above.

Designation of Partnership Representative

The General Partner has been designated as the Partnership’s partnership representative (or “tax matters partner”) for purposes of federal income tax audits pursuant to the Code and the regulations thereunder.  Each Unitholder agrees to execute any documents that may be necessary or appropriate to maintain such designation.

Tax Elections

Under the Partnership Agreement, the General Partner has the exclusive authority to make or revoke any tax elections on behalf of the Partnership.

Books and Records

The books and records of the Partnership shall be maintained at the office of the Partnership located at 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102, and shall be available there during ordinary business hours for examination and copying by any Unitholder or his or her duly authorized representative.  The records of the Partnership will include, among other records, a list of the names and addresses of all Unitholders, and Unitholders will have the right to secure, upon written request to the General Partner and payment of reasonable expenses in connection therewith, a list of the names and addresses of, and the number of Units held by, all Unitholders.

Accounting Matters

The fiscal year of the Partnership is the calendar year.  The books and records of the Partnership shall be maintained on an accrual basis in accordance with generally accepted accounting principles.

Other Activities

The Partnership Agreement allows the General Partner and its affiliates to engage generally in other business ventures and provides that limited partners and BUC holders will have no rights with respect thereto by virtue of the Partnership Agreement.  In addition, the Partnership Agreement provides that an affiliate of the General Partner may acquire and hold debt securities or other interests secured by a property that also secures an MRB held by the Partnership, provided that such MRB is not junior or subordinate to the interest held by such affiliate.

Derivative Actions

The Partnership Agreement provides that a BUC holder may bring a derivative action on behalf of the Partnership to recover a judgment to the same extent as a limited partner has such rights under the Delaware LP

Act.  The Delaware LP Act provides for the right to bring a derivative action, although it authorizes only a partner of a partnership to bring such an action.  There is no specific judicial or statutory authority governing the question of whether an assignee of a partner (such as a BUC holder) has the right to bring a derivative action where a specific provision exists in the Partnership Agreement granting such rights.  Furthermore, there is no express statutory authority for a limited partner’s class action in Delaware, and whether a class action may be brought by Unitholders to recover damages for breach of the General Partner’s duties in Delaware state courts is unclear.

DESCRIPTION OF THE BENEFICIAL UNIT CERTIFICATES

Beneficial Unit Certificates

Our BUCs are beneficial unit certificates that represent assignments by the initial limited partner of its entire limited partner interest in the Partnership. Although BUC holders will not be limited partners of the Partnership and have no right to be admitted as limited partners, they will be bound by the terms of the Partnership Agreement and will be entitled to the same economic benefits, including the same share of income, gains, losses, deductions, credits, and cash distributions, as if they were limited partners of the Partnership.

For a description of the rights and privileges of the holders of our BUCs and the Partnership’s limited partners, including, among others things, rights to distributions, voting rights, and rights to receive reports, see “The Partnership Agreement” above.

Transfers of BUCs

The BUCs are issued in registered form only and, except as noted below, are freely transferable.  The BUCs are listed on the NASDAQ Global Select Market under the symbol “ATAX.”

A purchaser of BUCs will be recognized as a BUC holder for all purposes on the books and records of the Partnership on the day on which the General Partner (or other transfer agent appointed by the General Partner) receives satisfactory evidence of the transfer of the BUCs.  All BUC holder rights, including voting rights, rights to receive distributions, and rights to receive reports, and all allocations in respect of BUC holders, including allocations of income and expenses, will vest in, and be allocable to, BUC holders as of the close of business on such day.  American Stock Transfer & Trust Company, LLC, of New York, New York has been appointed by the General Partner to act as the registrar and transfer agent for the BUCs.

In addition, the Partnership Agreement grants the General Partner the authority to take such action as it deems necessary or appropriate, including action with respect to the manner in which BUCs are being or may be transferred or traded, in order to preserve the status of the Partnership as a partnership for federal income tax purposes or to ensure that limited partners (including BUC holders) will be treated as limited partners for federal income tax purposes.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section is a summary of the material U.S. federal income tax consequences that may be relevant to prospective Unitholders who are individual citizens or residents of the United States. This description is based on existing U.S. federal income tax law, consisting of the Code, as amended, existing and proposed Treasury Regulations promulgated thereunder (the “Treasury Regulations”), and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

The following discussion does not comment on all federal income tax matters affecting us or our Unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain Unitholders. Moreover, the discussion focuses on Unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other Unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and foreign persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their Units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, persons subject to special tax accounting rules as a result of any item of gross income with respect to our Units being taken into account in an applicable financial statement, and persons deemed to sell their Units under the constructive sale provisions of the Code. In addition, the discussion only comments, to a limited extent, on state, local, and foreign tax consequences. Accordingly, we encourage each prospective Unitholder to consult his own tax advisor in analyzing the state, local and foreign tax consequences particular to him of the ownership or disposition of Units and potential changes in applicable laws, including the impact of recently enacted U.S. tax reform legislation.

All statements of law and legal conclusions, but not any statements of fact, contained in this section, except as described below or otherwise noted, are the opinion of Baird Holm LLP and are based on the accuracy of representations made by the Partnership to Baird Holm LLP for this purpose.  Baird Holm LLP is unable to opine that interest on any mortgage revenue bond held by the Partnership is currently excludable from gross income of a bondholder for federal income tax purposes because the facts necessary to provide such an opinion are unknown and not reasonably available to the Partnership or counsel, such facts cannot be obtained by the Partnership or counsel without unreasonable effort or expense, and because such facts rest peculiarly within the knowledge of other persons not affiliated with the Partnership. Specifically, such opinion would require detailed information and calculations from the respective issuer, borrower, bond trustee, and guarantors of each mortgage revenue bond regarding eligibility under and compliance with the applicable provisions of the Code and Treasury Regulations, including without limitation, information and computations relating to the investment of bond proceeds, use of bond proceeds, occupancy of bond-financed properties and rebate payments to the United States. Both the Partnership and its counsel have determined it is not possible to obtain this information and computations for all mortgage revenue bonds.

No ruling on the federal, state or local tax considerations relevant to the purchase, ownership and disposition of the Partnership’s Units, or the statements or conclusions in this description, has been or will be requested from the Internal Revenue Service ("IRS") or from any other tax authority, and a taxing authority, including the IRS, may not agree with the statements and conclusions expressed herein. In the opinion of Baird Holm LLP, for U.S. federal income tax purposes, the Partnership will be treated as a partnership and the holders of Units will be subject to tax as partners of the Partnership. However, no assurance can be given that any opinion of counsel would be accepted by the IRS or, if challenged by the IRS, sustained in court. Any contest of this sort with the IRS may materially and adversely impact the market for our BUCs, including the prices at which our BUCs trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our Unitholders and our General Partner and thus will be borne indirectly by our Unitholders and our General Partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied. We urge you to consult your own tax advisors about the specific tax consequences to you of purchasing, holding and disposing of our Units, including the application and effect of federal, state, local and foreign income and other tax laws.

Income Tax Considerations Relating to the Partnership and its Unitholders

Partnership Status. Under the “check-the-box” regulations promulgated by the IRS, absent an election to be treated as an association taxable as a corporation, an entity formed as a partnership such as the Partnership generally will be treated as a partnership for income tax purposes. The Partnership is a limited partnership under Delaware law and it will not file any election with the IRS to be treated as an association taxable as a corporation. Subject to the discussion below concerning Publicly Traded Partnerships under the heading “– Treatment of the

Partnership as a Publicly Traded Partnership,” the Partnership will be treated as a partnership for federal income tax purposes and the holders of Units will be subject to tax as partners.

Because the Partnership will be treated as a partnership for income tax purposes, it will not be liable for any income tax. Rather, all items of the Partnership’s income, gain, loss, deduction or tax credit will be allocated to its partners (including the Unitholders), who will be subject to taxation on their distributive share thereof. Taxable income allocated by the Partnership to Unitholders with respect to a taxable year may exceed the amount of cash distributed by the Partnership to Unitholders for such year.

The Partnership is not intended to act as a “tax shelter” and will not register as such with the IRS.

Treatment of the Partnership as a Publicly Traded Partnership. The listing of our BUCs on the NASDAQ causes us to be treated as a “publicly traded partnership” for U.S. federal income tax purposes. A publicly traded partnership is generally taxable as a corporation unless 90% or more of its annual gross income in each year is “qualifying” income which is defined as interest, dividends, real property rents, gains from the sale or other disposition of real property, gain from the sale or other disposition of capital assets held for the production of interest or dividends, and certain other items ("Qualifying Income Exception"). In determining whether interest is treated as “qualifying income” under these rules, interest income derived from a “financial business” and income and gains derived by a “dealer” in securities is not treated as qualifying income. We believe at least 90% of our annual gross income in each prior year of our operations was qualifying income, and we intend to conduct our operations in a manner such that at least 90% of our gross income will constitute qualifying income. Furthermore, we do not believe that we are engaged in a financial business or are acting as a dealer, because we are acting strictly as a long-term investor with respect to our investments and we do not conduct bond origination activities. However, there is no clear guidance as to what constitutes a financial business for purposes of the publicly traded partnership regulations and it is possible that the IRS could assert that our activities constitute a financial business. If the IRS successfully asserted that we were involved in a financial business or were acting as a dealer, less than 90% of our income could be found to be qualifying income. In addition, in determining whether interest is treated as qualifying income, interest income that is determined based upon the income or profits of any person is not treated as qualifying income. It is possible that the IRS could take the position that the contingent interest payable on some of our mortgage revenue bonds is determined based upon the income or profits (rather than the net cash flow) of the properties financed by these bonds and, accordingly, would not be qualifying interest. Since, in certain years, more than 10% of our interest income was in the form of such contingent interest, the IRS could take the position that we fail to qualify for the Qualifying Income Exception to the publicly traded partnership rules and that we should be taxed as a corporation.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our Unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the Unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to Unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our Unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a Unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the Unitholder’s tax basis in his Units, or taxable capital gain, after the Unitholder’s tax basis in his Units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a Unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Taxation of the Partnership and Unitholders. A partnership is not subject to federal income tax. Because the Partnership will be classified as a partnership for tax purposes, and assuming that at least 90% of the Partnership’s gross income will constitute qualifying income such that it will not be publicly traded partnership taxable as a corporation, the Partnership will not be subject to federal income tax and each Unitholder will be required to report on its income tax return its distributive share of the Partnership’s income, gain, loss, deduction and items of tax preference and will be subject to tax on its distributive share of the Partnership’s taxable income, regardless of whether any portion of that income is, in fact, distributed to such Unitholder in the Unitholder’s taxable year within which or with which the Partnership’s taxable year ends. Thus, Unitholders may be required to accrue income, without the current receipt of cash, if the Partnership does not make cash distributions while generating taxable income. Consequently, although it is not anticipated, a Unitholder’s tax liability with respect to its share of the Partnership’s taxable income may exceed the cash actually distributed in a given taxable year. The Partnership currently uses the calendar year as its taxable year.

The Partnership will file a federal tax return on Form 1065 and will provide information as to each Unitholder’s distributive share of the Partnership’s income, gain, loss, deduction and items of tax preference on a Schedule K-1 supplied to such Unitholder after the close of the fiscal year. In preparing such information, the Partnership will utilize various accounting and reporting conventions, some of which are discussed herein, to determine each Unitholder’s allocable share of income, gain, loss and deduction. There is no assurance that the use of such conventions will produce a result that conforms to the requirements of the Code, temporary and proposed treasury regulations or IRS administrative pronouncements and there is no assurance that the IRS will not successfully contend that such conventions are impermissible. Any such contentions could result in substantial expenses to the Partnership and its Unitholders as a result of contesting such contentions, as well as an increase in tax liability to Unitholders as a result of adjustments to their allocable share of our income, gain, loss and deduction. See “– Tax Returns, Audits, Interest and Penalties.”

Capital Gain Upon Sale of Assets. The Partnership may, from time to time, sell, dispose of or otherwise be treated as disposing of, certain of its assets. Such sale or disposition may result in taxable capital gain.

Unitholder’s Basis in Units. Your adjusted basis in the Partnership’s Units is relevant in determining the gain or loss on the sale or other disposition of Units and the tax consequences of a distribution from the Partnership. See “– Treatment of Cash Distributions to Unitholders from the Partnership.”  In addition, you are entitled to deduct on your income tax return, subject to the limitations discussed below, your distributive share of the Partnership’s net loss, if any, to the extent of your adjusted basis in your Units.

A Unitholder’s initial tax basis for his Units will be the amount he paid for the Units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income, by any increases in his share of our nonrecourse liabilities, and, on the disposition of a Unit, by his share of certain items related to business interest not yet deductible by him due to applicable limitations. Please read “– Limitations on Deductibility of Interest Expense.” That basis will be decreased, but not below zero, by distributions from us, by the Unitholder’s share of our losses, by any decreases in his share of our nonrecourse liabilities, by his share of our excess business interest (generally, the excess of our business interest over the amount that is deductible) and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized.

Treatment of Cash Distributions to Unitholders from the Partnership. Distributions by us to a Unitholder generally will not be taxable to the Unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his Units immediately before the distribution. Our cash distributions in excess of a Unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the Units, taxable in accordance with the rules described under “– Disposition of Units.” Any reduction in a Unitholder’s share of our liabilities for which no partner, including the General Partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by us of cash to that Unitholder. To the extent our distributions cause a Unitholder’s “at-risk” amount to be less than zero at the end of any taxable year, such Unitholder must recapture any losses deducted in previous years. Please read "– Limitations on Deductibility of Losses.”

A decrease in a Unitholder’s percentage interest in us because of our issuance of additional Units will decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a Unitholder, regardless of his tax basis in his Units, if the distribution reduces the Unitholder’s share of our “unrealized receivables,” including depreciation, recapture and/or substantially appreciated “inventory items,” each as defined in the Code, and collectively, “Section 751 Assets.” To that extent, the Unitholder will be treated as having been distributed his proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the Unitholder’s realization of ordinary income, which will equal the excess of (i) the non-pro rata portion of that distribution over (ii) the Unitholder’s tax basis (often zero) for the share of Section 751 Assets deemed relinquished in the exchange.

Limitations on Deductibility of Losses. A Unitholder may not be entitled to deduct the full amount of loss we allocate to it because its share of our losses will be limited to the lesser of (i) the Unitholder’s adjusted tax basis in its Units, and (ii) in the case of a Unitholder that is an individual, estate, trust, or certain types of closely held corporations, the amount for which the Unitholder is considered to be “at risk” with respect to our activities. In general, a Unitholder will be at risk to the extent of its adjusted tax basis in its Units, reduced by (1) any portion of that basis attributable to the Unitholder’s share of our nonrecourse liabilities, (2) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement, and (3) any amount of money the Unitholder borrows to acquire or hold its Units, if the lender of those borrowed funds owns an interest in us, is related to another Unitholder, or can look only to the Units for repayment. A Unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a Unitholder’s share of nonrecourse liabilities) cause the Unitholder’s at risk amount to be less than zero at the end of any taxable year.

Losses disallowed to a Unitholder or recaptured as a result of the basis or at risk limitations will carry forward and will be allowable as a deduction in a later year to the extent that the Unitholder’s adjusted tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of Units, any gain recognized by a Unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used, and will not be available to offset a Unitholder’s salary or active business income.

In addition to the basis and at risk limitations, a passive activity loss limitation generally limits the deductibility of losses incurred by individuals, estates, trusts, some closely held corporations and personal service corporations from “passive activities” (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a Unitholder's investments in other publicly traded partnerships, or the Unitholder's salary, active business or other income. Passive losses that exceed a Unitholder’s share of passive income we generate may be deducted in full when the Unitholder disposes of all of its Units in a fully taxable transaction with an unrelated party. The passive activity loss rules generally are applied after other applicable limitations on deductions, including the at risk and basis limitations.

For taxpayers other than corporations in taxable years beginning after December 31, 2017, and before January 1, 2026, an “excess business loss” limitation further limits the deductibility of losses by such taxpayers. An excess business loss is the excess (if any) of a taxpayer’s aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses plus a threshold amount. The threshold amount is equal to $250,000 or $500,000 for taxpayers filing a joint return. Disallowed excess business losses are treated as a net operating loss carryover to the following tax year. Any losses we generate that are allocated to a Unitholder and not otherwise limited by the basis, at risk, or passive activity loss limitations will be included in the determination of such Unitholder’s aggregate trade or business deductions. Consequently, any losses we generate that are not otherwise limited will only be available to offset a Unitholder’s other trade or business income plus an amount of non-trade or business income equal to the applicable threshold amount. Thus, except to the extent of the threshold amount, our losses that are not otherwise limited may not offset a Unitholder’s non-trade or business income (such as salaries, fees, interest, dividends and capital gains). This excess business loss limitation will be applied after the passive activity loss limitation.

Limitation on the Deductibility of Interest Expense. The Code disallows any deduction for interest paid by any taxpayer on indebtedness incurred or continued for the purpose of purchasing or carrying a tax-exempt obligation. A purpose to carry tax-exempt obligations will be inferred whenever a taxpayer owns tax-exempt obligations and has outstanding indebtedness which is neither directly connected with personal expenditures nor incurred in connection with the active conduct of a trade or business. The IRS may take the position that a Unitholder’s allocable portion of any interest paid by the Partnership on its borrowings, and any interest paid by a Unitholder on indebtedness incurred to purchase Units, should be viewed in whole or in part as incurred to enable such Unitholder to continue carrying such tax-exempt obligations and, therefore, that the deduction of any such interest by such Unitholder should be disallowed in whole or in part. To the extent the Partnership’s borrowings are deemed to be incurred by it for the purpose of financing its portfolio of mortgage revenue bonds, a Unitholder’s allocable portion of any interest paid by the Partnership on these borrowings will be disallowed.

In the absence of direct evidence linking debt with purchasing or carrying tax-exempt obligations (for example, the tax-exempt obligations that secure the debt), there is an exception to the interest disallowance rule if the taxpayer holds only an insubstantial amount of tax-exempt obligations. This exception does not apply to banks, certain other financial institutions, or dealers in tax-exempt securities. However, to the extent that an investor’s debt would be allocated to purchasing or carrying its Units, such Units should only be treated as tax-exempt obligations for purposes of the interest disallowance rule in the same proportion as the assets of the Partnership comprise tax-exempt obligations (based on their adjusted tax basis or perhaps capital account value). The Partnership will report to Unitholders at the end of each year the average percentage of its assets (based on adjusted tax basis and capital account value) that were invested in obligations believed to be tax-exempt each year. It is uncertain whether an annual average or more frequent adjustments should be used.

Assuming interest on indebtedness is otherwise deductible, the deductibility of a non-corporate taxpayer’s “investment interest” expense is further limited to the amount of such taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;
•	our interest expense attributed to portfolio income; and
•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a Unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a Unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its Unitholders. In addition, the Unitholder's share of our portfolio income will be treated as investment income.

Allocation of Income, Gain, Loss and Deduction. In preparing the Partnership’s tax returns, and in determining the Unitholders’ allocable share of the Partnership’s items of income, gain, loss and deduction, the Partnership will utilize various accounting and reporting conventions, some of which are discussed herein. There is no assurance that the use of such conventions will produce a result that conforms to the requirements of the Code, Treasury Regulations, or IRS administrative pronouncements and there is no assurance that the IRS will not successfully challenge the Partnership’s use of such conventions.

The Partnership generally allocates each item of its income, gain, loss or deduction among the General Partner and Unitholders in accordance with their respective percentage interests in the Partnership. However, the Partnership will make certain special allocations in connection with the issuance of new Partnership Units in accordance with the principles of Section 704(c) of the Code. Upon the issuance of additional Units, including Units issued in this offering, the Partnership expects that it will restate the “book” capital accounts of the existing Unitholders under applicable Treasury Regulations in order to reflect the fair market value of the Partnership’s assets at the time additional Units are issued. This restatement of the existing Unitholders’ book capital accounts measures any gain or loss inherent in Partnership assets at the time new Unitholders are admitted to the Partnership. Section 704(c) requires the Partnership to specially allocate certain items of gain or loss among the Unitholders in order to eliminate differences between their book capital accounts (which now reflect the fair market value of Partnership property on the date the new Units are issued) and their tax capital accounts (which reflect the Partnership’s tax basis in these assets). The effect of the allocations under Section 704(c) to a Unitholder purchasing Units in the offering will be essentially the same as if the tax basis of our assets were equal to the fair market value of our assets at the time of the offering.

Effects of a Section 754 Election. The Partnership has made the election permitted by Section 754 of the Code. This election is irrevocable without the consent of the IRS. As discussed below, the election generally permits the Partnership to adjust the tax basis of certain of its assets to reflect the purchase prices paid by purchasers of Units from existing Unitholders. Generally, when Units are purchased from an existing Unitholder (rather than being acquired directly from the Partnership, such as in an offering), the purchaser’s tax basis in those Units (referred to as the purchaser’s “outside basis”) initially will equal the purchase price he or she paid for the Units. However, the purchaser’s outside basis does not necessarily reflect his or her proportionate share of the Partnership’s tax basis in its assets (referred to as the purchaser’s “inside basis”) at the time of purchase, and this difference may have tax consequences to the purchaser. Because the Partnership has made a Section 754 election, the Partnership will make an adjustment under Section 743(b) of the Code to a purchaser’s “inside basis” in the Partnership’s assets so that those assets reflect the price such purchaser paid for his or her Units. As a result, a purchaser of Units will have an inside basis in our assets consisting of (1) such Unitholder’s share of our tax basis in our assets at the time of the purchase of Units (“common basis”) and (2) such Unitholder’s Section 743(b) adjustment to that basis. The Section 743(b) adjustment affects only the inside basis of the purchaser’s portion of Partnership assets and does not affect other Unitholders.

A basis adjustment is required under Section 743(b) regardless of whether a Section 754 election is made if Units are transferred at a time when the Partnership has a substantial built-in loss in its assets immediately after the transfer, or if the Partnership distributes property and has a substantial basis reduction. Generally, a built-in loss or a basis reduction is substantial if it exceeds $250,000.

A Section 743(b) basis adjustment is advantageous to a purchaser of Units if the purchaser’s outside basis in his or her Units is higher than such purchaser’s inside basis. In that case, as a result of the election, the purchaser would, among other things, be allocated a greater amount of depreciation and amortization deductions (assuming the Partnership has depreciable or amortizable assets) and his or her allocable share of any gain on a sale of Partnership assets would be less than it would be absent such adjustment. Conversely, a Section 743(b) basis adjustment is disadvantageous to a purchaser of Units if the purchaser’s outside basis in his or her Units is lower than such purchaser’s inside basis because it would cause such purchaser to be allocated a lesser amount of the Partnership’s depreciation and amortization deductions and his or her allocable share of any gain on a sale of Partnership assets would be greater than it would be absent such adjustment.

The allocation of any Section 743(b) adjustment among the Partnership’s assets must be made in accordance with the Code, but will involve a number of assumptions and the application of judgment by the General Partner. Accordingly, the IRS could challenge some of these allocations and, for example, seek to allocate some or all of any Section 743(b) adjustment from tangible assets that may be amortized or depreciated to goodwill or other asset classes that are either nonamortizable or amortizable over a longer period of time. We cannot assure you that the determinations the Partnership makes will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in the opinion of the General Partner, the expense of compliance exceed the benefit of the election, the General Partner may seek permission from the IRS to revoke the Partnership’s Section 754 election. If permission is granted, a subsequent purchaser of Units may be allocated more income than he or she would have been allocated had the election not been revoked.

Furthermore, strict adherence to Treasury Regulations in making certain Section 743(b) adjustments could result in tax differences among Unitholders that adversely affect the continued uniformity of the tax characteristics of BUCs. As a result, the General Partner has adopted certain 743(b) adjustment methods or conventions that are designed to preserve the uniformity of BUCs, but that may be inconsistent with certain Treasury Regulations. Please see “– Uniformity of BUCs”.  Baird Holm LLP is unable to opine as to the validity of these methods and conventions because there is no clear authority on these issues. If the IRS successfully challenged any method used by the General Partner for making the Section 743(b) adjustments, the uniformity of BUCs might be affected, and the gain or loss realized by a BUC holder from the sale of BUCs might be affected.

Uniformity of BUCs. Because BUCs trade in the public market and many BUCs are held in street name by banks, brokers and other nominees, the Partnership cannot match transferors and transferees of BUCs. As a result, we must maintain uniformity of the economic and tax characteristics of the BUCs to a purchaser of BUCs. In the absence of uniformity, the Partnership may be unable to completely comply with a number of federal income tax requirements under the Code and the Treasury Regulations. A lack of uniformity can result from a literal application of Treasury Regulations pertaining to the Partnership’s method of depreciating or amortizing its Section 743(b) adjustments or from a determination that certain curative allocations designed to prevent the application of Treasury Regulation “ceiling limitations” as it attempts to eliminate book and tax disparities are unreasonable.

The Partnership has adopted reasonable Section 743(b) adjustment methods and other conventions to preserve the uniformity of the intrinsic tax characteristics of BUCs, none of which should have a material adverse effect on the Unitholders. Baird Holm LLP has not opined on the validity of any of these positions. The IRS may challenge any method of accounting for the Section 743(b) adjustment or other methods or conventions adopted by the Partnership. If any such challenge were sustained, the uniformity of BUCs, and the resulting gain or loss from the sale of those BUCs, might be affected.

Disposition of Units. There are a number of federal income tax considerations arising from the sale of Units including:

Recognition of Gain or Loss. Taxable gain or loss will be recognized on a sale or other disposition of Units equal to the difference between the amount realized by the selling Unitholder and his or her tax basis in the Units sold. The amount realized by a Unitholder from the sale of Units will be measured by the sum of the cash or the fair market value of other property received by such selling Unitholder plus his or her share of the Partnership’s nonrecourse liabilities, if any, attributable to the Units sold. Gain or loss recognized by a Unitholder, other than a “dealer” in Units, on the sale or exchange of Units held for one year or less will generally be taxable as a short-term capital gain or loss.

Gain or loss recognized by a Unitholder, other than a “dealer” in Units, on the sale or exchange of Units held for more than one year will generally be taxable as a long-term capital gain or loss. Capital gain recognized by an individual on the sale of Units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to “unrealized receivables,” including potential recapture items such as depreciation recapture, or to “inventory gains” we own. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized upon the sale of a Unit and may be recognized even if there is a net taxable loss realized on the sale of a Unit. Thus, a Unitholder may recognize both ordinary income and a capital loss upon a sale of Units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Ordinary income recognized by a Unitholder on disposition of our Units may be reduced by such Unitholder’s deduction for qualified business income. Both ordinary income and capital gain recognized on a sale of Units may be subject to the NIIT in certain circumstances. Please read "– Tax Rates.”

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Code allow a selling Unitholder who can identify Units transferred with an ascertainable holding period to elect to use the actual holding period of the Units transferred. Thus, according to the ruling discussed above, a Unitholder will be unable to select high or low basis Units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific Units sold for purposes of determining the holding period of Units transferred. A Unitholder electing to use the actual holding period of Units transferred must consistently use that identification method for all subsequent sales or exchanges of Units. A Unitholder considering the purchase of additional Units or a sale of Units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;
•	an offsetting notional principal contract; or
•	a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees. In general, taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the Unitholders, in proportion to the number of Units beneficially owned by each of them as of the closing of trading on the last business day of a month. However, gain or loss realized on a sale or other disposition of Partnership assets other than in the ordinary course of business will be allocated among the Unitholders beneficially owning Units as of the closing of trading on the last business day of a month in which that gain or loss is recognized. As a result, a Unitholder acquiring Units may be allocated income, gain, loss and deduction realized prior to the date of transfer. The use of this method may not be permitted under existing Treasury Regulations. Accordingly, Baird Holm LLP is unable to opine on the validity of this method of allocating income and deductions between transferor and transferee Unitholders. The General Partner uses this method because it is not administratively feasible to make these allocations on a more frequent basis. If this method is not allowed under the Treasury Regulations or only applies to transfers of less than all of the Unitholder’s interest, the Partnership’s taxable income or losses might be reallocated among the Unitholders. The General Partner is authorized to revise the method of allocation between transferor and transferee Unitholders, as well as Unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

A Unitholder who owns Units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

Partnership Expenses. The Partnership has incurred or will incur various expenses in connection with its ongoing administration and operation. Payment for services generally is deductible if the payments are ordinary and necessary expenses, are reasonable in amount and are for services performed during the taxable year in which paid or accrued. The Partnership anticipates that a substantial portion of its ordinary expenses will be allocable to tax-exempt interest income. The Code prohibits the deduction of any expense otherwise allowable under Code Section 212 which is allocable to tax-exempt interest income. The Partnership allocates its expenses in proportion to the amount of tax-exempt income and taxable income that it receives. Unitholders generally will not be permitted to deduct the portion of the Partnership’s expenses related to tax-exempt income in calculating their federal income tax liability. Borrowers pay certain fees they incur in connection with obtaining financing from the Partnership directly to the General Partner. The Partnership treats these fees as earned directly by the General Partner for services it renders to the borrowers. It is possible that the IRS could contend such fees should be treated as additional taxable income to the Partnership and additional expense. If such position were asserted and upheld, it would result in the Partnership recognizing additional taxable income, but all or a substantial portion of the additional expense would be disallowed. In addition, depending on the amount of such income relative to the Partnership’s other income, it could result in the Partnership being treated as a publicly traded partnership taxable as a corporation.

The IRS may not agree with the Partnership’s determinations as to the deductibility of fees and expenses and might require that certain expenses be capitalized and amortized or depreciated over a period of years. If all or a portion of such deductions were to be disallowed, on the basis that some of the foregoing expenses are non-deductible syndication fees or otherwise, the Partnership’s taxable income would be increased or its losses would be reduced.

Treatment of Syndication Expenses. Except as discussed below, neither the Partnership nor any Unitholder is permitted to deduct, for federal income tax purposes, amounts paid or incurred to sell or market Units in the Partnership (“syndication expenses”). The determination as to whether or not expenses are syndication expenses is a factual determination which will initially be made by the Partnership. The IRS could challenge the Partnership’s determination expenses are not syndication expenses.

Backup Withholding. Distributions to Unitholders whose Units are held on their behalf by a “broker” may constitute “reportable payments” under the federal income tax rules regarding “backup withholding.” Backup withholding, however, would apply only if the Unitholder (i) failed to furnish its Social Security number or other taxpayer identification number of the person subject to the backup withholding requirement (e.g., the broker) or (ii) furnished an incorrect Social Security number or taxpayer identification number. If “backup withholding” were applicable to a Unitholder, the Partnership would be required to withhold 24% of each distribution to such Unitholder and to pay such amount to the IRS on behalf of such Unitholder.

Issuance of Additional Units. The Partnership may issue new Units to additional investors to finance the acquisition of additional investments. On any issuance of additional Units, the Partnership expects that it will adjust the capital accounts of the existing Unitholders for capital account maintenance purposes under applicable Treasury Regulations in order to reflect a revaluation of the Partnership’s assets (based on their then fair market value, net of liabilities to which they are then subject).

Tax Returns, Audits, Interest and Penalties. We intend to furnish to each Unitholder, after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss, and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each Unitholder’s share of income, gain, loss, and deduction. We cannot assure our Unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.

The IRS may audit our federal income tax information returns. Neither we nor Baird Holm LLP can assure prospective Unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of our Units. Adjustments resulting from an IRS audit may require each Unitholder to adjust a prior year’s tax liability and may result in an audit of the Unitholder’s own return. Any audit of a Unitholder’s return could result in adjustments unrelated to our returns.

The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings for each of the partners. Pursuant to the Bipartisan Budget Act of 2015, for taxable years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it (and some states) may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us, unless we elect to have our Unitholders and former Unitholders take any audit adjustment into account in accordance with their interests in us during the taxable year under audit. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity.

Generally, we expect to elect to have our Unitholders and former Unitholders take any such audit adjustment into account in accordance with their interests in us during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. If we are unable or if it is not economical to have our Unitholders and former Unitholders take such audit adjustment into account in accordance with their interests in us during the taxable year under audit, then our current Unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such Unitholders did not own our Units during the taxable year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties or interest, we may require out Unitholders and former Unitholder to reimburse us for such taxes (including any applicable penalties or interest) or, if we bear such payment directly, our cash available for distribution to our Unitholders might be substantially reduced. These rules are not applicable for taxable years beginning on or prior to December 31, 2017. Congress has proposed changes to the Bipartisan Budget Act, and we anticipate that amendments may be made. Accordingly, the manner in which these rules may apply to us in the future is uncertain.

Additionally, pursuant to the Bipartisan Budget Act of 2015, the Code no longer requires that we designate a Tax Matters Partner. Instead, for taxable years beginning after December 31, 2017, we are required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative has the sole authority to act on our behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our Unitholders.

State, Local and Foreign Income Taxes. In addition to the U.S. federal income tax consequences described above, Unitholders should consider potential state, local and foreign tax consequences of an investment in the Partnership and are urged to consult their individual tax advisors in this regard. The rules of some states, localities and foreign jurisdictions for computing and/or reporting taxable income may differ from the federal rules. Interest income that is tax-exempt for federal purposes is generally subject to state taxes, except in the state in which the property securing the Partnership’s investment and the bond issuer are located. All the bonds and interest income thereon may be subject to taxation by localities and foreign jurisdictions. An investment in the Partnership’s Units could also require Unitholders to file tax returns in various jurisdictions, although the Partnership is not aware of any current filing obligations.

Under the tax laws of certain states, the Partnership may be subject to state income or franchise tax or other taxes applicable to the Partnership. Such taxes may decrease the amount of distributions available to Unitholders. Unitholders are advised to consult with their tax advisors concerning the tax treatment of the Partnership, and the effects under the tax laws of the states applicable to the Partnership and its Unitholders.

Tax-Exempt Unitholders. A Unitholder that is a tax-exempt organization for U.S. federal income tax purposes and, therefore, generally exempt from U.S. federal income taxation, may nevertheless be subject to “unrelated business income tax” to the extent, if any, that its allocable share of our income consists of “unrelated business taxable income,” or UBTI. A tax-exempt partner in a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) that regularly engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI, its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, such tax-exempt partner could be treated as earning UBTI to the extent that such entity derives partnership income from

“debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (i.e., indebtedness incurred in acquiring or holding property).

We expect that we will incur “acquisition indebtedness” with respect to certain of our assets. To the extent we recognize taxable income in the form of interest from debt securities with respect to which there is “acquisition indebtedness” during a taxable year, the percentage of such income that will be treated as UBTI generally will be equal to the amount of such income times a fraction, the numerator of which is the “average acquisition indebtedness” incurred with respect to the securities, and the denominator of which is the “average amount of the adjusted basis” of the securities during the period such securities are held by us during the taxable year. To the extent we recognize gain from disposition of securities with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the securities during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the securities during the period such securities are held by us during the taxable year. In addition, tax-exempt U.S. Unitholders may be subject to the AMT with respect to income we receive from any of our debt-financed mortgage revenue bonds.

Because we expect to incur “acquisition indebtedness” with respect to certain of our assets, we expect that tax-exempt Unitholders will recognize a significant amount of “unrelated business taxable income” as a result of an investment in our Units. Accordingly, prospective purchasers who are tax-exempt organizations are urged to consult their tax advisors concerning the possible U.S. federal, state, local, and non-U.S. tax consequences arising from an investment in our Units.

Partnerships. If an entity or arrangement which is treated as a partnership for U.S. federal income tax purposes is a Unitholder, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. A partner of a partnership that is a Unitholder should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our Units.

Non-U.S. Unitholders. Whether an investment in our Units is appropriate for a non-U.S. person will depend upon that person’s particular circumstances. An investment in our Units by a non-U.S. person may have adverse U.S. federal, state and / or local tax consequences for such non-U.S. person. Non-U.S. persons should consult their tax advisors before investing in our Units.

For purposes of the following discussion, a “non-U.S. Unitholder” is a beneficial owner of our Units that is neither (i) an individual that is a citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, nor (iv) a trust (a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons have the authority to control.

Non-U.S. Unitholders generally will be subject to withholding of U.S. federal income tax at a 30% rate on their allocable Units of the gross amount of our dividend income, any taxable interest income, rental income, and any other fixed or determinable annual or periodical income received from sources within the United States that is not treated as effectively connected with a trade or business within the United States. The 30% rate may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which a non-U.S. Unitholder resides or is organized, provided the non-U.S. Unitholder provides the applicable withholding agent with the required certification (generally, on IRS Form W8-BEN). Under the “portfolio interest exemption,” the 30% withholding tax does not apply to certain interest income from obligations of U.S. persons allocable to certain non-U.S. Unitholders (provided certain requirements are met and the required certification is made by the non-U.S. Unitholder). In general, the “portfolio interest exception” does not apply to contingent interest. Moreover, a non-U.S. Unitholder generally will not be subject to U.S. federal income tax on its allocable share of our capital gains unless (i) such gains are effectively connected with the conduct of a U.S. trade or business of such non-U.S. Unitholders (and, if an income tax treaty is applicable, such gains are not attributable to a permanent establishment in the United States maintained by such non-U.S. Unitholder) or (ii) such non-U.S.

Unitholder is an individual who is present in the United States for 183 or more days during the taxable year and satisfies certain other conditions. In general, gains from U.S. real property interests (including certain rights to contingent interest) are deemed effectively connected with a U.S. trade or business.

Non-U.S. Unitholders treated as engaged in a U.S. trade or business are generally subject to U.S. federal income tax at the graduated rates applicable to U.S. persons on their net income which is considered to be effectively connected with such U.S. trade or business. Non-U.S. Unitholders that are corporations may also be subject to a 30% branch profits tax on such effectively connected income. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.

We expect that our method of operation will result in us generating income treated (or deemed treated) as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. Unitholders. If a non-U.S. Unitholder were treated as being engaged in a U.S. trade or business in any year because an investment in our Units in such year constituted a U.S. trade or business, such non-U.S. Unitholder generally would be required to (i) file a U.S. federal income tax return for such year reporting its allocable share, if any, of our income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such income. Moreover, a corporate non-U.S. Unitholder generally would be subject to a U.S. branch profits tax on its allocable share of our effectively connected income. In addition, a non-U.S. Unitholder would be subject to withholding at the highest applicable rate with respect to such non-U.S. Unitholder’s allocable share of our effectively connected income. Any amount so withheld would be creditable against such non-U.S. Unitholder’s U.S. federal income tax liability, and such non-U.S. Unitholder could claim a refund to the extent that the amount withheld exceeded such non-U.S. Unitholder’s U.S. federal income tax liability for the taxable year. Finally, if we are engaged in a U.S. trade or business, a portion of any gain recognized by a non-U.S. Unitholder on the sale or exchange of its Units may be treated for U.S. federal income tax purposes as effectively connected income, and hence such non-U.S. Unitholder may be subject to U.S. federal income tax on the sale or exchange. To the extent our income is treated as effectively connected income, it may also be treated as non-qualifying income for purposes of the Qualifying Income Exception discussed above under “Treatment of the Partnership as a Publicly Traded Partnership.”

In general, different rules from those described above apply in the case of non-U.S. Unitholders subject to special treatment under U.S. federal income tax law, including a non-U.S. Unitholder (i) that has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days or has a “tax home” in the United States for U.S. federal income tax purposes; or (iii) who is a former citizen or resident of the United States.

Prospective purchasers who are non-U.S. persons are urged to consult their tax advisors with regard to the U.S. federal income tax consequences to them of acquiring, holding and disposing of the Units, as well as the effects of state, local, and non-U.S. tax laws.

Additional Withholding Requirements. Under the Foreign Account Tax Compliance Act (“FATCA”) enacted as part of the Hiring Incentives to Restore Employment Act, as well as guidance in the form of regulations and other administrative guidance, the relevant withholding agent may be required to withhold 30% of any interest, dividends, and other fixed or determinable annual or periodical gains, profits, and income from sources within the United States paid after June 30, 2014 or gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States paid after December 31, 2016 to (i) a foreign financial institution (for which purposes includes foreign broker-dealers, clearing organizations, investment companies, hedge funds, and certain other investment entities) unless such foreign financial institution agrees to verify, report, and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is a beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address, and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements or otherwise qualifies for an exemption from this withholding. If withholding is required under FATCA on a payment, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their own tax advisors regarding the effect, if any, of FATCA on their ownership and disposition of our Units.

Tax Rates. Currently, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Such rates are subject to change by new legislation at any time.

In addition, a 3.8% Medicare tax (NIIT) is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a Unitholder's allocable share of our income and gain realized by a Unitholder from a sale of Units. In the case of an individual, the tax will be imposed on the lesser of (i) the Unitholder's net investment income or (ii) the amount by which the Unitholder's modified adjusted gross income exceeds $250,000 (if the Unitholder is married and filing jointly or a surviving spouse), $125,000 (if the Unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins for such taxable year. The U.S. Department of the Treasury and the IRS have issued Treasury Regulations that provide guidance regarding the NIIT. Prospective Unitholders are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our Units.

For taxable years beginning after December 31, 2017, and ending on or before December 31, 2025, a non-corporate Unitholder is entitled to a deduction equal to 20% of its "qualified business income" attributable to us, subject to certain limitations. For purposes of this deduction, a Unitholder's "qualified business income" attributable to us is equal to the sum of:

•

the net amount of such Unitholder's allocable share of certain of our items of income, gain, deduction and loss (generally excluding certain items related to our investment activities, including capital gains and dividends, which are subject to a federal income tax rate of 20%); and

•

any gain recognized by such Unitholder on the disposition of its Units to the extent such gain is attributable to certain Section 751 assets, including depreciation recapture and "inventory items" we own.

Prospective Unitholders should consult their tax advisors regarding the application of this deduction and its interaction with the overall deduction for qualified business income.

Recent Legislative Developments

The present federal income tax treatment of publicly traded partnerships or an investment in our Units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing federal income tax laws that affect the tax treatment of publicly traded partnerships.

On December 22, 2017, the President signed into law comprehensive U.S. federal tax reform legislation that significantly reforms the Code. This legislation, among other things, contains significant changes to the taxation of our operations and an investment in our Units, including a partial limitation on the deductibility of certain business interest expenses, a deduction for our Unitholders relating to certain income from partnerships, immediate deductions for certain new investments instead of deductions for depreciation over time and the modification or repeal of many business deductions and credits. We continue to examine the impact of this tax reform legislation, and as its overall impact is uncertain, we note that this tax reform legislation could adversely affect the value of an investment in our Units. Prospective Unitholders are urged to consult their tax advisors regarding the impact of this tax reform legislation on an investment in our Units.

Additional modifications to the federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for federal income tax purposes. Please read "– Partnership Status”. We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our Units.

Other U.S. Federal Income Tax Considerations

The Code contains certain provisions that could result in other tax consequences as a result of the ownership of mortgage revenue bonds by the Partnership or the inclusion in certain computations including, without limitation, those related to the corporate Alternative Minimum Tax, of interest that is excluded from gross income.

Ownership of tax-exempt obligations by the Partnership may result in collateral tax consequences to certain taxpayers, including, without limitation, financial institutions, property and casualty insurance companies, certain foreign corporations doing business in the United States, certain S corporations with excess passive income, individual recipients of social security or railroad retirement benefits and individuals otherwise eligible for the earned income credit. Prospective purchasers of the Partnership’s Units should consult their own tax advisors as to the applicability of any such collateral consequences.

THE FOREGOING DESCRIPTION OF U.S. FEDERAL INCOME TAX CONSEQUENCES DOES NOT ADDRESS THE CIRCUMSTANCES OF ANY PARTICULAR UNITHOLDER. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PARTNERSHIP’S UNITS, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA); (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans; (c) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (each item described in (a), (b) or (c) being a “plan”); and (d) persons who have specified relationships to those plans, i.e., “parties-in-interest” under ERISA, and “disqualified persons” under the Code.  ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties-in-interest or disqualified persons with respect to such plans.  Certain federal, state, local, and non-U.S. or other laws or regulations that are similar to the relevant provisions of ERISA or the Code (“Similar Laws”) may also impose restrictions on employee benefit plans and/or persons who are fiduciaries of plans subject to the Similar Laws.

The Acquisition and Holding of Our Securities

An investment in our BUCs by a plan that has a relationship as “parties-in-interest” or “disqualified persons” could be deemed to constitute a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., the indirect transfer to or use by party-in-interest or disqualified person of assets of a plan).  Such transactions may, however, be subject to one or more statutory or administrative exemptions such as a prohibited transaction class exemption (a “PTCE”) including, for example, PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager,” PTCE 95-60, which exempts certain transactions involving insurance company general accounts and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager” or another available exemption.  Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a plan’s investment.

Plan Asset Issues

In connection with an investment in the BUCs with any portion of the assets of an employee benefit plan, in addition to considering whether the purchase of our BUCs is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in our BUCs, be deemed to own an undivided interest in our assets, with the result that our General Partner also would be a fiduciary of the plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.  In addition, if our assets are deemed to be “plan assets” under ERISA, this would result, among other things, in (a) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and (b) the possibility that certain transactions in which we seek to engage could constitute “prohibited transactions” under the Code, ERISA, and any other applicable Similar Laws.

The Department of Labor regulations, as modified by Section 3(42) of ERISA, provide guidance with respect to whether, in certain circumstances, the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets.”  Under these regulations, an entity’s underlying assets generally would not be considered to be “plan assets” if, among other things:

(a)

the equity interests acquired by the employee benefit plan are “publicly offered securities” – i.e., the equity interests are part of a class of securities that are widely held by 100 or more investors independent of the issuer and each other, “freely transferable” (as defined in the applicable Department of Labor regulations), and either part of a class of securities registered pursuant to certain provisions of the federal securities laws or sold to the plan as part of a public offering under certain conditions;

(b)

the entity is an “operating company” – i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries, or it qualifies as a “venture capital operating company” or a “real estate operating company;” or

(c)

there is no “significant” investment by benefit plan investors (as defined in Section 3(42) of ERISA), which is defined to mean that, immediately after the most recent acquisition of an equity interest in any entity by an employee benefit plan, less than 25% of the total value of each class of equity interest, (disregarding certain interests held by our General Partner, its affiliates, and certain other persons who have discretionary authority or control with respect to the assets of the entity or provide investment advice for a fee with respect to such assets) is held by the employee benefit plans that are subject to part 4 of Title I of ERISA (which excludes governmental plans and non-electing church plans) and/or Section 4975 of the Code, IRAs, and certain other employee benefit plans not subject to ERISA (such as electing church plans).

With respect to an investment in our BUCs, the General Partner believes the Partnership qualifies for the exception under the plan asset regulations set forth in (a) above.  The General Partner intends to take such steps as may be necessary to maintain the availability of this “publicly offered securities” exception to the plan asset regulations and thereby prevent the Partnership’s assets from being treated as assets of any investing plan.

Fiduciary Considerations

Any plan fiduciary that proposes to cause a plan to purchase our BUCs should consult with its counsel with respect to the potential applicability of ERISA, the Code, and Similar Laws to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied.  Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence, diversification, and liquidity that may apply under ERISA, the Code, or applicable Similar Laws, an investment in our securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.  Each plan fiduciary should determine whether an investment in our BUCs is authorized by the appropriate governing instruments of the plan.  The sale of our securities is in no respect a representation by us or any other person that such an investment meets all relevant legal requirements with respect to investments by plans generally or that such an investment is appropriate for any particular plan.

The foregoing discussion of issues arising for employee benefit plan investments under ERISA, the Code, and applicable Similar Laws is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters, brokers, or dealers, or we may sell the securities to investors directly or through agents, or through a combination of any of these methods of sale.  Any underwriter or agent involved in the offer and sale of our securities will be named in the applicable prospectus supplement.  We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell our securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.  We also may, from time to time, authorize dealers or agents to offer and sell securities on the terms and conditions described in the applicable prospectus supplement.  In connection with the sale of our securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.  Underwriters may sell these securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

Our BUCs may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution, or a secondary distribution in accordance with applicable NASDAQ or stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of our securities which is not expected to exceed customary compensation in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.  Dealers and agents participating in the distribution of our securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers, and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.  Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of our securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities then being sold, if any is purchased.

Underwriters, dealers, and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

In connection with the offering of securities described in this prospectus and any accompanying prospectus supplement, certain underwriters, selling group members, and their respective affiliates may engage in transactions that stabilize, maintain, or otherwise affect the market price of the security being offered.  These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.  The underwriters in an offering of our securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us.  In that case, the underwriters could cover all or a portion of the short position by either purchasing the securities in the open market following completion of the offering or by exercising any over-allotment option granted to them by us.  In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market.  Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of our securities at a level above that which might otherwise prevail in the open market.  None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our BUCs are listed on the NASDAQ Global Select Market under the symbol “ATAX.” Any underwriters or agents to or through which BUCs are sold by us may make a market in our BUCs, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any of our securities.

Because the Financial Industry Regulatory Authority, Inc. (“FINRA”) views our BUCs as interests in a direct participation program, any offering of BUCs under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Conduct Rules.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the prospectus supplement relating thereto.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Barnes & Thornburg LLP, Indianapolis, Indiana.  The description of federal income tax consequences in “U.S. Federal Income Tax Considerations” is based on the opinion of Baird Holm LLP.  Legal counsel to any underwriters may pass upon legal matters for such underwriters and will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We furnish and file annual, quarterly, and current reports and other information with the SEC.  The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.  Our SEC filings are available to the public on the SEC’s Internet website at http://www.sec.gov.  Those filings are also available to the public on our corporate website at http://www.ataxfund.com.  Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby.  As allowed by SEC rules, this prospectus does not contain all the information set forth in the registration statement and the exhibits, financial statements, and schedules thereto.  We refer you to the registration statement, the exhibits, financial statements, and schedules thereto for further information.  This prospectus is qualified in its entirety by such other information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to the documents containing the information.  The information we incorporate by reference is considered to be included in and an important part of this prospectus and should be read with the same care.  Information that we later file with the SEC that is incorporated by reference into this prospectus will automatically update and supersede this information.  We are incorporating by reference into this prospectus the following documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2019;
•

our Current Reports on Form 8-K filed with the SEC on February 8, March 13, June 13, July 22, July 31, August 5, August 22, August 26, August 30 (with the exception of the information furnished under Item 7.01 thereof), September 5, September 11 (with the exception of the information furnished under Item 7.01 thereof), and September 13, 2019;

•

the description of our beneficial unit certificates representing assigned limited partnership interests contained in our registration statement on Form 8-A filed with the SEC on August 27, 1998, as such description was amended on October 31, 2016, together with any further amendment or report filed with the SEC for the purpose of updating such description.

In addition, we also incorporate by reference into this prospectus all documents and additional information that we may subsequently file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of any offering.  These documents include, but are not limited to, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements, if any.  Any statement contained in this prospectus or in any document incorporated, or deemed to be incorporated, by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and the related registration statement.  Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

The information related to us contained in this prospectus should be read together with the information contained in the documents incorporated by reference.  We will provide without charge to each person, including any beneficial owner of our BUCs, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the information or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus (without exhibits, unless the exhibits are specifically incorporated by reference but not delivered with this prospectus).  Requests should be directed to:

Mr. Craig S. Allen

America First Multifamily Investors, L.P.

1004 Farnam Street, Suite 400

Omaha, Nebraska 68102

(402) 444-1640

You should rely only on the information and representations in this prospectus, any applicable prospectus supplement, and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information or representations. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any applicable prospectus supplement, or any incorporated document is accurate as of any date other than the date of the document.

4,750,000

Beneficial Unit Certificates Representing Assigned Limited Partnership Interests

PRELIMINARY PROSPECTUS SUPPLEMENT

RAYMOND JAMES  JMP Securities   JonesTrading

                   , 2021